The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 11, 2008

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 10, 2006)
Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-137902

Deutsche Bank Contingent Capital Trust III
(a wholly owned subsidiary of Deutsche Bank Aktiengesellschaft)

[●],000,000 [●]% Trust Preferred Securities
(Liquidation Preference Amount $25 per Trust Preferred Security)
guaranteed on a subordinated basis by Deutsche Bank Aktiengesellschaft

Deutsche Bank Contingent Capital Trust III, a Delaware statutory trust, which we refer to as the Trust, will offer for sale [●],000,000 [●]% trust preferred securities (each with a $25 liquidation preference amount), which we refer to as Trust Preferred Securities, and will sell one common security to Deutsche Bank Aktiengesellschaft, which we refer to as Deutsche Bank AG or the Bank. The Trust will use the proceeds from the sale of the Trust Preferred Securities and the common security to buy a class of preferred securities, which we refer to as Class B Preferred Securities, issued by Deutsche Bank Contingent Capital LLC III, a Delaware limited liability company, which we refer to as the Company. The Class B Preferred Securities will be the only assets of the Trust. The Class B Preferred Securities are not offered hereby.

Distributions, which we also refer to as Capital Payments, on the Trust Preferred Securities and on the Class B Preferred Securities will accrue on the respective liquidation preference amounts of $25 per Trust Preferred Security and $25 per Class B Preferred Security, from February [●], 2008, which we refer to as the Issue Date, at a fixed coupon rate of [●]% per annum and will be payable quarterly in arrears, on [●] [●], [●] [●], [●] [●] and [●] [●], which we refer to as Payment Dates, of each year, commencing on [●] [●], 2008. Capital Payments on the Trust Preferred Securities are expected to be paid out of the Capital Payments received by the Trust from the Company with respect to the Class B Preferred Securities. Capital Payments on the Class B Preferred Securities will be made only when, as and if declared or deemed declared by the Company’s Board of Directors. Capital Payments on the Class B Preferred Securities will only be authorized to be made on any Payment Date if the Company has sufficient operating profits and the Bank has sufficient distributable profits. Capital Payments will be cumulative, unless and until the Bank elects, prior to February [●], 2013, to qualify all or a percentage amounting to at least 20% or an integral multiple thereof of each and every Class B Preferred Security as consolidated Tier 1 regulatory capital. After each such election, if any, Capital Payments on the percentage of the Class B Preferred Shares so qualified will be non-cumulative. The respective percentages of each Class B Preferred Security for which the election has been made and has not been made will not be separable at any time, and each Class B Preferred Security will at all times consist of a single security with a liquidation preference amount of $25.

The Trust Preferred Securities offered hereby do not have a maturity date. We may redeem the Trust Preferred Securities in whole but not in part, in connection with the redemption of the Class B Preferred Securities, on any Payment Date on or after [●] [●], 2018 at the applicable redemption price.

Deutsche Bank AG fully and unconditionally guarantees, on a subordinated basis, payments in respect of the Trust Preferred Securities.

Investing in the Trust Preferred Securities involves risks. See “Risk Factors” beginning on page S-15 for a discussion of certain factors that should be considered by prospective investors.

Neither the U.S. Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

			Underwriting Discounts		Proceeds, before
	Price to Public(1)		and Commissions(2)		Expenses, to the Trust(2)

Per Trust Preferred Security		$25.00	$	[●]	$25.00
Total	$	[●],000,000	$	[●]	$ [●],000,000

(1)	Plus accrued Capital Payments, if any, from February [●], 2008.

(2)	For sales to certain institutions, the Bank will pay the underwriters compensation of $[●] per Trust Preferred Security and, to the extent of such sales, the total underwriting discount will be less than the amount set forth above. See “Underwriting.”

The Trust Preferred Securities are not deposits or savings accounts or other obligations of a bank. The Trust Preferred Securities are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The Bank has granted the underwriters an option, exercisable within 15 days from the date of this prospectus supplement, to purchase up to an aggregate of [●] additional Trust Preferred Securities to cover over-allotments, if any, at the offering price plus accrued Capital Payments, if any, from February [●], 2008 (with a corresponding aggregate amount of Class B Preferred Securities to be issued by the Company and purchased by the Trust).

The Bank may offer, in one or more separate transactions, non-U.S. dollar denominated securities that are similar to the securities described in this prospectus supplement.

We will apply to list the Trust Preferred Securities on the New York Stock Exchange, but no assurance can be given that the application for listing will be approved.

The underwriters will deliver the Trust Preferred Securities in book-entry form only through the facilities of The Depository Trust Company, which we refer to as DTC, on or about February [●], 2008. Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV.

Joint Book-Running Managers

Deutsche Bank Securities	Citi	Merrill Lynch & Co.	Wachovia Securities

Banc of America Securities LLC	Morgan Stanley	UBS Investment Bank

The date of this Prospectus Supplement is February [●], 2008.

ABOUT THIS PROSPECTUS SUPPLEMENT

References in this prospectus supplement to “Trust” refer to Deutsche Bank Contingent Capital Trust III. References in this prospectus supplement to “Company” or “Delaware Company” refer to Deutsche Bank Contingent Capital LLC III. References in this prospectus supplement to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include the Trust, the Company and our other consolidated subsidiaries.

References to “you” mean those who invest in the Trust Preferred Securities, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the Trust Preferred Securities should read the section entitled “Description of Trust Securities — Form, Book-Entry Procedures and Transfer.”

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or to which we refer you. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of the date of this prospectus supplement only.

The Trust is offering the Trust Preferred Securities for sale in those jurisdictions in the United States and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Trust Preferred Securities in some jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the Trust Preferred Securities and we are not soliciting an offer to buy the Trust Preferred Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or from any person to whom it is not permitted to make such offer or sale. We refer you to the information under “Underwriting” in this prospectus supplement. The delivery of this prospectus supplement, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement is correct as of any time subsequent to that date.

In connection with the issue of the Trust Preferred Securities, the underwriters (or persons acting on behalf of any underwriter) may over-allot Trust Preferred Securities or effect transactions with a view to supporting the market price of the Trust Preferred Securities at a level higher than that which might otherwise prevail. However, there is no assurance that the underwriters (or persons acting on behalf of any underwriter) will undertake stabilization action. Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted by the relevant underwriter (or person(s) acting on behalf of any underwriter) in accordance with all applicable laws and rules.

Certain capitalized terms used in this prospectus supplement are defined under “Glossary” starting on page S-79.

References to “EUR” and “€” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

The Bank’s financial statements as of and for the years ended December 31, 2005 and 2006, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, were prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Beginning on January 1, 2007, the Bank’s financial statements are prepared in accordance with International Financial Reporting Standards, which we refer to as IFRS. These financial statements are also incorporated by reference into this prospectus supplement and the accompanying prospectus. The Bank’s financial statements are stated in Euro.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, with respect to Deutsche Bank AG’s financial condition and results of operations. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan” and similar expressions to identify forward-looking statements.

In this document, forward-looking statements include, among others, statements relating to:

•	our implementation of our strategic initiatives and management agenda;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of loss on our credit exposures and risks relating to changes in interest and currency exchange rates and in asset prices; and

•	other statements relating to our future business development and economic performance.

In addition, we may from time to time make forward-looking statements in our periodic reports to the U.S. Securities and Exchange Commission, which we refer to as the SEC, on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place undue reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those described in any forward-looking statements. These factors include, among others, the following:

•	changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, and political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•	our success in achieving the objectives of our current management agenda and realizing the anticipated benefits therefrom; and

•	other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of our most recent Annual Report on Form 20-F and elsewhere in that Annual Report on Form 20-F, this prospectus supplement or the accompanying prospectus, and others to which we do not refer.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of certain general features of the Offering does not purport to be complete and is taken from and qualified in its entirety by the detailed information appearing elsewhere, or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Trust

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, as amended (which we refer to as the Delaware Statutory Trust Act), and will be governed by:

•	an amended and restated trust agreement dated on or before the Issue Date (which we refer to as the Trust Agreement) executed by the Company, as sponsor, the trustees of the Trust and the Bank; and

•	a certificate of trust filed with the Secretary of State of the State of Delaware on June 15, 2007.

The Trust exists exclusively to:

•	issue, offer and sell the Trust Preferred Securities to the public; and

•	issue and sell one common security (which we refer to as the Trust Common Security) with a liquidation amount of $25 to Deutsche Bank AG for a purchase price of $25.

The trustees of the Trust will consist of The Bank of New York, a New York banking corporation (which we refer to as the Property Trustee), three individuals who are our officers or employees or are officers or employees of our subsidiaries (who we refer to as the Regular Trustees) and Deutsche Bank Trust Company Delaware (which we refer to as the Delaware Trustee).

The principal executive office of the Trust is located at 60 Wall Street, New York, New York 10005, telephone number 212-250-2077.

The Company

The Company is a limited liability company formed under the Delaware Limited Liability Company Act, as amended (which we refer to as the LLC Act), and will be governed by:

•	an amended and restated limited liability company agreement of the Company dated on or before the Issue Date (which we refer to as the LLC Agreement); and

•	a certificate of formation of the Company filed with the Secretary of State of the State of Delaware on June 8, 2007.

The Company exists exclusively to:

•	issue and sell the Class B Preferred Securities to the Trust;

•	issue and sell one security of a separate class of preferred securities (which we refer to as the Class A Preferred Security) to Deutsche Bank AG; and

•	issue one common security (which we refer to as the Company Common Security) representing a limited liability company interest in the Company to Deutsche Bank AG.

None of the securities issued by the Company are offered hereby.

The principal executive office of the Company is located at 60 Wall Street, New York, New York 10005, telephone number 212-250-2077.

The Bank

Deutsche Bank AG is a stock corporation organized under the laws of Germany registered in the commercial register of the District Court in Frankfurt am Main under registration number HRB 30 000.

Our registered office is in Frankfurt am Main. We maintain our head office at Theodor-Heuss-Allee 70, 60486 Frankfurt am Main, Germany.

Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank, which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are the largest bank in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of September 30, 2007, on an unaudited basis, we had total assets of €1,879 billion, total liabilities of €1,841 billion and total shareholders’ equity of €36.8 billion, in each case on the basis of IFRS.

As of September 30, 2007, our outstanding share capital amounted to €1,353 million consisting of 528.4 million ordinary shares of no par value, of which 499.1 million were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges and are listed on the New York Stock Exchange.

Please refer to our Annual Report on Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

Exchange Rates

Germany’s currency is the euro. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro price of our shares quoted on the German stock exchanges and, as a result, are likely to affect the market price of our shares on the New York Stock Exchange. These fluctuations will also affect the U.S. dollar value of cash dividends we may pay on our shares in euros. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, average, high and low noon buying rates for the euro. In each case, the period-end rate is the noon buying rate announced on the last business day of the period.

in U.S.$ per €	Period-end	High	Low

2008:
February (through February 8)	1.4505	1.4851	1.4495
January	1.4841	1.4877	1.4574
2007
December	1.4603	1.4759	1.4344
November	1.4688	1.4862	1.4435
October	1.4468	1.4468	1.4092
September	1.4219	1.4219	1.3606
August	1.3641	1.3808	1.3402

The Offering

Issuer	Deutsche Bank Contingent Capital Trust III, a Delaware statutory trust formed for the purpose of issuing the Trust Preferred Securities.

Securities Offered	[●],000,000 [●]% Trust Preferred Securities with a liquidation preference amount of $25 per Trust Preferred Security (assuming no exercise of the underwriters’ over-allotment option), representing undivided preferred beneficial ownership interests in the assets of the Trust, which we refer to as the Trust Estate.

Offering Price	$25 per Trust Preferred Security (plus accrued Capital Payments, if any, from February [●], 2008).

Issue Date	February [●], 2008.

No Maturity	The Trust Preferred Securities will not have a maturity date or be subject to any mandatory redemption provisions.

Form and Denominations; Clearing and Settlement	The Trust Preferred Securities will be sold in minimum denominations of $25 liquidation preference amount (and integral multiples of $25). The Trust Preferred Securities will be denominated in U.S. dollars and all payments on or in respect of the Trust Preferred Securities will be made in U.S. dollars. The Trust Preferred Securities will be issued in book-entry form only and will be represented by registered Global Certificates deposited with a custodian for and registered in the name of a nominee of DTC. The Trust Preferred Securities will be accepted for clearance by DTC, Euroclear and Clearstream. Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.

Over-allotment Option	Deutsche Bank has granted the underwriters an option, exercisable within 15 days from the date of this prospectus supplement, to purchase up to an aggregate of [●] additional Trust Preferred Securities at the offering price to the public plus accrued Capital Payments from February [●], 2008, solely to cover over-allotments, if any. If this option is exercised, a corresponding aggregate amount of Class B Preferred Securities will be issued by the Company and purchased by the Trust, and an additional Obligation will be issued by Deutsche Bank AG in an aggregate principal amount equal to the aggregate liquidation preference amount of the additional Trust Preferred Securities. Deutsche Bank AG will pay the underwriters compensation for the additional Trust Preferred Securities at the same rate as is set forth on the cover page of this prospectus supplement.

Securities Issued but Not Offered to the Public in Connection with the Offering

Company Class B Preferred Securities	The Company will issue and sell the Class B Preferred Securities to the Trust for a purchase price of $25 per Class B Preferred Security. The Class B Preferred Securities will not have a maturity date or be subject to any mandatory redemption provisions.

Company Class A Preferred Security	The Company will issue and sell the Class A Preferred Security to Deutsche Bank AG for a purchase price of $25.

Company Common Security	The Company will issue the Company Common Security representing a limited liability company interest in the Company to Deutsche Bank AG.

Trust Common Security	The Trust will issue and sell the Trust Common Security with a liquidation amount of $25 to Deutsche Bank AG for a purchase price of $25.

Initial Obligation	Deutsche Bank AG will issue and sell a perpetual fixed rate subordinated note governed by New York law (which we refer to as the Initial Obligation) to the Company for a purchase price of $[●],000,025.

Use of Proceeds by the Trust	The Trust will use the proceeds from the sale of the Trust Preferred Securities and the Trust Common Security to purchase the Class B Preferred Securities issued by the Company. The Class B Preferred Securities will be the Trust’s only assets.

Use of Proceeds by the Company	The Company will use the proceeds from the sale of the Class B Preferred Securities to purchase the Initial Obligation. The Company will deposit the proceeds from the Class A Preferred Security and from the Company Common Security in a non-interest bearing account. The Company’s only assets will include the Initial Obligation, any arrears of payments that have been deferred to the extent that Capital Payments are cumulative, if any, deposited with the Bank under the Subordinated Deposit Agreement described below, and such non-interest bearing deposit.

Use of Proceeds by the Bank	The Bank intends to use the proceeds from the sale of the Initial Obligation for general corporate purposes. The Bank expects initially to treat 100% of the Class B Preferred Securities as consolidated Upper Tier 2 regulatory capital. From the initial Tier 1 Qualification Date, if any, described below and after any subsequent Tier 1 Qualification Dates, the Bank expects to treat the relevant Tier 1 Percentage (as described below) of the Class B Preferred Securities at any time as consolidated Tier 1 regulatory capital.

Liquidation Preference Amount	$25 per Trust Preferred Security and $25 per Class B Preferred Security.

Capital Payments on the Trust Preferred Securities	If you purchase Trust Preferred Securities, you will be entitled to receive cumulative or noncumulative cash distributions (which we refer to as Capital Payments) at a rate of [●]% per annum (on the $25 liquidation preference amount for each Trust Preferred Security), as and when funds are available to the Trust to make such Capital Payments. Capital Payments will be cumulative on any portion of the Trust Preferred Securities as to which no Tier 1 Qualification Date has occurred and noncumulative on any portion as to which a Tier 1 Qualification Date has occurred. Capital Payments will be payable quarterly in arrears on [●] [●], [●] [●], [●] [●] and [●] [●] (which we refer to as Payment Dates) of each year, commencing on [●] [●], 2008. We refer to each period from and including one Payment Date to but excluding the next Payment Date as a Payment Period.

Depend on Receipt by Trust of Capital Payments on the Class B Preferred Securities	The Trust expects to make the Capital Payments on the Trust Preferred Securities out of the Capital Payments received by the Trust from the Company with respect to the Class B Preferred Securities.

Tier 1 Qualification Election	The Bank may, at any time and on one or more occasions before the tenth Business Day preceding the Payment Date falling closest to, but not later than, the fifth anniversary of the Issue Date, give notice under the LLC Agreement to the Company that the Bank is making an election to determine Capital Payments and related matters with respect to all or a percentage of each Class B Preferred Security in accordance with the terms described in “Description of the Company Securities — Class B Preferred Securities” applicable after the Bank’s election to treat such relevant percentage as consolidated Tier 1 regulatory capital (we refer to each such election as a “Tier 1 Qualification Election”, and to each date on and after which such election is effective as a “Tier 1 Qualification Date”) rather than those applicable before such Tier 1 Qualification Date. The aggregate percentage of the Class B Preferred Securities and of the Trust Preferred Securities as to which a Tier 1 Qualification Date has occurred as of that time is referred to as the “Tier 1 Percentage.” The aggregate percentage of the Class B Preferred Securities and of the Trust Preferred Securities as to which no Tier 1 Qualification Date has occurred as of that time is referred to as the “Upper Tier 2 Percentage.”

Capital Payments Cumulative on the Upper Tier 2 Percentage of the Trust Preferred Securities	To the extent the Trust does not have sufficient funds available to make a Capital Payment on the Upper Tier 2 Percentage of the Trust Preferred Securities in respect of any Payment Period, Holders will not be entitled to receive a Capital Payment in respect of such Upper Tier 2 Percentage for such Payment Period, whether or not Capital Payments are made on the Upper Tier 2 Percentage of the Trust Preferred Securities in respect of future Payment Periods. Any such Capital Payment or portion thereof accrued but not declared (or deemed to have been declared) by the Company will be deferred. If the Company declares (or is deemed to have declared) a Capital Payment in respect of such Upper Tier 2 Percentage in respect of any Payment Period under circumstances where the Distributable Profits of the Bank are insufficient to pay such Capital Payment as well as capital payments on the other specified instruments described herein, the portion of such Capital Payment will also be deferred. Such deferred payments are referred to as “Arrears of Payments.” The Company will pay Arrears of Payments only in a Payment Period when and to the extent there are sufficient Distributable Profits to pay then current Capital Payments, capital payments on the other specified instruments, and any arrears of payments on the other specified instruments. Any payments of Arrears of Payments will be pro rata with payments thereof on the other specified instruments.

Capital Payments Noncumulative on the Tier 1 Percentage of the Trust Preferred Securities	To the extent the Trust does not have sufficient funds available to make a Capital Payment on the Tier 1 Percentage of the Trust Preferred Securities for any Payment Period, Holders will not be entitled to receive a Capital Payment in respect of such Tier 1 Percentage for such Payment Period, whether or not Capital Payments are made on the Tier 1 Percentage of the Trust Preferred Securities in respect of any future Payment Periods and whether or not Capital Payments in respect of the Upper Tier 2 Percentage of the Trust Preferred Securities are deferred.

Capital Payments on the Class B Preferred Securities	As holder of the Class B Preferred Securities, the Trust is entitled to receive cumulative or noncumulative cash distributions (which we refer to as Capital Payments) at a rate of [●]% per annum (on the $25 liquidation preference amount for each Class B Preferred Security), payable quarterly in arrears on the Payment Dates, but Capital Payments on the Class B Preferred Securities will be made only when, as, and if declared or deemed declared by the Company’s Board of Directors.

Conditions to Declaration	Capital Payments on the Class B Preferred Securities will only be authorized to be made on any Payment Date to the extent that:

• the Company has Operating Profits for the related Payment Period at least equal to the amount of such Capital Payments; and

•    the Bank has an amount of Distributable Profits for the preceding fiscal year for which audited unconsolidated financial statements are available at least equal to the aggregate amount of such Capital Payments on the Class B Preferred Securities, Capital Payments on the Class B Preferred Securities theretofore paid and (i) in respect of the Upper Tier 2 Percentage of the Class B Preferred Securities, if any, capital payments or dividends or other distributions payable on Parity Capital Securities and Preferred Tier 1 Capital Securities, if any, pro rata on the basis of such Distributable Profits, and (ii) in respect of the Tier 1 Percentage of the Class B Preferred Securities, if any, capital payments or dividends or other distributions payable on Preferred Tier 1 Securities, if any, pro rata on the basis of such Distributable Profits.

Possible Prohibition of Declaration	Even if the Company has sufficient Operating Profits and there are sufficient Distributable Profits of the Bank, the Company will be prohibited from making Capital Payments on the Class B Preferred Securities at any time an order from the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienst-leistungsaufsicht, which we refer to as the BaFin) (or any other relevant regulatory authority) prohibits the Bank from making any distributions of profits.

Capital Payments Cumulative on the Upper Tier 2 Percentage of the Class B Preferred Securities	If the Company does not declare a Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities for any Payment Period or only declares a pro rata portion of the Capital Payment, whether as a result of insufficient Operating Profits of the Company, insufficient Distributable Profits of the Bank, an order of the BaFin or otherwise, the Trust as holder of the Class B Preferred Securities will not be entitled to receive that unpaid Capital Payment (or unpaid portion thereof), whether or not Capital Payments are made on the Upper Tier 2 Percentage of the Class B Preferred Securities in respect of any other Payment Periods. However, the unpaid Capital Payment (or unpaid portions thereof) will be deferred and will constitute Arrears of Payments. The Company will pay Arrears of Payments to the Trust under the same conditions as those applicable to payments by the Trust to you under the Trust Preferred Securities. If, as a result of the deferral of Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities, the Company receives payments of interest on the Initial Obligation described below which exceed the Capital Payments the Company pays on the Upper Tier 2 Percentage of the Class B Preferred Securities, the excess will be deposited with the Bank pursuant to the Subordinated Deposit Agreement described in this prospectus supplement. The Subordinated Deposit Agreement will provide for the deposit of Arrears of Payments into a subordinated deposit account at the Bank bearing interest at a rate of 0.75% per annum. Any interest accumulating in such deposit account will be payable to the holder of the Company Common Security under the circumstances described herein. The Subordinated Deposit Agreement will provide that, subject to the subordination provisions of the Subordinated Deposit Agreement, the subordinated deposit outstanding under the Subordinated Deposit Agreement will be terminated and such deposit repaid to the Company at such time and to the extent as the Company is required to pay Arrears of Payments. The subordinated deposit outstanding at any time pursuant to the Subordinated Deposit Agreement will at all times and to its full extent be subordinated to the same extent as the Class B Preferred Guarantee will or would be after the initial Tier 1 Qualification Date.

Capital Payments Noncumulative on the Tier 1 Percentage of the Class B Preferred Securities	If the Company does not declare a Capital Payment on the Tier 1 Percentage of the Class B Preferred Securities for any Payment Period or only declares a pro rata portion of such Capital Payment, whether as a result of insufficient Operating Profits of the Company, insufficient Distributable Profits of the Bank, an order of the BaFin or otherwise, the Trust as holder of the Class B Preferred Securities will not be entitled to receive that unpaid Capital Payment (or unpaid portion thereof), whether or not Capital Payments are made on the Tier 1 Percentage of the Class B Preferred Securities in respect of any other Payment Periods.

Distribution Upon Liquidation	If the Trust is dissolved (other than following a redemption of the Class B Preferred Securities) and its assets are distributed, because of the occurrence of a Trust Special Redemption Event or otherwise, after satisfaction of the claims of creditors of the Trust, if any, Class B Preferred Securities will be distributed on a pro rata basis to you and the holder of the Trust Common Security as a liquidation distribution of your interest in the Trust.

Payments of Additional Amounts	Except as further described herein, payments on the Class B Preferred Securities and the Trust Preferred Securities, as the case may be, and any amount payable in liquidation or upon redemption thereof, will be made without deduction or withholding for or on account of any Withholding Taxes (as defined herein), unless such deduction or withholding is required by law. In such event, the Company or the Trust, as the case may be, will pay, as additional Capital Payments, such additional amounts (which we refer to as the “Additional Amounts”) as may be necessary in order that the net amounts received by the holders of the Class B Preferred Securities and the holders of Trust Preferred Securities, after such deduction or withholding, will equal the amounts that would have been received in respect of the Class B Preferred Securities and the Trust Preferred Securities had no such deduction or withholding been required. Additional Amounts will also be payable on Arrears of Payments, if any.

Redemption	The Class B Preferred Securities and the Trust Preferred Securities are not redeemable at any time at the option of the holders thereof. The Trust must redeem the Trust Preferred Securities if the Company redeems the Class B Preferred Securities. In that event, the proceeds of the redemption of the Class B Preferred Securities received by the Trust will be applied to redeem the Trust Securities at their Redemption Price, plus Additional Amounts, if any. The Company, at its option, may redeem the Class B Preferred Securities, in whole but not in part, on any Payment Date on and after [●] [●], 2018 (which we refer to as the Initial Redemption Date), at their Redemption Price, plus Additional Amounts, if any.

The Company, at its option, may also redeem the Class B Preferred Securities, in whole but not in part, at any time, upon the occurrence of a Company Special Redemption Event, at their Redemption Price, plus Additional Amounts, if any.

The Redemption Price of the Trust Preferred Securities or the Class B Preferred Securities means an amount equal to their liquidation preference amount, or $25 per security, plus any accrued and unpaid Capital Payments for the current Payment Period to but excluding the redemption date plus, with respect to the Upper Tier 2 Percentage of the Trust Preferred Securities and of the Class B Preferred Securities, and only to the extent no Tier 1 Qualification Date has occurred with respect to such Upper Tier 2 Percentage prior to the redemption date, all outstanding and unpaid Arrears of Payments, if any.

No redemption of the Class B Preferred Securities for any reason may take place unless:

• the Company has an amount of cash funds (by reason of payments on the Obligations or the Class B Preferred Guarantee) at least equal to the Redemption Price, plus Additional Amounts, if any;

•    the Company has an amount of Operating Profits for the current Payment Period at least equal to the Capital Payments on the Class B Preferred Securities and Arrears of Payments, if applicable, accrued and unpaid as of the Redemption Date, plus Additional Amounts, if any;

•    the Bank has an amount of Distributable Profits for the preceding fiscal year of the Bank (for which audited unconsolidated financial statements are available) at least equal to the Capital Payments on the Class B Preferred Securities accrued and unpaid as of the Redemption Date, plus the aggregate amount of Capital Payments (including any Arrears of Payments) on the Class B Preferred Securities theretofore paid, plus any Additional Amounts plus (i) if the Upper Tier 2 Percentage of the Class B Preferred Securities exceeds zero, capital payments payable on Parity Capital Securities and Preferred Tier 1 Capital Securities, or (ii) if the Upper Tier 2 Percentage of the Class B Preferred Securities is zero, capital payments or dividends payable on any Preferred Tier 1 Securities; and

• no order of the BaFin (or any other relevant regulatory authority) is in effect prohibiting the Bank from making any distribution of profits.

Guarantor	Deutsche Bank AG, which in this capacity we refer to as the Guarantor.

Guarantees	The Guarantor will irrevocably and unconditionally guarantee, on a subordinated basis as described in this prospectus supplement, without duplication, the following payments (which we refer to as the Guarantee Payments):

• with respect to the Trust Preferred Securities:

•	Capital Payments due and payable on the Trust Preferred Securities on each Payment Date for the then current Payment Period;

•	any Arrears of Payments due and payable under the terms of the Trust Preferred Securities on any Payment Date;

•	on any redemption date, the Redemption Price for each Trust Preferred Security called for redemption by the Trust; and

•	upon any voluntary or involuntary dissolution, liquidation or winding up of the Trust (other than a dissolution of the Trust in which Class B Preferred Securities are distributed), the liquidation preference amount of the Trust Preferred Securities, plus any accrued and unpaid Capital Payments and Arrears of Payments, if any, for the then current Payment Period to but excluding the date of liquidation.

• with respect to the Class B Preferred Securities:

•	Capital Payments declared (or deemed declared) on the Class B Preferred Securities and due and payable on each Payment Date for the then current Payment Period;

•	any Arrears of Payments due and payable under the terms of the Class B Preferred Securities on any Payment Date;

•	on any redemption date, the Redemption Price for each Class B Preferred Security called for redemption by the Company; and

•	upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, the liquidation preference amount of the Class B Preferred Securities, plus any accrued and unpaid Capital Payments and Arrears of Payments, if any, for the then current Payment Period to but excluding the date of liquidation.

Neither of the Guarantees is a guarantee of any kind that the Company or the Trust will at any time have sufficient assets to declare a Capital Payment or other distribution or that any other condition for declaring a Capital Payment or other distribution will be met or that the Company will declare a Capital Payment if all conditions for the declaration of a Capital Payment are met.

Governing Law	The LLC Agreement, including the terms of the Class A Preferred Security, the Class B Preferred Securities and the Company Common Security, and the Trust Agreement, including the terms of the Trust Preferred Securities and the Trust Common Security, will be governed by Delaware law. The Guarantees will be governed by New York law.

Listing	We will apply to list the Trust Preferred Securities on the New York Stock Exchange, but no assurance can be given that the application for listing will be approved.

Ratings	It is a condition to the issuance of the Trust Preferred Securities that Moody’s Investor Service, Inc. rates the Trust Preferred Securities at least Aa3, Standard & Poor’s Rating Services rates the Trust Preferred Securities at least A+, and Fitch Ratings rates the Trust Preferred Securities at least A+. Each of these ratings will reflect only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of a rating may be obtained only from the relevant rating agency. A credit rating is not a recommendation to buy, sell or hold securities, and there is no assurance that a credit rating will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in that rating agency’s judgment, circumstances so warrant.

Summary of the Terms of the Initial Obligation

Obligor	Deutsche Bank AG will issue and sell the [●]% perpetual subordinated note, which we refer to as the Initial Obligation, to the Company.

No Maturity	The Initial Obligation will be perpetual which means that it will not have a maturity date.

Principal Amount	The aggregate principal amount of the Initial Obligation will be $[●],000,025 (which we refer to as the Principal Amount) and is equal to the Company’s proceeds from the sale of the Class B Preferred Securities and the Class A Preferred Security.

Interest Payments	The Initial Obligation will bear interest at the rate of [●]% per annum from February [●], 2008, the date of original issuance. Interest on the Initial Obligation will be payable to the Company as holder thereof quarterly in arrears on each Payment Date.

Ranking	The Initial Obligation is the Bank’s direct, unsecured subordinated obligation. Except for the amount corresponding to the Tier 1 Percentage of the Trust Preferred Securities, if any, claims for repayment of the Initial Obligation will, in the case of an insolvency or liquidation of the Bank, rank

•	subordinate and junior to all senior and subordinated debt obligations of the Bank (including profit participation rights (Genussscheine));

•	senior to all preference shares, Preferred Tier 1 Capital Securities and the common shares of the Bank; and

•	unless otherwise expressly provided in the terms thereof, pari passu with any instrument or contractual obligation of the Bank ranking junior to any of the instruments included in the first clause above and senior to any of the instruments or contractual obligations of the Bank included in the second clause above.

For the amount corresponding to the Tier 1 Percentage of the Trust Preferred Securities, if any, claims for repayment of the Initial Obligation will, in the case of an insolvency or liquidation of the Bank, rank

•	subordinate and junior to all senior and subordinated debt obligations of the Guarantor that do not expressly rank on parity with the obligations of the Guarantor under the Guarantees;

•	on parity with the most senior ranking preference shares of the Guarantor, if any, and with its obligations under any guarantee or support agreement or undertaking relating to any preference shares or other instrument of any subsidiary of the Bank qualifying as consolidated Tier 1 capital of the Bank that does not expressly rank junior to the obligation of the Guarantor under the Guarantees; and

•	senior to the Junior Securities.

Redemption	The Bank, at its option, may redeem the Initial Obligation, in whole but not in part, on any Payment Date on or after [●] [●], 2018 (which we refer to as the Obligation Initial Redemption Date), provided the Bank has obtained any required regulatory approvals.

The Bank, at its option, may redeem the Initial Obligation, in whole but not in part, at any time if (i) an Obligation Special Redemption Event has occurred and the Company has decided to redeem the Class B Preferred Securities in whole and (ii) the Bank has either replaced the Principal Amount by paying in other, at least equivalent, own funds (haftendes Eigenkapital ) within the meaning of the German Banking Act, or obtained approval of the BaFin for such early redemption.

The Bank, at its option, may redeem the Initial Obligation at any time in whole or in part, if it replaces the Initial Obligation in whole or in such part, as applicable, with Substitute Obligations.

Governing Law	The Initial Obligation will be governed by New York law.

Summary of Offering Transactions

Prior to or simultaneously with the issuance and sale of the Trust Preferred Securities to you, the Company, the Trust and the Bank will engage in the following transactions: (i) the Company will issue to the Bank the Company Common Security and the Class A Preferred Security; (ii) the Trust will issue to the Bank the Trust Common Security; (iii) the Company will issue to the Trust the Class B Preferred Securities; and (iv) the Company will invest the proceeds from the issuance of the Class B Preferred Securities in the Initial Obligation issued by the Bank.

The following diagram summarizes the relationships among the Trust, the Company, the Bank and you as investors in the Trust Preferred Securities following completion of the Offering.

RISK FACTORS

An investment in the Trust Preferred Securities involves certain risks. Because the Trust will rely on the payments it receives from the Company on the Class B Preferred Securities, and because upon a liquidation of the Trust (other than following the redemption of the Class B Preferred Securities), the Trust may distribute the Class B Preferred Securities to you, you are also making an investment decision with regard to the Class B Preferred Securities and the Guarantees. You should carefully consider the following discussion of the risks and the other information about the Trust Preferred Securities, the Class B Preferred Securities and the Guarantees contained in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Trust Preferred Securities is suitable. For more information regarding risks that may materially affect our business and results please refer to the information under the caption “Item 3: Key Information — Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2006, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Dependency of Trust on Receipt of Capital Payments on Class B Preferred Securities

The only assets of the Trust are the Class B Preferred Securities (including the related rights under the Class B Preferred Guarantee). The Trust expects to make Capital Payments on the Trust Preferred Securities from Capital Payments received by it on the Class B Preferred Securities. Any reduction or non-payment of Capital Payments on the Class B Preferred Securities on any Payment Date will reduce partially or entirely the amounts available to the Trust to make Capital Payments on the Trust Preferred Securities. See “Description of the Company Securities — Class B Preferred Securities — Stated Rate and Capital Payment Dates” and “Description of the Trust Securities.” You should consider the following risks relating to Capital Payments on the Class B Preferred Securities.

Capital Payments Require Distributable Profits of the Bank and Operating Profits of the Company

The Company will be authorized to declare and pay Capital Payments (and Capital Payments deemed declared will only be payable) on the Class B Preferred Securities (and, accordingly, the Trust will only have funds available for the payment of Capital Payments on the Trust Preferred Securities) only if the Bank has sufficient Distributable Profits determined as described under “Distributable Profits of the Bank” and the Company has sufficient Operating Profits. There can be no assurance that the Bank will have sufficient Distributable Profits in every year for the Company to be authorized to declare the full amount of Capital Payments in the succeeding year. The Company will have sufficient Operating Profits only if the Bank makes payments in the amounts and at the dates as required under the Initial Obligation. For more information regarding risks that may materially affect the amount of our Distributable Profits and the Bank’s ability to make payments under the Initial Obligation please refer to the information under the caption “Item 3: Key Information — Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2006, which is incorporated by reference in this prospectus supplement.

Capital Payments Are Discretionary

The declaration and payment of Capital Payments by the Company on the Class B Preferred Securities (and, accordingly, the availability of funds for the payment of Capital Payments on the Trust Preferred Securities by the Trust) are limited by the terms of the LLC Agreement. Although it is the policy of the Company to distribute the full amount of Operating Profits for each Payment Period as capital payments or dividends to its securityholders, the Company’s Board of Directors has discretion in declaring and making Capital Payments (except with respect to deemed declarations which are mandatory) on the Class B Preferred Securities.

Capital Payments May Be Prohibited

Even if the Bank has sufficient Distributable Profits, the Company will be prohibited from making Capital Payments on the Class B Preferred Securities at any time an order from the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, which we refer to as the BaFin) or any other relevant regulatory authority prohibits the Bank from making any distributions of profits.

U.S. Tax Treatment For Certain U.S. Investors Will Be Adversely Affected If Proposed Legislation In the U.S. Congress Is Enacted

Subject to certain exceptions for short-term and hedged positions and other requirements and limitations described in “Taxation — United States Federal Income Taxation,” the U.S. dollar amount of dividends received by certain individuals subject to U.S. federal income tax is expected to be subject to taxation at a maximum rate of 15% if the dividends are “qualified dividends” and are received before January 1, 2011. A legislative proposal recently introduced in the U.S. Congress would, if enacted, deny qualified dividend treatment after the date of enactment in respect of interest payments on the Initial Obligation received by the Company and allocated to U.S. holders of the Trust Preferred Securities. It is not possible to predict whether or in what form this proposal will be enacted into law.

Capital Payments Could Be Adversely Affected by Regulatory Restrictions on the Company’s Operations

Because the Company is a subsidiary of the Bank, German bank regulatory authorities could make determinations in the future with respect to the Bank that could adversely affect the Company’s ability to make Capital Payments in respect of the Class B Preferred Securities. In addition, United States federal or state regulatory authorities, as well as German and European Union regulatory authorities and regulatory authorities in other countries, have regulatory authority over the Bank and/or the Bank’s subsidiaries. Under certain circumstances, any of such regulatory authorities could make determinations or take decisions in the future with respect to the Bank and/or any of the Bank’s subsidiaries or a portion of their respective operations or assets that could adversely affect the ability of any of them to, among other things, make distributions to their respective securityholders, engage in transactions with affiliates, purchase or transfer assets, pay their respective obligations or make any redemption or liquidation payments to their securityholders. See “Item 4: Information on the Company — Regulation and Supervision” in the Bank’s Annual Report on Form 20-F incorporated by reference herein for a description of regulations applicable to the Bank.

Capital Payments on the Upper Tier 2 Percentage Are Cumulative But May Be Deferred

As described above, the Capital Payments are discretionary (except with respect to circumstances where Capital Payments are deemed to have been declared). The LLC Agreement provides that it is the policy of the Company to distribute all of its Operating Profits; however, even if the Distributable Profits test has been met by the Bank, holders of the Trust Preferred Securities will have no right to receive any Capital Payments in respect of such Payment Period unless the Board of Directors of the Company declares (or is deemed to have declared) Capital Payments on the Class B Preferred Securities for such Payment Period. Moreover, even if a Capital Payment on the Class B Preferred Securities has been declared (or is deemed to have been declared), all or a portion of such Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities may be deferred if the Distributable Profits are insufficient to pay such Capital Payment in full. See “Description of the Company Securities — Class B Preferred Securities — Capital Payments on the Upper Tier 2 Percentage” and “Description of the Trust Securities.”

Capital Payments on the Tier 1 Percentage Are Noncumulative

If the Bank elects to qualify all or a portion of each of the Trust Preferred Securities as consolidated Tier 1 regulatory capital, the Capital Payments on that portion, plus any earlier Tier 1 Percentage of the Trust Preferred Securities and the Tier 1 Percentage of the Class B Preferred Securities, will be noncumulative. If the Company does not make or only makes a portion of any Capital Payment on the Tier 1 Percentage of the Class B Preferred Securities for any Payment Period (due to lack of Operating Profits of the Company or Distributable Profits of the Bank or because it is prohibited from making the Capital Payment by a BaFin order or for any other reason) and consequently the Trust will not have sufficient funds to make a Capital Payment on the Tier 1 Percentage of the Trust Preferred Securities for that period, Holders will not be entitled to recover that Capital Payment (or portion thereof not made), whether or not Capital Payments are made on the Tier 1 Percentage of the Trust Preferred Securities in respect of any other periods. See “Description of the Company Securities — Class B Preferred Securities — Capital Payments on the Tier 1 Percentage.”

No Voting Rights; Relationships with the Bank and Its Affiliates; Certain Conflicts of Interest

The Bank will control the Company through its power to elect a majority of the Board of Directors as holder of the Company Common Security. Generally, the Trust as holder of the Class B Preferred Securities will have no voting rights and no right to elect members of the Board of Directors, except for the limited right to elect two additional independent directors to the Company’s Board of Directors if the Company has not paid full Capital Payments for any four consecutive quarterly Payment Periods. See “Description of the Company Securities — Class B Preferred Securities — Voting and Enforcement Rights.”

The Company expects that the initial (and all future) directors and officers of the Company and the Regular Trustees of the Trust will be officers or employees of the Bank or its affiliates. In addition, the Bank (which may act through its New York branch) will enter into a Services Agreement with the Company and the Trust pursuant to which the Bank (which may act through its New York branch) will provide certain accounting, legal, tax and other support services to the Company and the Trust. Furthermore, an affiliate of the Bank will act as Delaware Trustee. Consequently, conflicts of interest may arise for those officers or employees of the Bank and its affiliates in the discharge of their duties as directors, officers or employees of the Company or Regular Trustees or Delaware Trustee of the Trust.

The Trust Preferred Securities May Never Be Redeemed or May Be Redeemed

The Trust Preferred Securities have no fixed redemption date and are not redeemable at the option of the holders. The Trust is under no obligation to redeem the Trust Preferred Securities at any time, other than in the case of a redemption of the Class B Preferred Securities. The Company is under no obligation to redeem the Class B Preferred Securities at any time. The Company may, at its option, redeem the Class B Preferred Securities, in whole but not in part, at any time upon the occurrence of a Company Special Redemption Event. A Company Special Redemption Event will arise if, as a result of certain changes in law, there are changes in the tax status of the Company; Additional Amounts relating to withholding taxes become applicable to payments on the Class B Preferred Securities; the Bank is not permitted, (i) following a Tier 1 Qualification Election, to treat the Tier 1 Percentage of the Class B Preferred Securities as Tier 1 regulatory capital for capital adequacy purposes or (ii) at any time to treat the Upper Tier 2 Percentage of the Class B Preferred Securities as Upper Tier 2 regulatory capital for capital adequacy purposes; or the Company will be considered an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (which we refer to as the 1940 Act). A Company Special Redemption Event will also arise if there is a final determination that the Bank may not deduct in full interest payments on the Initial Obligation for German tax purposes. See “Description of the Trust Securities — Redemption.” The Company may, at its option, redeem the Class B Preferred Securities on any Payment Date on and after [●] [●], 2018. As a result, the holders of Trust Preferred Securities will receive a return of the liquidation preference amount of their investment only if the Bank elects to require the Company to redeem the Class B Preferred Securities.

The Trust May Be Liquidated and Class B Preferred Securities Distributed to You

The Trust may also be liquidated upon the occurrence of a Trust Special Redemption Event. A Trust Special Redemption Event will arise if, as a result of certain changes in law, there are changes in the tax status of the Trust; Additional Amounts relating to withholding taxes become applicable to payments on the

Trust Preferred Securities; or the Trust will be considered an “investment company” within the meaning of the 1940 Act.

Upon any liquidation of the Trust you may receive as its liquidation distribution a pro rata amount of Class B Preferred Securities and the Trust Preferred Securities will be deemed no longer outstanding. Holders receiving Class B Preferred Securities in such a distribution, and their nominees, will become subject to Form K-1 and nominee reporting requirements under the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the Code). There can be no assurance as to the market price of the Class B Preferred Securities distributed upon a liquidation of the Trust or that a market for the Class B Preferred Securities would ever develop. The Class B Preferred Securities which an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Preferred Securities for which they were exchanged.

See “Description of the Trust Securities — Redemption.”

The Guarantees Only Guarantee Capital Payments by the Company and the Trust if the Company Has Cash Available

The guarantees entered into between the Bank and the Trust Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities and the Bank and the Class B Preferred Guarantee Trustee for the benefit of the holders of the Class B Preferred Securities apply to Capital Payments only to the extent the Company has funds available for payment. In addition, the guarantees will not require us to make Capital Payments on behalf of the Company or the Trust, if the Company has not declared (or is not deemed to have declared) Capital Payments on the Class B Preferred Securities.

In particular, the guarantees are

•	not a guarantee that the Company or the Trust will at any time have sufficient assets to declare a Capital Payment or other distribution;

•	not a guarantee that the Bank will have sufficient Distributable Profits (or have sufficient funds to make payments on the Initial Obligation) or any other condition for declaring a Capital Payment or other distribution will be met;

•	not a guarantee that the Company or the Trust will be authorized to declare and make, or not be prohibited from declaring or making, a Capital Payment;

•	not a guarantee that the Company or the Trust will pay any Arrears of Payments; and

•	not a guarantee that the Company will exercise its discretion to declare a Capital Payment if all conditions for the declaration of a Capital Payment are met.

The Guarantees Are Subordinated Obligations of the Bank

Our obligations under the Guarantees will be unsecured and are very deeply subordinated, as described under “Description of the Subordinated Guarantees — Subordination”; the degree of subordination becomes deeper with respect to any Tier 1 Percentage. Consequently, in the event of the dissolution or liquidation of, or insolvency proceedings against, Deutsche Bank AG, any claims the holders of Trust Preferred Securities or holders of Class B Preferred Securities may have under the applicable Guarantee will be subordinated to the claims of all creditors of Deutsche Bank AG so that no amounts will be payable under the Guarantees until the claims of all creditors of Deutsche Bank AG have been satisfied in full. See “Description of the Subordinated Guarantees.”

If the Bank fails to make a payment on any liability senior to its obligations under the provisions of either of the Guarantees relating to the Upper Tier 2 Percentage or the Tier 1 Percentage, as the case may be, of the Trust Preferred Securities or the Class B Preferred Securities, the Bank may not make any payments on either of the Guarantees to that extent. If the Bank has insufficient funds to make payments on the Guarantees and obligations ranking on parity with its obligations under the provisions of either of the

Guarantees relating to the Upper Tier 2 Percentage or the Tier 1 Percentage, as the case may be, of the Trust Preferred Securities or the Class B Preferred Securities, any obligations on parity with such obligations under the Guarantees will share equally (on a pro rata basis) in payment with the Guarantees.

There is no restriction on our ability, or that of any of our subsidiaries, to incur additional indebtedness, liabilities, and obligations, including indebtedness, liabilities and obligations that rank senior to or on parity with the Guarantees and the Initial Obligation.

No Prior Public Market

The Trust Preferred Securities will be a new issue of securities. Prior to this offering, there has been no public market for the Trust Preferred Securities. We will apply to list the Trust Preferred Securities on the New York Stock Exchange, but no assurances can be given that the application for listing will be approved. The underwriters may or may not decide to make a market in the Trust Preferred Securities but, in any case, are not obligated to do so and may discontinue market making at any time. We cannot assure you that an active secondary market for the Trust Preferred Securities will develop or as to the liquidity of any market that may develop.

Because the availability of funds to make Capital Payments on the Trust Preferred Securities depends on the Capital Payments being made on the Class B Preferred Securities and those in turn may be limited by the lack of sufficient available Distributable Profits of the Bank and in other circumstances, the market prices of the Trust Preferred Securities may be more volatile than other securities that do not have such provisions. The liquidity and the market prices for the Trust Preferred Securities can be expected to vary with changes in the financial condition and prospects, including operating results, of the Bank and market and economic conditions, such as prevailing interest rates, and other factors that generally influence the secondary market prices of securities. As a result, if you sell your Trust Preferred Securities in the secondary market, you may not be able to obtain a price equal to the $25 liquidation preference amount or the price that you paid for the Trust Preferred Securities.

Risks Associated with the Financial Condition of the Bank and Its Affiliates

The ability of the Trust to make Capital Payments on the Trust Preferred Securities and to pay the liquidation preference amount of $25 per Trust Preferred Security will depend on the Company’s ability to make the corresponding Capital Payments and liquidation payments with respect to the Class B Preferred Securities, which in turn depends solely upon our making related payments under the Initial Obligation when due. If we default on our obligation to pay interest on, or principal of, the Initial Obligation, the Company (and consequently the Trust) will not have sufficient funds to make Capital Payments or pay the liquidation preference amount.

If the financial condition of the Bank or its affiliates were to deteriorate, then it could result in (i) the Bank having insufficient Distributable Profits and (ii) the Company receiving reduced payments from the Bank under the Initial Obligation and therefore having insufficient Operating Profits, either of which events would cause the Company to not be authorized to declare and pay Capital Payments on the Class B Preferred Securities. This would reduce the amounts received by the Trust in respect of the Class B Preferred Securities, with the effect that the Trust would have insufficient funds available for Capital Payments to holders of the Trust Preferred Securities.

The amount of Distributable Profits of Deutsche Bank AG for any fiscal year, which determines the extent to which the Company is authorized to make Capital Payments on the Class B Preferred Securities (and correspondingly determines the availability of funds for the Trust to make Capital Payments on the Trust Preferred Securities), is calculated on the basis of Deutsche Bank AG’s audited unconsolidated financial statements prepared in accordance with accounting provisions generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) which differ in many respects from U.S. GAAP and IFRS. As a result, the Bank could show a profit in its consolidated financial statements prepared under IFRS but a loss (or insufficient Distributable Profits to make the applicable Capital Payments in full) in its unconsolidated financial statements prepared in accordance with accounting provisions generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch).

Trust Preferred Securities Are Not Deposit Liabilities of Bank

The Trust Preferred Securities are not deposit liabilities of the Bank and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Germany or any other jurisdiction. The value of your investment will likely fluctuate and you may lose your entire investment in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Bank.

We May Incur Losses as a Result of Changes in the Fair Value of Our Financial Instruments

A substantial portion of the assets and liabilities on our balance sheet comprise financial instruments that we carry at fair value, with changes in fair value recognized in the income statement. Fair value is defined as the price at which an asset or liability could be exchanged in a current transaction between knowledgeable, willing parties, other than in a forced or liquidation sale. If the value of an asset carried at fair value declines (or the value of a liability carried at fair value increases) a corresponding writedown is recognized in the income statement. These writedowns could be significant.

Observable prices or inputs are not available for many financial instruments. Fair value is determined in these cases using valuation techniques appropriate for the particular instrument. The application of valuation techniques to determine fair value involves estimation and management judgment, the extent of which will vary with the degree of complexity and liquidity in the market. Management judgment is required in the selection and application of the appropriate parameters, assumptions and modeling techniques. If any of the assumptions change due to negative market conditions or for other reasons, subsequent valuations may result in significant changes in the fair values of our financial instruments, requiring us to record further writedowns. Market volatility increases the risk that the value of financial instruments carried at fair value will change in the future.

Furthermore, our exposure and related writedowns are reported net of any fair value gains we may record in connection with hedging transactions related to the underlying assets. However, we may never realize these gains, and the fair value of the hedges may change in future periods for a number of reasons, including as a result of deterioration in the credit of our hedging counterparties. Although such declines may be independent of the fair values of the underlying hedged assets, they may nonetheless result in the need for further writedowns in future periods.

Our results for the fiscal year 2007 included losses relating primarily to the write down in the fair values of our trading activities in relative value trading in both debt and equity, CDO correlation trading and residential mortgage-backed securities and the leveraged loan book including loan commitments. We continue to have exposure to these markets and products and, therefore, could be required further to write down their carrying values and incur further losses. Any of these writedowns could have a material adverse effect on our results of operation and financial condition.

USE OF PROCEEDS

All the proceeds from the sale of the Trust Securities will be invested by the Trust in the Class B Preferred Securities. The Company will use the proceeds from the sale of the Class B Preferred Securities to purchase the Initial Obligation. The Company will deposit the proceeds from the Class A Preferred Security and from the Company Common Security in a non-interest bearing account. The Bank intends to use the proceeds from the sale of the Initial Obligation for general corporate purposes, and expects to treat 100% of the liquidation preference amount of the Class B Preferred Securities as Upper Tier 2 regulatory capital on a consolidated basis unless and until such time as it elects, in its sole discretion, to make any Tier 1 Qualification Election, after the effectiveness of which it expects to treat the Tier 1 Percentage of the Class B Preferred Securities as Tier 1 regulatory capital, or core capital (Kernkapital ), of the Bank on a consolidated basis. The Bank will pay commissions to the underwriters (one of which is an affiliate of the Bank) totaling $[●] (assuming no exercise of the underwriters’ over-allotment option and assuming all sales are made to retails investors, as described in “Underwriting”) and reimburse the underwriters for certain expenses in connection with the Offering. See “Underwriting.” For sales to certain institutions, the underwriting compensation, $[●] per Trust Preferred Security, will be lower than the amount set forth in the table on the cover page of this prospectus supplement and the proceeds of the offering will, therefore, be higher. See “Underwriting.”

DEUTSCHE BANK CONTINGENT CAPITAL TRUST III

The Trust is a statutory trust (Delaware Secretary of State file number 4372150) formed under the Delaware Statutory Trust Act and is governed by (i) an amended and restated trust agreement dated on or before the Issue Date (which we refer to as the Trust Agreement) executed by the Company, as sponsor, the five initial trustees of the Trust and the Bank, and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware on June 15, 2007. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act.

The Trust’s business and affairs will be conducted by the Regular Trustees and, with respect to the Trust Estate, the Property Trustee.

The Trust exists exclusively to:

•	issue, offer and sell the Trust Preferred Securities offered hereby, representing undivided preferred beneficial ownership interests in the Trust Estate;

•	issue the Trust Common Security, representing an undivided beneficial ownership interest in the Trust Estate;

•	invest the proceeds of the issuance and sale of the Trust Preferred Securities and the Trust Common Security (which we collectively refer to as the Trust Securities) in Class B Preferred Securities issued by the Company; and

•	engage in those other activities necessary or incidental thereto.

Consequently, the assets of the Trust will consist solely of the Class B Preferred Securities (including related rights under the Class B Preferred Guarantee) and payments on the Class B Preferred Securities will be the sole source of revenue of the Trust.

The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. See “Description of the Trust Securities.”

The Bank will own the Trust Common Security. The Trust Common Security will rank equally, and payments will be made on it pro rata, with the Trust Preferred Securities (or, if the Tier 1 Percentage of the Trust Preferred Securities exceeds zero, with the Tier 1 Percentage of the Trust Preferred Securities), based on the liquidation amounts of the Trust Common Security and the Trust Preferred Securities, except that in liquidation and certain other circumstances the rights of the holders of the Trust Common Security to payments will be subordinated to the rights of the holders of the Trust Preferred Securities, as described under “Description of the Trust Securities — Subordination of the Trust Common Security” and that the Trust Preferred Guarantee is solely for the benefit of the holders of the Trust Preferred Securities.

Pursuant to the Trust Agreement, there will initially be five trustees (which we collectively refer to as Trustees) of the Trust. Three of the Trustees will be John Cipriani, Richard W. Ferguson and Joseph J. Rice, individuals who are employees or officers of the Bank or one of its subsidiaries (we refer to those as the Regular Trustees). The fourth Trustee, which we refer to as the Property Trustee, will be a financial institution that is unaffiliated with the Bank. The fifth Trustee we refer to as the Delaware Trustee. The Bank of New York will act as Property Trustee, and Deutsche Bank Trust Company Delaware, a Delaware corporation, will act as Delaware Trustee. The Bank as the holder of the Trust Common Security will have the right to appoint, remove or replace any of the Trustees and to increase and decrease (but not below three) the number of Trustees, provided that there must always be at least one trustee that is qualified to act as Property Trustee and to act as Delaware Trustee pursuant to the Trust Agreement and at least one trustee who is an employee or officer of, or is affiliated with, the Bank.

The Trust is subject to the corporate governance requirements of the State of Delaware applicable to Delaware statutory trusts.

The Property Trustee will be the registered holder of the Class B Preferred Securities and will hold title to the Class B Preferred Securities for the benefit of the holders and beneficial owners of the Trust Securities.

The Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Class B Preferred Securities under the LLC Agreement. In addition, the Property Trustee will establish and maintain exclusive control of a segregated non-interest bearing trust account (which we refer to as the Property Account) in which all payments made in respect of the Class B Preferred Securities will be held for the benefit of the holders or beneficial owners of the Trust Securities. Funds in the Property Account will remain uninvested until disbursed pursuant to the terms of the Trust Agreement.

The Bank (in such capacity referred to as the Guarantor) has agreed with The Bank of New York (in such capacity referred to as the Trust Preferred Guarantee Trustee) for the benefit of the holders of the Trust Preferred Securities, to guarantee payment, on a subordinated basis, of certain payments on the Trust Preferred Securities, to the extent described under “Description of the Subordinated Guarantees — Guarantee Payments.” We refer to this agreement as the Trust Preferred Guarantee.

The Trust will enter into a services agreement dated on or before the Issue Date (which we refer to as the Services Agreement) with the Company and the Bank (which may act through its New York branch), under which the Bank (which may act through its New York branch) will be obligated, among other things, to provide legal, accounting, tax and other general support services to the Trust and the Company, to maintain compliance with all applicable U.S. and German local, state and federal laws, and to provide administrative, recordkeeping and secretarial services for the Company and the Trust. The Bank (which may act through its New York branch) will be responsible for, and will pay all expenses related to, the organization and operations of the Company and the Trust. See “Description of the Services Agreement.”

The address of all Regular Trustees will be the principal executive office of the Trust at 60 Wall Street, New York, New York 10005, telephone number (212) 250-2077. The location of the offices of the Property Trustee is 101 Barclay Street, Floor 21 West, New York, New York 10286. The location of the offices of the Delaware Trustee is 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

DEUTSCHE BANK CONTINGENT CAPITAL LLC III

The Company is a limited liability company (Delaware Secretary of State file number 4367671) formed under the LLC Act and is governed by (i) an amended and restated limited liability company agreement (which we refer to as the LLC Agreement) dated on or before the Issue Date and (ii) a certificate of formation of the Company filed with the Secretary of State of the State of Delaware on June 8, 2007. The LLC Agreement will be qualified as an indenture under the Trust Indenture Act.

Except as otherwise provided in the LLC Agreement or the by-laws of the Company, the Company’s business and affairs are managed solely and exclusively by its Board of Directors. The Bank of New York will act as manager trustee solely for the benefit of the holder of the Class B Preferred Securities for purposes of the Trust Indenture Act.

The Company exists exclusively to:

•	issue two classes of preferred securities representing preferred limited liability company interests in the Company (which we refer to as the Class A Preferred Security and the Class B Preferred Securities and collectively as the Company Preferred Securities) and a common security representing a limited liability company interest in the Company (which we refer to as the Company Common Security);

•	invest the proceeds of the issuance and sale of the Class B Preferred Securities in a perpetual subordinated note issued by Deutsche Bank AG (which we refer to as the Initial Obligation) and deposit the proceeds of the issuance and sale of the Company Common Security and the Class A Preferred Security in a non-interest bearing account;

•	upon any redemption or substitution of the Initial Obligation or part thereof which does not involve a redemption of the Class B Preferred Securities accept from the Bank Substitute Obligations in substitution of the Initial Obligation (or part thereof) redeemed;

•	in the event of a failure of payment of interest and Additional Interest Amounts, if any, on the Obligations by the obligor thereunder, bring an action or proceeding to enforce such payment; and

•	engage in those other activities necessary or incidental thereto.

Consequently, the assets of the Company will consist exclusively of the Initial Obligation (or any substitute thereof, as described under “Description of the Terms of the Initial Obligation — Substitution”), the deposit of the proceeds from the Company Common Security and the Class A Preferred Security in the non-interest bearing account and the deposit of Arrears of Payments, if any, under the Subordinated Deposit Agreement with the Bank. Payments on the Initial Obligation or any substitute thereof will be the sole source of revenue of the Company. The Company will, however, receive additional Obligations in the event it issues additional Class B Preferred Securities as described under “Description of the Company Securities — Class B Preferred Securities — Voting and Enforcement Rights.”

The rights of the holders of the Class B Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the LLC Agreement, the LLC Act and the Trust Indenture Act. See “Description of the Company Securities — Class B Preferred Securities.”

The Property Trustee will initially be the registered holder of, and will hold title to, all issued and outstanding Class B Preferred Securities. The Company Common Security and the Class A Preferred Security will be owned by the Bank. For a complete description of the share capital of the Company and relative rights of the Company Securities, see “Description of the Company Securities.”

The Bank (in such capacity referred to as the Guarantor) has agreed with The Bank of New York (in such capacity referred to as the Class B Preferred Guarantee Trustee) for the benefit of the holders of the Class B Preferred Securities, to guarantee payment, on a subordinated basis, of certain payments on the Class B Preferred Securities, to the extent described under “Description of the Subordinated Guarantees — Guarantee Payments”). We refer to this agreement as the Class B Preferred Guarantee.

Pursuant to the LLC Agreement, the Board of Directors of the Company will initially consist of four directors, John Cipriani, Richard W. Ferguson, Helmut Mannhardt and Joseph J. Rice, each as elected by the Bank as initial holder of the Company Common Security. However, the Trust as the holder of the Class B Preferred Securities may appoint two additional, independent directors to the Board of Directors if for four consecutive Payment Periods Capital Payments on the Class B Preferred Securities and any Additional Amounts in respect of such Capital Payments have not been paid at the Stated Rate in full by the Company or by the Guarantor under the Class B Preferred Guarantee. See “Description of the Company Securities — Class B Preferred Securities — Voting and Enforcement Rights.”

The initial officers of the Company are expected to be Richard W. Ferguson, as President, John Cipriani, as Vice President and Treasurer, Anjali Thadani, Joseph J. Rice and Helmut Mannhardt as Vice Presidents, Sonja K. Olsen as Secretary and Sandra L. West as Assistant Secretary. No director, including any independent director, will be a resident of the Federal Republic of Germany.

The Company is subject to the corporate governance requirements of the State of Delaware applicable to limited liability companies.

The Company will also enter into the Services Agreement dated on or before the Issue Date with the Trust and the Bank (which may act through its New York branch) under which the Bank (which may act through its New York branch) will be obligated, among other things, to provide legal, accounting, tax and other general support services to the Company and the Trust, to maintain compliance with all applicable U.S. and German local, state and federal laws, and to provide administrative, recordkeeping and secretarial services for the Company and the Trust. The Bank (which may act through its New York branch) will be responsible for and will pay all expenses related to the organization and operations of Company and the Trust. See “Description of the Services Agreement.”

The address of all directors and officers of the Company will be the principal executive office of the Company, Deutsche Bank Contingent Capital LLC III, 60 Wall Street, New York, New York 10005, telephone number (212) 250-2077.

DISTRIBUTABLE PROFITS OF THE BANK

The Company’s authority to declare Capital Payments and pay any declared (or deemed declared) Capital Payments, including, if applicable, Arrears of Payment, if any, on the Class B Preferred Securities for any Payment Period depends, among other things, on the Distributable Profits of the Bank for the preceding fiscal year for which audited unconsolidated financial statements are available. Distributable Profits of the Bank for any fiscal year are the balance sheet profits (Bilanzgewinn) as of the end of such fiscal year, as shown in the audited unconsolidated balance sheet of the Bank as of the end of such fiscal year. Such balance sheet profits include the annual surplus or loss (Jahresüberschuss-fehlbetrag), plus any profits carried forward from previous years, minus any loss carried forward from previous years, plus transfers from capital reserves and earnings reserves, minus allocations to earnings reserves. Distributable Profits are determined on the basis of the Bank’s audited unconsolidated financial statements prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect. The German Commercial Code differs in certain respects from IFRS, in accordance with which the Bank prepares its consolidated financial statements and from U.S. GAAP, in accordance with which the Bank prepared its consolidated financial statements for the years ended December 31, 2004, 2005 and 2006.

Distributable Profits in respect of any fiscal year include, in addition to annual profits, transfers made by the Bank, in its discretion, of amounts carried on its balance sheet as “Other revenue reserves.” In addition, in determining the Distributable Profits for any fiscal year, the amounts shown below as “Capital reserves and statutory revenue reserves available to offset an annual loss” may be transferred in the Bank’s discretion to offset any losses which may be incurred by the Bank.

The following table sets forth, for the years indicated, certain items derived from the Bank’s audited unconsolidated balance sheet that relate to the foregoing discussion:

	For The Year Ended December 31,
	2006	2005	2004
	(€ in millions)

Annual profits after allocations to other revenue reserves	2,099	1,286	925
Other revenue reserves	3,620	3,172	2,472

	5,719	4,458	3,397
Capital reserves and statutory revenue reserves available to offset an annual loss	12,537	11,660	11,172

	18,256	16,118	14,569

The Bank paid total dividends on its ordinary shares of €2,005 million, €1,239 million and €868 million in respect of 2006, 2005 and 2004, respectively. On February 7, 2008, the Bank announced its intention to recommend to its shareholders the payment of a dividend in respect of 2007 of € 4.50 per share.

DESCRIPTION OF THE TRUST SECURITIES

The following, together with the “Description of Capital Securities — Description of Trust Preferred Securities” in the attached prospectus, describe the material terms of the Trust Preferred Securities. If the description of the Trust Preferred Securities in this prospectus supplement differs in any way from the description in the attached prospectus, you should rely on the description in this prospectus supplement. You also should read the Trust Agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. We have filed with the SEC a form of the Trust Agreement as an exhibit to the registration statement pertaining to this prospectus supplement and the attached prospectus.

The Trust will issue the Trust Preferred Securities under the Trust Agreement. The Trust Agreement is qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the Property Trustee for purposes of complying with the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Trust Agreement and the Delaware Statutory Trust Act and those made part of the Trust Agreement by the Trust Indenture Act. Because the purchase of Trust Preferred Securities will also involve an investment decision regarding the Class B Preferred Securities and the Guarantees, you should read “Description of Company Securities — Class B Preferred Securities,” “Description of the Subordinated Guarantees,” and “Description of the Terms of the Initial Obligation” in this prospectus supplement. The following description of the material terms of the Trust Preferred Securities in this prospectus supplement contains only a summary of their material terms and is not complete and is qualified in its entirety by reference to the terms and provisions of the Trust Agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. We have filed or will file forms of the Trust Agreement, the LLC Agreement, the Guarantees and the Initial Obligation, as exhibits to the registration statement. In addition, you may request copies of these documents from us at our address set forth under “Where You Can Find Additional Information.” We urge you to read these documents in their entirety because they, and not this description or the descriptions referred to above, will define your rights under the Trust Preferred Securities.

Registered holders of Trust Preferred Securities will be treated as the owners thereof for all purposes. Except as set forth below, only registered holders will have rights under the Trust Agreement.

General

The Trust Preferred Securities constitute direct, unsecured and unsubordinated securities of the Trust and rank on parity without any preference among themselves.

Each Trust Preferred Security represents an undivided preferred beneficial ownership interest, and the Trust Common Security represents an undivided beneficial ownership interest, in the Trust Estate. The Trust’s only assets will be the Class B Preferred Securities and the related rights under the Class B Preferred Guarantee. Title to the Class B Preferred Securities will be held by the Property Trustee for the benefit of the holders and beneficial owners of the Trust Securities.

The Trust Agreement does not permit the Trust to acquire any assets other than the Class B Preferred Securities, issue any securities other than the Trust Preferred Securities or incur any indebtedness. Nevertheless, the Company will, if so required by the Bank, either (a) in connection with the exercise of the underwriters’ over-allotment option on or prior to February [●], 2008 or (b) from time to time on or prior to the Payment Date falling closest to, but not later than, the fifth anniversary of the Issue Date and without the consent of the holders of the Class B Preferred Securities, issue additional Class B Preferred Securities having the same terms as the Class B Preferred Securities in all respects except for the issue date, the date from which Capital Payments accrue on the Class B Preferred Securities, the issue price and any other deviations required for compliance with applicable law, so as to form a single series with the Class B Preferred Securities. Accordingly, the Trust Agreement provides that in such circumstances and without consent of the holders of the Trust Preferred Securities, the Trust will issue additional Trust Preferred Securities having the same terms and conditions as the Trust Preferred Securities in all respects except for the issue date, the date from which Capital Payments accrue on the Trust Preferred Securities, the issue price and any other deviations required for compliance with applicable law, so as to form a single series with the Trust Preferred Securities, in consideration for the receipt of such additional Class B Preferred Securities equal to the aggregate liquidation preference amount of such additional Trust Preferred Securities. See “Description of the Company Securities — Class B Preferred Securities — Voting and Enforcement Rights.”

Stated Rate and Payment Dates

Capital Payments on the Trust Preferred Securities and Capital Payments on the Class B Preferred Securities accrue at the same fixed annual rate of [●]% (on the liquidation preference amount of $25 per security).

Capital Payments on the Trust Preferred Securities and Capital Payments on the Class B Preferred Securities when declared (or deemed declared) will be paid quarterly in arrears on [●] [●], [●] [●], [●] [●] and [●] [●] of each year, commencing with [●] [●], 2008 (which dates we refer to as Payment Dates) to the relevant holder of such Trust Preferred Securities or Class B Preferred Securities, as applicable, as of the related record date. If any Payment Date or redemption date is not a Business Day, payment of all amounts otherwise payable on such Payment Date or redemption date will be made on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.

Capital Payments payable on any Payment Date will accrue from and including the immediately preceding Payment Date (or the Issue Date, with respect to the Capital Payment payable on the first Payment Date) up to but excluding the relevant Payment Date (we refer to each such period as a Payment Period). For each Payment Period, Capital Payments will be calculated on the basis of a 360-day year of twelve 30-day months.

Tier 1 Qualification Election

Immediately following the Issue Date, the Bank expects to treat 100% of the Class B Preferred Securities as consolidated Upper Tier 2 regulatory capital of the Bank. The LLC Agreement provides that the Bank may, at any time and on one or more occasions before the tenth Business Day preceding the Payment Date falling closest to, but not later than, the fifth anniversary of the Issue Date, give notice under the LLC Agreement to the Company that the Bank is making an election to qualify a percentage of each and every Class B Preferred Security as consolidated Tier 1 regulatory capital of the Bank. The Bank may elect this qualification only in increments of 20% of the liquidation preference amount of the Class B Preferred Securities. This means that the first such election may relate to 20%, 40%, 60%, 80% or 100% of the liquidation preference amount of each and every Class B Preferred Security and, to the extent that the first such election relates to 80% or less of such liquidation preference amount, each following election, if any, may relate to one or more of the increments of 20% of the liquidation preference amount of the Class B Preferred Securities with respect to which no election was previously made. The Bank is under no obligation to make any such election and, if it does choose to make any such election and that election relates to less than 100% of the aggregate liquidation preference amount of the Class B Preferred Securities, it is under no obligation to make any subsequent election to so qualify any additional percentage of such liquidation preference amount. However, once the Bank has elected to qualify any percentage of the liquidation preference amount of the Class B Preferred Securities as consolidated Tier 1 regulatory capital of the Bank, that election cannot be reversed. If a Tier 1 Qualification Election is made, the Trust Preferred Securities will be reclassified to the same extent as the Class B Preferred Securities. The respective percentages of each Class B Preferred Security for which the election has been made and has not been made will not be separable at any time, each Class B Preferred Security will at all times consist of a single security with a liquidation preference amount of U.S.$25 and each Trust Preferred Security will at all times consist of single security with a liquidation preference amount of U.S.$25. Accordingly, investors will not be able to choose the extent to which Trust Preferred Securities they hold have been subject to the election. The following paragraphs describe in more detail the Bank’s right to make this election, the applicable conditions and limitations and the effects of the election on the Trust Preferred Securities.

Any and each notice by the Bank to the Company of its election to qualify a percentage of the liquidation preference amount of the Class B Preferred Securities (each of which we refer to as a “Tier 1 Qualification Election”) must specify:

•	the percentage of the aggregate liquidation preference amount of the Class B Preferred Securities to which such election relates (such increment, expressed as a percentage, is referred to as the “Specified Increment”) which percentage may only be 20% or an integral multiple thereof (as described above),

•	that the Bank is making the election permitted pursuant to the LLC Agreement to subject the Specified Increment of each Class B Preferred Security to those terms of the Class B Preferred Securities described in “Description of the Company Securities — Class B Preferred Securities” relating to Capital Payments and the other matters described therein applicable to the aggregate of the Specified Increments of each Class B Preferred Security with respect to which Tier 1 Qualification Elections have been made after giving effect to such election (expressed as a percentage, referred to as the “Tier 1 Percentage”), and

•	the date on and after which such Tier 1 Qualification Election will be effective (we refer to each such date as a “Tier 1 Qualification Date”).

The remaining percentage, if any, of the liquidation preference amount of each Class B Preferred Security as to which no Tier 1 Qualification Election has been made as of any time is referred to as the “Upper Tier 2 Percentage” as of such time.

Each Tier 1 Qualification Date may be any Payment Date after the Issue Date and until (and including) the Payment Date falling closest to, but not later than, the fifth anniversary of the Issue Date. The Company will give notice to the Trust pursuant to the Trust Agreement immediately upon receipt from the Bank of each Tier 1 Qualification Election. The Trust will give notice to the registered holders of the Trust Preferred Securities immediately upon receipt from the Company of each such notice and will as soon as practicable announce by publication in a newspaper of general circulation in the United States that the Bank has made a Tier 1 Qualification Election, the Specified Increment to which that Tier 1 Qualification Election relates, the Payment Date that will be the Tier 1 Qualification Date in respect of that Tier 1 Qualification Election and the Tier 1 Percentage on and after that Tier 1 Qualification Date. The Bank may not elect to revert to the terms in effect before the Tier 1 Qualification Election or Elections relating to any of the Tier 1 Percentage.

The effectiveness of each Tier 1 Qualification Election is subject to the conditions that, on the date on which notice of such Tier 1 Qualification Election is given and on the related Tier 1 Qualification Date, (i) the BaFin has not applied for the initiation of insolvency proceedings against Deutsche Bank Aktiengesellschaft, (ii) Deutsche Bank Aktiengesellschaft has not given notice to the BaFin that it is insolvent (zahlungsunfähig) or overindebted (überschuldet) within the meaning of §46b of the German Banking Act (Gesetz über das Kreditwesen), (iii) the BaFin (or any other relevant regulatory authority) has not prohibited the Bank from making such Tier 1 Qualification Election, and (iv) all Arrears of Payments (as described below), if any, have been paid or will be paid by or on such Tier 1 Qualification Date.

If any of these conditions are not met with respect to any Tier 1 Qualification Election, such Tier 1 Qualification Election will not occur and the Bank will be deemed to have rescinded the related notice. In such case, the Bank may make a Tier 1 Qualification Election at a later date in compliance with the provisions summarized in the preceding paragraphs. The Trust will notify the registered holders of the Trust Preferred Securities of such deemed recission and announce such recission by means of a publication as described above.

Capital Payments on the Upper Tier 2 Percentage

The following discussion applies to all Capital Payments in respect of the Upper Tier 2 Percentage for all relevant Payment Periods. As of the Issue Date the Upper Tier 2 Percentage will be 100%. As the Bank has no obligation to effect any Tier 1 Qualification Election, these provisions may apply to some or all of the Trust Preferred Securities for the life of the Trust Preferred Securities.

The Trust will make Capital Payments on the Upper Tier 2 Percentage of the Trust Preferred Securities only when the Trust has available funds for that purpose. Funds available to the Trust to make Capital Payments on the Upper Tier 2 Percentage of the Trust Preferred Securities are limited to Capital Payments declared (or deemed declared) and made by the Company on the Upper Tier 2 Percentage of the Class B Preferred Securities and received by the Property Trustee as holder of the Class B Preferred Securities. Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities will be made only when, as, and if declared, or deemed declared, by the Company’s Board of Directors.

Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities can be paid only out of the Company’s Operating Profits. The Company will derive Operating Profits only from payments made to the Company by the Bank as obligor under the Initial Obligation.

If the Company does not declare (and is not deemed to have declared) a Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities in respect of any Payment Period, the holder of the Class B Preferred Securities will have no right to receive a Capital Payment in respect of such Upper Tier 2 Percentage for such Payment Period, and the Company will have no obligation to pay a Capital Payment in respect of such Upper Tier 2 Percentage for such Payment Period, whether or not Capital Payments are declared (or deemed to have been declared) and paid in respect of such Upper Tier 2 Percentage for any future Payment Period. In such a case, no Capital Payments will be made on the Upper Tier 2 Percentage of the Trust Preferred Securities in respect of such Payment Period; however, any such Capital Payment or portion thereof accrued but not declared (or deemed to have been declared) by the Company in respect of any such Payment Period will be deferred.

If, however, the Company declares (or is deemed to have declared) a Capital Payment in respect of the Upper Tier 2 Percentage for any Payment Period under circumstances where the Distributable Profits of the Bank for the most recent preceding fiscal year are insufficient to pay such Capital Payment in full as well as capital payments, dividends or other distributions or payments then due on Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, payment of all or a portion of such Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities (and, as a result thereof, a corresponding portion of the Capital Payment then due on the Upper Tier 2 Percentage of the Trust Preferred Securities) will be deferred. The portions of such Capital Payments that cannot be paid and have been deferred in such case, together with the portions of Capital Payments that were not declared or deemed to have been declared in respect of such Upper Tier 2 Percentage for any Payment Period and therefore deferred, will be cumulative and will collectively constitute Arrears of Payments with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities and the Upper Tier 2 Percentage of the Trust Preferred Securities, as applicable. Arrears of Payments will not themselves bear interest.

The Company will pay outstanding Arrears of Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities on the earliest of:

•	the first Payment Date after such deferral to the extent that for the most recent preceding fiscal year for which audited unconsolidated financial statements are available, the Distributable Profits of the Bank are in an amount exceeding the aggregate of:

•	Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities due on such Payment Date,

•	capital payments, dividends or other distributions or payments on Parity Capital Securities, if any, due in respect of such fiscal year, and

•	Capital Payments, dividends or other distributions or payments on the Tier 1 Percentage, if any, of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, if any, due in respect of such fiscal year, in which case, such Arrears of Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities and any Deferred Payments on Parity Capital Securities will be paid pro rata on the basis of Distributable Profits for such preceding fiscal year, with any Arrears of Payments that cannot be repaid pursuant to the foregoing on such Payment Date continuing to be deferred and to constitute Arrears of Payments;

•	the date of any redemption of the Class B Preferred Securities, in the full amount of outstanding Arrears of Payments; and

•	the date on which an order is made for the winding up, liquidation or dissolution of the Company or the Bank (other than for the purposes of or pursuant to an amalgamation, reorganization or restructuring while solvent, where the continuing entity assumes substantially all of the assets and obligations of the Company or the Bank, as the case may be), in the full amount of outstanding Arrears of Payments.

No Tier 1 Qualification Election may be made or become effective so long as Arrears of Payments remain outstanding and unpaid.

If, as a result of the deferral of Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities, the Company receives payments of interest on the Initial Obligation which exceed Capital Payments declared and paid on the Upper Tier 2 Percentage of the Class B Preferred Securities on the corresponding Payment Date, such excess will be deposited with the Bank pursuant to the Subordinated Deposit Agreement. The Subordinated Deposit Agreement will provide for the deposit of Arrears of Payments into a deposit account at the Bank bearing interest at a rate of 0.75 % per annum. Any interest accumulating in such deposit account will be payable to the holder of the Company Common Security under the circumstances described herein. The Subordinated Deposit Agreement will provide that, subject to the subordination provisions of the Subordinated Deposit Agreement, the subordinated deposit outstanding under the Subordinated Deposit Agreement will be terminated and such deposit repaid to the Company at such time and to the extent as the Company is required to pay Arrears of Payments. The subordinated deposit outstanding at any time pursuant to the Subordinated Deposit Agreement will be subordinated such that the obligations of the Bank under the Subordinated Deposit Agreement upon the bankruptcy, insolvency or liquidation of the Bank will be (i) subordinated in right of payment to the prior payment in full of all indebtedness and other liabilities of the Bank to its creditors (including subordinated liabilities), except those which by their terms rank on parity with or are subordinated to the Bank’s obligations under the Subordinated Deposit Agreement, (ii) on parity with the most senior ranking preference shares of the Bank, if any and any obligations or instruments of the Bank which by their terms rank on parity with such preference shares and (iii) senior to the Junior Securities.

Capital Payments on the Tier 1 Percentage

The following discussion applies to all Capital Payments in respect of the Tier 1 Percentage for all Payment Periods beginning, with respect to the Specified Increment arising from a Tier 1 Qualification Election, with the Payment Period that commences on the Tier 1 Qualification Date relating to such Tier 1 Qualification Election. As of the Issue Date, the Tier 1 Percentage will be 0%. As the Bank is under no obligation to effect any Tier 1 Qualification Election, these provisions may never become effective with respect to any portion of the Class B Preferred Securities and the Trust Preferred Securities.

The Trust will make Capital Payments on the Tier 1 Percentage of the Trust Preferred Securities only when the Trust has available funds for that purpose. Funds available to the Trust to make Capital Payments on the Tier 1 Percentage of the Trust Preferred Securities are limited to Capital Payments declared (or deemed declared) and made by the Company on the Tier 1 Percentage of the Class B Preferred Securities and received by the Property Trustee as holder of the Class B Preferred Securities. Capital Payments on

the Tier 1 Percentage of the Class B Preferred Securities will be made only when, as, and if declared, or deemed declared, by the Company’s Board of Directors.

Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities can be paid only out of the Company’s Operating Profits. The Company will derive Operating Profits only from payments made to the Company by the Bank as obligor under the Initial Obligation.

The Company is authorized to declare Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities and pay declared Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities on any Payment Date that falls after the respective Tier 1 Qualification Dates, if any, upon which each portion of the Tier 1 Percentage first qualified as such, only to the extent that:

•	the Company has an amount of Operating Profits for the related Payment Period ending on the day immediately preceding such Payment Date at least equal to the amount of such Capital Payments; and

•	the Bank has an amount of Distributable Profits for the preceding fiscal year for which audited unconsolidated financial statements are available at least equal to the aggregate amount of such Capital Payments on the Class B Preferred Securities and capital payments or dividends or other distributions payable on Preferred Tier 1 Securities, if any, pro rata on the basis of such Distributable Profits.

Under certain circumstances described herein, the Company may be deemed to have declared full or partial Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities. See “Description of the Company Securities — Class B Preferred Securities — Stated Rate and Capital Payment Dates.”

Even if the Company has sufficient Operating Profits and the Bank has sufficient Distributable Profits, the Company will be prohibited from making Capital Payments on the Class B Preferred Securities any time an order from the BaFin (or any other relevant regulatory authority) prohibits the Bank from making any distributions of profits.

Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities in respect of Payment Periods commencing on and after the respective Tier 1 Qualification Dates relating to the Tier 1 Qualification Elections as a result of which each portion of the Tier 1 Percentage first qualified as such are noncumulative. That means that the Company will have no obligation to make up, and the Property Trustee as holder of the Class B Preferred Securities will have no right to receive, at any time, any Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities or portions thereof which have not been paid in full by the Company on any Payment Date, be it as a result of insufficient Operating Profits of the Company, insufficient Distributable Profits of the Bank, an order of the BaFin or otherwise. In such a case, consequently no Capital Payments will be made on the Tier 1 Percentage of the Trust Preferred Securities in respect of such Payment Period.

The Capital Payments on the Tier 1 Percentage of the Trust Preferred Securities in respect of Payment Periods commencing on and after the respective Tier 1 Qualification Dates relating to the Tier 1 Qualification Elections as a result of which each portion of the Tier 1 Percentage first qualified as such are also noncumulative. As a result, if a Capital Payment on the Tier 1 Percentage of the Trust Preferred Securities is not made or only made partially on any Payment Date, because the Trust has insufficient funds with respect to that Payment Date, investors will not be entitled to receive that Capital Payment or unpaid portion thereof, whether or not Capital Payments are made on the Tier 1 Percentage of the Trust Preferred Securities on any other Payment Date.

Record Dates for Capital Payments

Each Capital Payment on the Trust Preferred Securities will be payable to the holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the corresponding record date. The record dates for the Trust Preferred Securities will be

•	so long as the Trust Preferred Securities remain in book-entry form, the end of business on the Business Day immediately preceding the relevant Payment Date, and

•	in all other cases, the end of business of the 15th Business Day prior to the relevant Payment Date.

Capital Payments on the Trust Preferred Securities will be paid through or by the order of the Property Trustee, who will hold amounts received in respect of the Class B Preferred Securities in the Property Account for the benefit of the holders of the Trust Preferred Securities. Each payment will be made as described in “— Form, Book-Entry Procedures and Transfer.”

Except as described under “— Subordination of the Trust Common Security” below, all Capital Payments and other payments to holders of the Trust Securities will be distributed among holders of record pro rata, based on the liquidation preference amount and the liquidation thereof.

Payments of Additional Amounts

All Capital Payments on the Trust Preferred Securities made by the Trust, and any amount payable in liquidation or upon redemption thereof, will be made without any withholding or deduction for or on account of Withholding Taxes unless such deduction or withholding is required by law. In such event, the Trust will pay, as additional Capital Payments (or Arrears of Payments, as the case may be), such Additional Amounts as may be necessary in order that the net amounts received by the holders of the Trust Preferred Securities, after such deduction or withholding for or on account of Withholding Taxes, will equal the amounts that otherwise would have been received in respect of the Trust Preferred Securities had no such deduction or withholding been required. However, no such Additional Amounts will be payable in respect of the Trust Preferred Securities:

•	in respect of each portion of the Upper Tier 2 Percentage of the Trust Preferred Securities for Payment Periods ending prior to the respective Tier 1 Qualification Dates, if any, with respect to such portions, if and to the extent that the Company is unable to pay corresponding amounts in respect of the Upper Tier 2 Percentage of the Class B Preferred Securities because such payment would exceed the Distributable Profits of the Bank for the fiscal year in respect of which the relevant Capital Payments are payable (after subtracting from such Distributable Profits the amount of the Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities and dividends or other distributions or payments on Parity Capital Securities, the Tier 1 Percentage, if any, of the Trust Preferred Securities and Preferred Tier 1 Capital Securities, if any, already paid on the basis of such Distributable Profits on or prior to the date on which such Additional Amounts will be payable), in which case such Additional Amounts will be deferred and will thereupon constitute Arrears of Payments;

•	in respect of each portion of the Tier 1 Percentage of the Trust Preferred Securities for Payment Periods beginning on or after the respective Tier 1 Qualification Dates, if any, with respect to such portions, if and to the extent that the Company is unable to pay corresponding amounts in respect of the Tier 1 Percentage of the Class B Preferred Securities because of insufficient Distributable Profits of the Bank for the preceding fiscal year (after subtracting from such Distributable Profits the amounts of Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities and dividends or other distributions or payments on Preferred Tier 1 Securities, if any, already paid on the basis of such Distributable Profits on or prior to the date on which such Additional Amounts will be payable);

•	with respect to any Withholding Taxes that are payable by reason of a holder or beneficial owner of the Trust Preferred Securities having some connection with any Relevant Jurisdiction other than by reason only of the mere holding or beneficial ownership of the Trust Preferred Securities;

•	with respect to any Withholding Taxes which are deducted or withheld pursuant to (i) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (ii) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and

(y) the European Union or Germany are parties, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or

•	to the extent such deduction or withholding can be avoided or reduced if the holder or beneficial owner of the Trust Preferred Securities makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority; provided, however, that the exclusion in this clause will not apply if the certification, information, documentation or other reporting requirement would be materially more onerous (in form, procedure or substance of information required to be disclosed) to the holder or beneficial owner of Trust Preferred Securities than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9).

Unless expressly excluded or the context requiring otherwise, references to the payment of Capital Payments include any Additional Amounts payable thereon.

Enforcement Events

If, at any time, any of the following occurs (which we refer to as a Trust Enforcement Event):

•	non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Trust Preferred Securities or non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Class B Preferred Securities, in each case at the Stated Rate in full, for four consecutive Payment Periods;

•	a default by the Guarantor in respect of any of its payment obligations under the Trust Preferred Guarantee or in respect of any of its payment obligations under the Class B Preferred Guarantee; or

•	a default by the Guarantor in the performance of any other obligation under the Trust Preferred Guarantee or the Class B Preferred Guarantee, which default continues for 60 days after the Trust Preferred Guarantee Trustee or Class B Preferred Guarantee Trustee, as applicable, has given notice thereof to the Guarantor;

then the Property Trustee will have the right to enforce its rights as holder of the Class B Preferred Securities, for the benefit of holders of the Trust Securities, including the rights of the holders of Class B Preferred Securities to receive Capital Payments (only if and to the extent declared or deemed declared) on the Class B Preferred Securities.

Holders of more than 50% in liquidation preference amount of the Trust Preferred Securities (excluding Trust Preferred Securities held by the Bank or its Affiliates) have the right to direct the time, method and place of any enforcement action by the Property Trustee.

See also “Description of the Company Securities — Class B Preferred Securities — Voting and Enforcement Rights.”

Redemption

The Class B Preferred Securities and the Trust Preferred Securities do not have a scheduled maturity date and will not be redeemable at any time at the option of the holders thereof.

However, the Company, at its option, may under certain circumstances redeem the Class B Preferred Securities in whole but not in part and if the Class B Preferred Securities are redeemed for any reason, the Trust must redeem the Trust Preferred Securities in whole but not in part. The Trust will do so, simultaneously with the redemption of the Class B Preferred Security, by applying the redemption price received in connection therewith to redeem the Trust Preferred Securities. Any Class B Preferred Securities or Trust Preferred Securities that are redeemed will be cancelled, and not reissued, following their redemption.

See “Description of the Company Securities — Class B Preferred Securities — Redemption of the Class B Preferred Securities” for a description of when and under what circumstances the Class B Preferred Securities may be — and consequently the Trust Preferred Securities will be — redeemed.

The Trust Agreement requires the Property Trustee to give prompt notice to the holders of the Trust Preferred Securities of the Company’s intention to redeem the Class B Preferred Securities. The Trust will be required to give an irrevocable notice of redemption of the Trust Preferred Securities, specifying the date of redemption, at least 30 days prior to such date to the holders of the Trust Preferred Securities.

In addition the Trust Preferred Securities will no longer be deemed outstanding if, at any time, the Trust is dissolved or liquidated for any reason (including the occurrence of a Trust Special Redemption Event) and its assets are set to be distributed. After the satisfaction of any creditors of the Trust, if any, Class B Preferred Securities will be distributed on a pro rata basis to you and the holder of the Trust Common Security as the liquidation distribution of your interest in the Trust. In such event the certificates representing Trust Securities will be deemed to represent Class B Preferred Securities having an equal liquidation preference amount and bearing equivalent accumulated and unpaid Capital Payments as the Trust Securities so redeemed.

See “— Liquidation Distribution upon Dissolution” below for further information.

If the Class B Preferred Securities are distributed to the holders of the Trust Preferred Securities, the Bank will use commercially reasonable efforts to make the Class B Preferred Securities eligible for clearing and settlement through DTC or a successor clearing agent and to be listed on the New York Stock Exchange or such other securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted.

No vote or consent of the holders of the Trust Securities will be required for the Trust to redeem and cancel Trust Securities or distribute Class B Preferred Securities in accordance with the Trust Agreement.

Subordination of the Trust Common Security

Capital Payments and other distributions, including upon redemption of the Trust Securities or liquidation of the Trust, made out of funds received by the Trust from the Company with respect to the Class B Preferred Securities or from the Bank under the Trust Preferred Guarantee will generally be made pro rata among the Trust Preferred Securities and the Trust Common Security based on the liquidation preference amount and the liquidation amount thereof. However, during the continuance of a failure to pay interest or additional interest amounts, if any, under the Initial Obligation or the Substitute Obligations or a failure by the Bank to perform any obligation under the Guarantees, no payment of Capital Payments or any other distributions of amounts, including upon redemption or liquidation of the Trust, will be made to the holder of the Trust Common Security, unless payment in full in cash of all accumulated and unpaid Capital Payments on and amounts on redemption of the Trust Preferred Securities have been made or provided for.

If a Trust Enforcement Event has occurred and is continuing, only the holders of Trust Preferred Securities will have the right to direct the Property Trustee’s actions.

Liquidation Distribution upon Dissolution

Pursuant to the Trust Agreement, the Trust will dissolve:

•	upon the bankruptcy, insolvency or dissolution of the Bank;

•	upon the dissolution of the Company;

•	upon the entry of a decree of a judicial dissolution of the Company or the Trust;

•	upon the redemption of all of the Trust Securities; or

•	with the consent of the holders of a majority of the Trust Securities, voting as a single class.

In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust (other than following a redemption of the Class B Preferred Securities), the holders of the Trust Securities will be entitled to receive the Class B Preferred Securities. See also “— Redemption” above. The rights of the holder of the Trust Common Security under the Class B Preferred Securities received by such holder upon liquidation of the Trust to any amounts payable on the Class B Preferred Securities (including pursuant to the Class B Preferred Guarantee) will be subordinated to rights of the Holders of the Trust Preferred Securities under Class B Preferred Securities received by such holders upon liquidation of the Trust.

The Regular Trustees, after consultation with DTC and the Property Trustee will, within 90 days after a Trust Special Redemption Event has occurred and is continuing, dissolve the Trust upon no less than 30 and no more than 60 days’ notice to the holders of the Trust Securities, unless the Trust Special Redemption Event can be eliminated within that 90-day period by the Trust taking some ministerial action which in the sole judgment of the Bank will cause no adverse effect on the Company, the Trust, the Bank or the holders or beneficial owners of the Trust Securities and will involve no material costs, in which case the Trust will pursue any such measure in lieu of dissolution.

Voting Rights

Except as expressly required by applicable law or provided for in the Trust Agreement or the LLC Agreement, the holders of the Trust Preferred Securities will not be entitled to vote on the affairs of the Trust.

So long as the Trust holds any Class B Preferred Securities, the holders of a majority in liquidation preference amount of the Trust Preferred Securities will have the right to direct the Property Trustee to enforce the voting rights attributable to such Class B Preferred Securities. These voting rights may be waived by the holders of the Trust Preferred Securities by written notice to the Property Trustee.

The holders of a majority in aggregate liquidation preference amount of the outstanding Trust Preferred Securities have the right to direct the Property Trustee with respect to available remedies and the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including with respect to the Property Trustee’s right, as holder of the Class B Preferred Securities, to (i) exercise the remedies available to it under the LLC Agreement, and (ii) consent to any amendment, modification or termination of the LLC Agreement or the Class B Preferred Securities where such consent will be required. Where the LLC Agreement requires the consent or act of the holders of more than 50% of the liquidation preference amount of the Class B Preferred Securities affected thereby, only holders of at least the same percentage of the aggregate liquidation preference amount of the Trust Preferred Securities may direct the Property Trustee to give such consent or take such action on behalf of the Trust. See “Description of the Company Securities — Class B Preferred Securities — Voting and Enforcement Rights.” The Property Trustee will be under no obligation to take any of the actions described in clause (i) or (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that following such action, the Trust will be classified as a grantor trust for U.S. federal income tax purposes and each holder of the Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the Trust Estate.

The holders of Trust Preferred Securities may give any required vote at a separate meeting of holders of the Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of the Trust Securities or pursuant to a written consent. The Regular Trustees will cause a notice of any meeting at which holders of the Trust Preferred Securities are entitled to vote, or of any matter upon which action may be taken by written consent of such holders, to be given to the holders of the Trust Preferred Securities.

For purposes of any vote of Trust Preferred Securities, any Trust Preferred Securities that are beneficially owned at such time by the Bank or any affiliate of the Bank, either directly or indirectly, will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as not outstanding, except for the Trust Preferred Securities purchased or acquired by the Bank or its affiliates in connection with transactions effected by or for the account of customers of the Bank or any of its affiliates or in connection with trading or market-making activities in the ordinary course of business. Persons (other than affiliates of the Bank) to whom the Bank or any of its affiliates have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities pursuant to the terms of such pledge.

The procedures by which holders of the Trust Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See “— Form, Book-Entry Procedures and Transfer.”

Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Bank, as the holder of the Trust Common Security.

Merger, Consolidation or Amalgamation of the Trust

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except with the consent of a majority of the Regular Trustees (but without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee), with a trust organized as such under the laws of any State of the United States, provided that:

•	if the Trust is not the survivor, the successor entity either (i) expressly assumes all of the obligations of the Trust to the holders of the Trust Securities or (ii) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (referred to as the “Successor Trust Securities”), so long as the Successor Trust Securities rank the same as the Trust Securities rank with respect to Capital Payments, distributions and rights upon liquidation, redemption or otherwise;

•	the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Class B Preferred Securities;

•	if applicable, the Successor Trust Securities are listed, or any Successor Trust Securities will be listed upon notification of issuance, on any securities exchange or other organization on which the Trust Preferred Securities are then listed or quoted, and the Successor Trust Securities have at least the same rating as the Trust Preferred Securities;

•	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences, privileges or tax treatment of the holders of the Trust Preferred Securities (including any Successor Trust Securities) in any material respect;

•	such successor entity has purposes substantially identical to that of the Trust;

•	such successor entity will be classified as a grantor trust for United States federal income tax purposes;

•	the Guarantor guarantees the obligations of such successor entity under the Successor Trust Securities to the same extent as provided under the Trust Preferred Guarantee;

•	prior to such merger, consolidation, amalgamation or replacement, the Bank has received an opinion of a nationally recognized law firm experienced in such matters as described in the Trust Agreement; and

•	such merger, consolidation, amalgamation or replacement does not otherwise result in a Trust Special Redemption Event and/or Company Special Redemption Event.

Modification of the Trust Agreement

The Trust Agreement may be modified and amended only with the approval of a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee).

In addition, any amendment that would

•	materially adversely affect the powers, preferences or special rights of the Trust Securities; or

•	provide for the dissolution, winding up or termination of the Trust other than pursuant to the terms of the Trust Agreement,

requires the approval of the holders of not less than a majority in liquidation preference amount of the Trust Securities affected thereby, voting together as a single class. If any amendment would materially adversely affect only the Trust Preferred Securities or the Trust Common Security, then such amendment only requires the approval of the holders of a majority in the respective liquidation amount of the affected class.

The Trust Agreement may be amended without the consent of the holders of the Trust Securities to

•	cure any ambiguity,

•	correct or supplement any provision in the Trust Agreement that may be defective or inconsistent with any other provision of the Trust Agreement,

•	add to the covenants, restrictions or obligations of the Bank,

•	conform to any change in the 1940 Act or the Trust Indenture Act, or written change in interpretation or application of the rules or regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority, or

•	modify, eliminate and add to any provision of the Trust Agreement to such extent as may be necessary or desirable;

provided, that no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.

Modifications to certain provisions of the Trust Agreement require the consent of all holders of the Trust Securities.

Notwithstanding the foregoing, no amendment or modification may be made to the Trust Agreement if such amendment or modification would

•	cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes,

•	cause the Company to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes,

•	reduce or otherwise adversely affect the powers of the Property Trustee, or

•	cause the Trust or the Company to be required to register under the 1940 Act.

Form, Book-Entry Procedures and Transfer

The Trust Preferred Securities will be issued in fully registered form, without coupons, in denominations of $25 liquidation preference amount (or integral multiples of $25).

Trust Preferred Securities will be represented by one or more certificates in registered, global form (collectively referred to as the “Global Certificates”). The Global Certificates will be deposited upon issuance with the custodian for DTC, in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Trust Preferred Securities will be accepted for clearance by DTC, Euroclear and Clearstream. Beneficial interest in the Trust Preferred Securities will be shown on, and transfers will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary, subject to regulation by the Luxembourg Monetary Institute. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement with Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

Except as set forth below, the Global Certificates may not be transferred except by DTC in whole and not in part and only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Certificates may not be exchanged for Trust Preferred Securities in certificated form except in the limited circumstances described below. See “— Exchange of Book-Entry Securities for Certificated Securities.”

In addition, transfer of beneficial interests in the Global Certificates will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including Euroclear and Clearstream, which may change from time to time.

Depositary Procedures

DTC has advised the Company and the Trust that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively referred to as the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively referred to as the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Certificates, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Certificates and (ii) ownership of such interests in the Global Certificates will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Certificates).

Investors in the Global Certificates must hold their interest therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Trust Preferred Securities, see “— Exchange of Book-Entry Securities for Certificated Securities.”

Except as described below, owners of interests in the Global Certificates will not have Trust Preferred Securities registered in their name, will not receive physical delivery of the Trust Preferred Securities in certificated form and will not be considered the registered owners or holders thereof for any purpose.

The Trust will make payments in respect of the Global Certificates registered in the name of DTC or its nominee to DTC or its nominee in its capacity as the registered holder. The Trust will treat the persons in whose names Trust Preferred Securities, including the Global Certificates, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Bank, the Trust, the Company, nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Certificates, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Certificates or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Trust Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Trust Preferred Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Bank, the Trust or the Company. The Bank, the Trust and the Company and any paying agent, if any, may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC, Clearstream and Euroclear have no knowledge of the actual beneficial owners of interests in a Global Certificate representing Trust Preferred Securities. DTC’s records reflect only the identity of the DTC Participants, including Clearstream and Euroclear, to whose accounts those Trust Preferred Securities are credited, which may or may not be the beneficial owners of interests in such Global Certificate. Similarly, records of Clearstream and Euroclear reflect only the identity of the Clearstream or Euroclear participants to whose accounts those Trust Preferred Securities are credited, which may or may not be the beneficial owners of interest in such Global Certificate. DTC, Clearstream and Euroclear participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Interests in the Global Certificates will trade in DTC’s settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with the rules of DTC on behalf of the relevant European international clearing system by the relevant European depositary. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream and Euroclear participants may not deliver instructions directly to the European depositaries. Because of time zone differences, credits of Trust Preferred Securities received in Clearstream or Euroclear as a result of a transaction with a person that does not hold Trust Preferred Securities through Clearstream or Euroclear will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of Trust Preferred Securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC has advised the Company and the Trust that it will take any action permitted to be taken by a holder of the Trust Preferred Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Certificates are credited.

The information contained herein concerning DTC and its book-entry system has been obtained from sources that the Company and the Trust believe to be reliable but neither the Company nor the Trust takes any responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Certificates among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor the Bank will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Securities for Certificated Securities

A Global Certificate is exchangeable for Trust Preferred Securities in registered certificated form if DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Certificates (and the Trust and the Company thereupon fail to appoint a successor depositary within 90 days) or it has ceased to be a clearing agency registered under the Exchange Act. In all cases, certificated Trust Preferred Securities delivered in exchange for any Global Certificates or beneficial interests therein will be registered in the names and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Registrar, Transfer Agent and Paying Agent

Deutsche Bank Trust Company Americas will act as registrar, transfer agent, authenticating agent and paying agent for the Trust Preferred Securities. Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but the Trust or transfer agent may require payment (and an indemnity) from any transferring holder in respect of any tax or other government charges which may be imposed in relation to it.

The Trust will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

Unless a Trust Enforcement Event has occurred and is continuing, the Property Trustee undertakes to perform only such duties as are specifically set forth in the Trust Agreement (and will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement at the request or direction of any holder of the Trust Securities, unless such holder has provided to the Property Trustee reasonable security and indemnity), and no implied covenants will be read into the Trust Agreement against the Property Trustee. Upon the occurrence and continuance of a Trust Enforcement Event known to the Property Trustee, the Property Trustee will exercise the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Governing Law

The Trust Agreement and the Trust Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF THE COMPANY SECURITIES

The following, together with “Description of Capital Securities — Description of Company Preferred Securities” in the attached prospectus, describes the material terms of the Class B Preferred Securities. If the description of the Class B Preferred Securities in this prospectus supplement differs in any way from the description in the attached prospectus, you should rely on the description in this prospectus supplement. The LLC Agreement is qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as manager trustee for purposes of the Trust Indenture Act. You also should read the LLC Agreement, the LLC Act and the Trust Indenture Act. We have filed with the SEC a form of the LLC Agreement as an exhibit to the registration statement pertaining to this prospectus supplement and the attached prospectus.

The following description of the material terms of the Company Preferred Securities in this prospectus supplement contains only a summary of their material terms and is not complete and is qualified in its entirety by reference to the terms and provisions of the LLC Agreement, the LLC Act and the Trust Indenture Act.

Upon the execution of the LLC Agreement, the Company will issue limited liability company interests consisting of the Company Common Security, the Class A Preferred Security and the Class B Preferred Securities. The Company Common Security and the Class A Preferred Security will be owned initially directly by the Bank. All of the Class B Preferred Securities will be owned by the Trust. The Bank undertakes to maintain direct or indirect ownership of the Class A Preferred Security and the Company Common Security so long as any Class B Preferred Securities remain outstanding.

Company Common Security

Subject to the limited rights of the holders of the Class B Preferred Securities to appoint two independent directors if for four consecutive Payment Periods Capital Payments on the Class B Preferred Securities at the Stated Rate and any Additional Amounts in respect of such Capital Payments have not been paid in full by the Company or by the Guarantor under the Class B Preferred Guarantee, all voting rights are vested in the Company Common Security. The Company Common Security is currently, and upon consummation of the Offering will be, held by the Bank.

The ability of the Company to make any capital payments on the Company Common Security will change if and to the extent the Bank has made one or more Tier 1 Qualification Elections, as described under “— Class B Preferred Securities — Tier 1 Qualification Election.” In any case, the Company may pay capital payments on the Company Common Security only when, as and if declared by the Board of Directors.

The Board of Directors will declare capital payments on the Company Common Security only under the following circumstances:

•	with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities, only to the extent the Board of Directors does not declare Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities at the Stated Rate in full on any Payment Date. It is expected that the holder of the Company Common Security will receive Capital Payments relating to such Upper Tier 2 Percentage only to the extent that (i) Capital Payments are not permitted to be declared on the Upper Tier 2 Percentage of the Class B Preferred Securities on any Payment Date at the Stated Rate in full due to an order of the BaFin (or any other relevant regulatory authority) prohibiting the Bank from making any distribution of profits, (ii) a declared or deemed Capital Payment on the Company Preferred Securities does not become an Arrears of Payments pursuant to the provisions governing Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities and (iii) the Company has sufficient Operating Profits. Notwithstanding the foregoing, on each Payment Date, the holder of the Company Common Security will also be entitled to receive a distribution corresponding to the amount of any interest then held by the Bank under the Subordinated Deposit Agreement (described below), to the extent the Company has sufficient Operating Profits for such distribution.

•	with respect to the Tier 1 Percentage of the Class B Preferred Securities, only if all Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities, if any, in respect of the relevant Payment Period have been declared and paid at the Stated Rate in full.

Subject to the above, the Company does not expect to pay any capital payments on the Company Common Security.

The payment of capital payments on the Company Common Security is not a condition to the payment of Capital Payments on the Class B Preferred Securities.

In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, after satisfaction of any creditors of the Company, if any, and after the applicable liquidation preference amount has been paid or a sufficient amount has been set aside for payment to the holders of all Company Preferred Securities, the holder of the Company Common Security will be entitled to any remaining assets.

Class A Preferred Security

The Company will issue a class of cumulative, non-redeemable preferred security designated as the Class A Preferred Security with a liquidation preference amount of $25 and sell that Class A Preferred Security to Deutsche Bank AG. The Class A securityholder is entitled to receive capital payments when, as and if declared by the Board of Directors. The Board has discretion whether or not to declare capital payments on the Class A Preferred Security. The Board is only authorized to declare capital payments on the Class A Preferred Security, and it is the Company’s intent that the holder of the Class A Preferred Security will only receive capital payments, in respect of periods beginning on and after the date on which the Tier 1 Percentage of the Class B Preferred Securities exceeds zero, and then only to the extent that (i) Capital Payments are not declared on the Tier 1 Percentage of the Class B Preferred Securities and paid at the Stated Rate in full on any Payment Date, and (ii) the Company has sufficient Operating Profits. The Company currently, subject to the above, does not intend to pay capital payments on the Class A Preferred Security. The payment of capital payments on the Class A Preferred Security is not a condition to the payment of Capital Payments on the Class B Preferred Securities.

Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Class A Preferred Security will rank senior to the Class B Preferred Securities in respect of the right to receive payments out of the Obligations (including accrued and unpaid interest thereon) as their liquidation distribution but the Class A Preferred Securityholders will not be entitled to share in any payments made by the Bank pursuant to the Class B Preferred Guarantee or any other assets. Any enforcement of, and payments made pursuant to, the Class B Preferred Guarantee will be only for the benefit of the holders of the Class B Preferred Securities.

Class B Preferred Securities

General

The Company will issue fully paid and nonassessable preferred limited liability company interests in the Company designated as Class B Preferred Securities pursuant to the LLC Agreement and sell them to the Trust.

The Class B Preferred Securities will not have any scheduled maturity date, will not be redeemable at any time at the option of the holders thereof, will not be convertible into any other securities of the Company and will not be subject to any sinking fund or other obligation of the Company for their repurchase or redemption.

Tier 1 Qualification Election

Immediately following the Issue Date, the Bank expects to treat 100% of the Class B Preferred Securities as consolidated Upper Tier 2 regulatory capital of the Bank. The LLC Agreement provides that the Bank may, at any time and on one or more occasions before the tenth Business Day preceding the Payment Date falling closest to, but not later than, the fifth anniversary of the Issue Date, give notice under the LLC Agreement to the Company that the Bank is making an election to qualify a percentage of each and every Class B Preferred Security as consolidated Tier 1 regulatory capital of the Bank. The Bank may elect this qualification only in increments of 20% of the liquidation preference amount of the Class B Preferred Securities. This means that the first such election may relate to 20%, 40%, 60%, 80% or 100% of the liquidation preference amount of each and every Class B Preferred Security and, to the extent that the first such election relates to 80% or less of such liquidation preference amount, each following election, if any, may relate to one or more of the increments of 20% of the liquidation preference amount of the Class B Preferred Securities with respect to which no election was previously made. The Bank is under no obligation to make any such election and, if it does choose to make any such election and that election relates to less than 100% of the aggregate liquidation preference amount of the Class B Preferred Securities, it is under no obligation to make any subsequent election to so qualify any additional percentage of such liquidation preference amount. However, once the Bank has elected to qualify any percentage of the liquidation preference amount of the Class B Preferred Securities as consolidated Tier 1 regulatory capital of the Bank, that election cannot be reversed. The respective percentages of each Class B Preferred Security for which the election has been made and has not been made will not be separable at any time, and each Class B Preferred Security will at all times consist of a single security with a liquidation preference amount of U.S.$25. The following paragraphs describe in more detail the Bank’s right to make this election, the applicable conditions and limitations and the effects of the election on the Class B Preferred Securities.

Any and each notice by the Bank to the Company of its election to qualify a percentage of the liquidation preference amount of the Class B Preferred Securities (each of which we refer to as a “Tier 1 Qualification Election”) must specify:

•	the percentage of the aggregate liquidation preference amount of the Class B Preferred Securities to which such election relates (expressed as a percentage, referred to as the “Specified Increment”) which percentage may only be 20% or an integral multiple thereof (as described above),

•	that the Bank is making the election permitted pursuant to the LLC Agreement to subject the Specified Increment of each Class B Preferred Security to those terms of the Class B Preferred Securities described below relating to Capital Payments and the other matters described therein applicable to the aggregate of the Specified Increments of each Class B Preferred Security with respect to which Tier 1 Qualification Elections have been made after giving effect to each election (expressed as a percentage, referred to as the “Tier 1 Percentage”), and

•	the date on and after which such Tier 1 Qualification Election will be effective (each such date is referred to as a “Tier 1 Qualification Date”).

The remaining percentage, if any, of the liquidation preference amount of each Class B Preferred Security as to which no Tier 1 Qualification Election has been made as of any time is referred to as the “Upper Tier 2 Percentage” as of such time.

Each Tier 1 Qualification Date may be any Payment Date after the Issue Date and until (and including) the Payment Date falling closest to, but not later than, the fifth anniversary of the Issue Date. The Bank will give the Company notice of each Tier 1 Qualification Election at least ten Business Days prior to each Tier 1 Qualification Date. The Bank may not elect to revert to the terms in effect before the Tier 1 Qualification Election or Elections relating to any of the Tier 1 Percentage of the Class B Preferred Securities.

The effectiveness of each Tier 1 Qualification Election is subject to the conditions that, on the date on which notice of such Tier 1 Qualification Election is given and on the related Tier 1 Qualification Date, (i) the BaFin has not applied for the initiation of insolvency proceedings against Deutsche Bank

Aktiengesellschaft, (ii) Deutsche Bank Aktiengesellschaft has not given notice to the BaFin that it is insolvent (zahlungsunfähig) or overindebted (überschuldet) within the meaning of §46b of the German Banking Act (Gesetz über das Kreditwesen), (iii) the BaFin (or any other relevant regulatory authority) has not prohibited the Bank from making such Tier 1 Qualification Election, and (iv) all Arrears of Payments (as described below), if any, have been paid or will be paid by or on such Tier 1 Qualification Date.

If any of these conditions are not met with respect to any Tier 1 Qualification Election, such Tier 1 Qualification Election will not occur and the Bank will be deemed to have rescinded the related notice. In such case, the Bank may make a Tier 1 Qualification Election at a later date in compliance with the provisions summarized in the preceding paragraphs.

Stated Rate and Capital Payment Dates

Capital Payments on the Class B Preferred Securities will accrue at the fixed annual rate of [●]% (which we also refer to as the Stated Rate) on the liquidation preference amount of $25 per Class B Preferred Security.

Capital Payments on the Class B Preferred Securities when declared will be made quarterly in arrears on [●] [●], [●] [●], [●] [●] and [●] [●] of each year, commencing with [●] [●], 2008 (which dates we refer to as Payment Dates).

Capital Payments payable on any Payment Date will accrue from and including the preceding Payment Date (or the Issue Date, which respect to the Capital Payment payable on the first Payment Date) up to but excluding the relevant Payment Date (we refer to each such period as a Payment Period). For each Payment Period, Capital Payments will be calculated on the basis of a 360-day year of twelve 30-day months.

If any Payment Date is not a Business Day, payment of all amounts otherwise payable on such Payment Date will be made on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.

Capital Payments on the Upper Tier 2 Percentage

The following discussion applies to all Capital Payments in respect of the Upper Tier 2 Percentage for all relevant Payment Periods. As of the Issue Date, the Upper Tier 2 Percentage will be 100%. As the Bank has no obligation to effect any Tier 1 Qualification Election, these provisions may apply to some or all of the Class B Preferred Securities for the life of the Class B Preferred Securities.

Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities will be made only when, as and if declared, or deemed declared, by the Company’s Board of Directors. Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities will be paid out of the Company’s Operating Profits. The Company can derive Operating Profits only from payments made to the Company by the Bank as obligor under the Initial Obligation.

The Company is authorized to declare Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities and pay a declared (or deemed declared) Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities on any Payment Date only to the extent that:

•	the Company has an amount of Operating Profits for the related Payment Period ending on the day immediately preceding such Payment Date at least equal to the amount of such Capital Payments, and

•	the Bank has an amount of Distributable Profits for the preceding fiscal year for which audited unconsolidated financial statements are available at least equal to the aggregate amount of such Capital Payments on the Class B Preferred Securities and capital payments or dividend or other distributions payable on Parity Capital Securities and Preferred Tier 1 Capital Securities, if any, pro rata based on such Distributable Profits.

If the amount of such Distributable Profits is insufficient to pay all such amounts on the Upper Tier 2 Percentage of the Class B Preferred Securities, the Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities and the Preferred Tier 1 Capital Securities, the Company is nevertheless authorized to declare Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities. In such case, however, the portion of such Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities that cannot be paid will be deferred and will thereupon constitute Arrears of Payments (as described below).

In determining the availability of sufficient Distributable Profits of the Bank related to any fiscal year to permit Capital Payments to be declared with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities, any Capital Payments already paid on the Upper Tier 2 Percentage of the Class B Preferred Securities and any capital payments, dividend or other distributions already paid during the succeeding fiscal year of the Bank on Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, if any, on the basis of such Distributable Profits for such fiscal year will be deducted from such Distributable Profits.

The Company may also be deemed to have declared a Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities in certain other circumstances. If the Bank or any of its subsidiaries declares or pays any dividends, distributions or other payments on

•	any Tier 2 Junior Securities (other than payments on Tier 2 Junior Securities issued by wholly-owned subsidiaries of the Bank, when such Tier 2 Junior Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries), then the Company will be deemed to have declared Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities at the Stated Rate in full

•	payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Tier 2 Junior Securities is paid in respect of an annual period;

•	payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Tier 2 Junior Securities is paid in respect of a semi-annual period; and

•	payable on the next Payment Date, if the dividend, distribution or other payment on the Tier 2 Junior Securities is paid in respect of a quarterly period.

•	any Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities (other than a payment in kind of ordinary shares of common stock or Junior Securities or payments on Preferred Tier 1 Securities issued by wholly-owned subsidiaries of the Bank, when such Preferred Tier 1 Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries), then the Company will be deemed to have declared Capital Payments on the Upper Tier 2 Percentage of Class B Preferred Securities at the Stated Rate

•	payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities is paid in respect of an annual period;

•	payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities is paid in respect of a semi-annual period; and

•	payable on the next Payment Date, if the dividend, distribution or other payment on the Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities is paid in respect of a quarterly period.

If the dividend or other payment or distribution on Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1 Capital Securities was in the full stated amount payable on such securities in respect of such periods, Capital Payments will be deemed declared at the Stated Rate in full for payment on such Payment Date or Payment Dates. If the dividend or other payment or distribution on Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities or Preferred Tier 1

Capital Securities was only a partial payment of the amount so owing, the amount of the Capital Payment deemed declared for payment on such Payment Date or Payment Dates will be adjusted proportionally, in which case the portion of such Capital Payment that is not so paid will be deferred and will thereupon constitute Arrears of Payments.

If the Bank or any of its subsidiaries redeems, repurchases or otherwise acquires any Parity Capital Securities, Tier 2 Junior Securities or Preferred Tier 1 Capital Securities (other than Parity Capital Securities, Tier 2 Junior Securities or Preferred Tier 1 Capital Securities issued by wholly-owned subsidiaries of the Bank, when such Parity Capital Securities, Tier 2 Junior Securities or Preferred Tier 1 Capital Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries) for any consideration (except by conversion into or exchange for ordinary shares of common stock of the Bank), other than in connection with:

•	transactions effected by or for the account of customers of the Bank or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities,

•	the satisfaction by the Bank or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, including hedging transactions effected to cover exposure to unvested grants under employee benefit plans,

•	a reclassification of the capital stock of the Bank or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock, or

•	the purchase of fractional interests in shares of the capital stock of the Bank or any of its majority-owned subsidiaries pursuant to the provisions of any security being converted into or exchanged for such capital stock, the Company will be deemed to have declared Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities at the Stated Rate in full payable on each of the next four Payment Dates contemporaneously with and/or immediately following the date on which such redemption, repurchase or other acquisition occurred.

Even if the Company has sufficient Operating Profits and there are sufficient Distributable Profits of the Bank, the Company will be prohibited from making Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities at any time an order from the BaFin (or any other relevant regulatory authority) prohibits the Bank from making any distributions of profits. The Company will have no obligation to make up, at any time, any Capital Payments not paid in full by the Company as a result of (1) insufficient Operating Profits of the Company or (2) an order of the BaFin.

Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities will be paid out of the Company’s Operating Profits or from payments received by the Company under the Class B Preferred Guarantee.

If the Company does not declare (and is not deemed to have declared) a Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities in respect of any Payment Period, the holders of the Class B Preferred Securities will have no right to receive a Capital Payment in respect of such Upper Tier 2 Percentage for such Payment Period, and the Company will have no obligation to pay a Capital Payment in respect of such Upper Tier 2 Percentage for such Payment Period, whether or not Capital Payments are declared (or deemed to have been declared) and paid in respect of such Upper Tier 2 Percentage for any future Payment Period. In such a case, no Capital Payments will be made on the Upper Tier 2 Percentage of the Trust Preferred Securities in respect of such Payment Period. See “Description of the Trust Securities.” However, the unpaid Capital Payment (or unpaid portion thereof) will be deferred and constitute Arrears of Payments. The Company will pay Arrears of Payments to the Trust under the same conditions as those applicable to payments by the Trust under the Trust Preferred Securities.

If, however, the Company declares (or is deemed to have declared) a Capital Payment in respect of the Upper Tier 2 Percentage for any Payment Period under circumstances where the Distributable Profits of the Bank for the most recent preceding fiscal year are insufficient to pay such Capital Payment in full as well as capital payments, dividends or other distributions or payments then due on Parity Capital Securities, the Tier 1 Percentage of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, payment of all or a portion of such Capital Payment on the Upper Tier 2 Percentage of the Class B Preferred Securities (and, as a result thereof, a corresponding portion of the Capital Payment then due on the Upper Tier 2 Percentage of the Trust Preferred Securities) will be deferred. The portions of such Capital Payments that cannot be paid and have been deferred in such case, together with the portions of Capital Payments that were not declared or deemed to have been declared in respect of such Upper Tier 2 Percentage for any Payment Period and therefore deferred, will be cumulative and will collectively constitute Arrears of Payments with respect to the Upper Tier 2 Percentage of the Class B Preferred Securities and the Upper Tier 2 Percentage of the Trust Preferred Securities, as applicable. Arrears of Payments will not themselves bear interest.

The Company will pay outstanding Arrears of Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities on the earliest of:

•	the first Payment Date after such deferral to the extent that for the most recent preceding fiscal year for which audited unconsolidated financial statements are available, the Distributable Profits of the Bank are in an amount exceeding the aggregate of:

•	Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities due on such Payment Date,

•	capital payments, dividends or other distributions or payments on Parity Capital Securities, if any, due in respect of such fiscal year, and

•	Capital Payments, dividends or other distributions or payments on the Tier 1 Percentage, if any, of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, if any, due in respect of such fiscal year, in which case, such Arrears of Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities and any Deferred Payments on Parity Capital Securities will be paid pro rata on the basis of Distributable Profits for such preceding fiscal year, with any Arrears of Payments that cannot be repaid pursuant to the foregoing on such Payment Date continuing to be deferred and to constitute Arrears of Payments;

•	the date of any redemption of the Class B Preferred Securities, in the full amount of outstanding Arrears of Payments; and

•	the date on which an order is made for the winding up, liquidation or dissolution of the Company or the Bank (other than for the purposes of or pursuant to an amalgamation, reorganization or restructuring while solvent, where the continuing entity assumes substantially all of the assets and obligations of the Company or the Bank, as the case may be), in the full amount of outstanding Arrears of Payments.

If, as a result of the deferral of Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities, the Company would receive payments of interest on the Obligations that would exceed Capital Payments declared and paid on the Upper Tier 2 Percentage of the Class B Preferred Securities on the corresponding Payment Date (in each such case, “Excess Interest Amounts”), the Bank will not pay such Excess Interest Amounts to the Company in cash but will instead, without any instruction or other action being taken by the Company, credit to the account of the Company at the Bank a subordinated deposit in the Bank, subject to the Subordinated Deposit Agreement, having an aggregate principal amount equal to such Excess Interest Amount. The Subordinated Deposit Agreement will provide that the deposit account at the Bank will bear interest at a rate of 0.75% per annum. Any interest accumulating in such deposit account will be payable to the holder of the Company Common Security under the circumstances described herein. The Subordinated Deposit Agreement will provide that, subject to the subordination provisions of the Subordinated Deposit Agreement, the subordinated deposit outstanding under the Subordinated Deposit Agreement will be terminated, and such deposit repaid to the Company at such time and to the extent as the Company, is required to pay Arrears of Payments. The subordinated deposit outstanding at any time pursuant to the Subordinated Deposit Agreement will be subordinated such that the obligations of the Bank under the Subordinated Deposit Agreement upon the bankruptcy, insolvency or liquidation of the Bank will be (i) subordinated in right of payment to the prior payment in full of all indebtedness and other liabilities of the Bank to its creditors (including subordinated liabilities), except those which by their terms rank on parity with or are subordinated to the Bank’s obligations under the Subordinated Deposit Agreement, (ii) on parity with the most senior ranking preference shares of the Bank, if any, and any obligations or instruments of the Bank which by their terms rank on parity with such preference shares and (iii) senior to the Junior Securities.

No Tier 1 Qualification Election may be made or become effective so long as Arrears of Payments remain outstanding and unpaid.

Capital Payments on the Tier 1 Percentage

The following discussion applies to all Capital Payments in respect of the Tier 1 Percentage for all Payment Periods beginning, with respect to the Specified Increment arising from a Tier 1 Qualification Election, with the Payment Period that commences on the Tier 1 Qualification Date relating to such Tier 1 Qualification Election. As of the Issue Date, the Tier 1 Percentage will be 0%. As the Bank is under no obligation to effect any Tier 1 Qualification Election, these provisions may never become effective with respect to any portion of the Class B Preferred Securities.

Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities will, beginning on and after any Tier 1 Qualification Election Date, if the Bank has made the Tier 1 Qualification Election and it has become effective, be noncumulative. That means that the Company will have no obligation to make up, and the Trust as holder of the Tier 1 Percentage of the Class B Preferred Securities will have no right to receive, at any time, any Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities not paid in full by the Company on any Payment Date, be it as a result of insufficient Operating Profits of the Company, insufficient Distributable Profits of the Bank, an order of the BaFin or otherwise. The following discussion assumes that a Tier 1 Qualification election in fact takes place. However, the Bank has no obligation to make such Tier 1 Qualification Election.

Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities will be made only when, as and if declared, or deemed declared, by the Company’s Board of Directors. Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities will be paid out of the Company’s Operating Profits. The Company can derive Operating Profits only from payments made to the Company by the Bank as obligor under the Initial Obligation.

The Company is authorized to declare Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities and pay declared Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities on any Payment Date that falls after the respective Tier 1 Qualification Dates, if any, upon which each portion of the Tier 1 Percentage first qualified as such, only to the extent that:

•	the Company has an amount of Operating Profits for the related Payment Period ending on the day immediately preceding such Payment Date at least equal to the amount of such Capital Payments, and

•	the Bank has an amount of Distributable Profits for the preceding fiscal year for which audited unconsolidated financial statements are available at least equal to the aggregate amount of such Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities and capital payments or dividends or other distributions payable on Preferred Tier 1 Securities, if any, pro rata on the basis of such Distributable Profits.

In determining the availability of sufficient Distributable Profits of the Bank related to any fiscal year to permit Capital Payments to be declared with respect to the Tier 1 Percentage of the Class B Preferred Securities, any Capital Payments already paid on the Tier 1 Percentage of the Class B Preferred Securities

and any capital payments, dividend or other distributions already paid during the succeeding fiscal year of the Bank on Preferred Tier 1 Securities, if any, on the basis of such Distributable Profits for such fiscal year will be deducted from such Distributable Profits.

However, in certain circumstances the Company may be also deemed to have declared a Capital Payment on the Tier 1 Percentage of the Class B Preferred Securities. If the Bank or any of its subsidiaries declares or pays any dividends, distributions or other payments on

•	any Junior Securities (other than a payment in kind of ordinary shares of common stock or other Junior Securities or payments on Junior Securities issued by wholly-owned subsidiaries of the Bank, when such Junior Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries), then the Company will be deemed to have declared Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities at the Stated Rate in full

•	payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Junior Security is paid in respect of an annual period;

•	payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Junior Security is paid in respect of a semi-annual period; and

•	payable on the next Payment Date, if the dividend, distribution or other payment on the Junior Security is paid in respect of a quarterly period.

•	any Preferred Tier 1 Securities (other than a payment in kind of ordinary shares of common stock or Junior Securities or payments on Preferred Tier 1 Securities issued by wholly-owned subsidiaries of the Bank, when such Preferred Tier 1 Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries), then the Company will be deemed to have declared Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities at the Stated Rate pro rata (in the same proportion that the payment that was made on the Preferred Tier 1 Security had to the amount that was payable on such Preferred Tier 1 Security at the time of such payment)

•	payable on each of the next four Payment Dates, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of an annual period;

•	payable on each of the next two Payment Dates, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of a semi-annual period; and

•	payable on the next Payment Date, if the dividend, distribution or other payment on the Preferred Tier 1 Security is paid in respect of a quarterly period.

If the Bank or any of its subsidiaries redeems, repurchases or otherwise acquires any Junior Securities or Preferred Tier 1 Securities (other than Junior Securities or Preferred Tier 1 Securities issued by wholly-owned subsidiaries of the Bank, when such Junior Securities or Preferred Tier 1 Securities are held exclusively by the Bank or by any of its other wholly-owned subsidiaries) for any consideration (except by conversion into or exchange for ordinary shares of common stock of the Bank or other Junior Securities) or any moneys are paid to or made available for a sinking fund for, or for redemption of, any such securities, other than in connection with:

•	transactions effected by or for the account of customers of the Bank or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities,

•	the satisfaction by the Bank or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, including hedging transactions effected to cover exposure to unvested grants under employee benefit plans,

•	a reclassification of the capital stock of the Bank or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock, or

•	the purchase of fractional interests in shares of the capital stock of the Bank or any of its majority-owned subsidiaries pursuant to the provisions of any security being converted into or exchanged for such capital stock, the Company will be deemed to have declared Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities at the Stated Rate in full payable on each of the next four Payment Dates contemporaneously with and/or immediately following the date on which such redemption, repurchase or other acquisition occurred.

Any Capital Payments so deemed to be declared as described above will (i) only be authorized to be paid on any Payment Date to the extent the Company has an amount of Operating Profits for the related Payment Period at least equal to the amount of Capital Payments so deemed declared and (ii) to the extent not authorized to be paid pursuant to clause (i), will not be considered due and payable for any purposes under the LLC Agreement or under the Class B Preferred Guarantee, except with respect to such Capital Payments deemed declared after the Trust is dissolved and the Class B Preferred Securities have been distributed to the Holders of the Trust Preferred Securities, which will be considered due and payable for purposes of the Class B Preferred Guarantee.

Even if the Company has sufficient Operating Profits and there are sufficient Distributable Profits of the Bank, the Company will be prohibited from making Capital Payments on the Class B Preferred Securities at any time an order from the BaFin (or any other relevant regulatory authority) prohibits the Bank from making any distributions of profits.

Record Dates for Capital Payments

Each Capital Payment declared (or deemed to be declared) on the Class B Preferred Securities will be payable to the holders of record of the Class B Preferred Securities as they appear on the books and records of the Company on the corresponding record date. The record dates for the Class B Preferred Securities will be:

•	for those Class B Preferred Securities held by the Property Trustee (regardless of their own form) so long as the Trust Preferred Securities remain in book-entry form, and for Class B Preferred Securities held in book-entry form, the end of business on the Business Day immediately preceding the relevant Payment Date, and

•	in all other cases, the end of business of the 15th Business Day prior to the relevant Payment Date.

Payments of Additional Amounts

All payments on the Class B Preferred Securities, and any amount payable or upon redemption thereof or in liquidation, will be made without any deduction or withholding for or on account of Withholding Taxes, unless such deduction or withholding is required by law. In such event, the Company will pay, as additional Capital Payments (or Arrears of Payments, as the case may be), such Additional Amounts as may be necessary in order that the net amounts received by the holders of the Class B Preferred Securities and the Trust Preferred Securities, after such deduction or withholding for or on account of Withholding Taxes, will equal the amounts that otherwise would have been received in respect of the Class B Preferred Securities and the Trust Preferred Securities, respectively, had no such deduction or withholding been required.

However, no such Additional Amounts will be payable in respect of the Class B Preferred Securities:

•	in respect of each portion of the Upper Tier 2 Percentage of the Class B Preferred Securities for Payment Periods ending prior to the respective Tier 1 Qualification Dates, if any, with respect to such portions, if and to the extent that the Company is unable to pay because such payment would exceed the Distributable Profits of the Bank for the fiscal year in respect of which the relevant Capital Payments are payable (after subtracting from such Distributable Profits the amount of the Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities and any payments on

Parity Capital Securities, the Tier 1 Percentage, if any, of the Class B Preferred Securities and Preferred Tier 1 Capital Securities, if any, already paid on the basis of such Distributable Profits on or prior to the date on which such Additional Amounts will be payable), in which case such Additional Amounts will be deferred and will thereupon constitute Arrears of Payments;

•	in respect of each portion of the Tier 1 Percentage of the Class B Preferred Securities for Payment Periods beginning on or after the respective Tier 1 Qualification Dates, if any, with respect to such portions, if and to the extent that the Company is unauthorized to pay because of insufficient Distributable Profits of the Bank for the preceding fiscal year;

•	with respect to any Withholding Taxes that are payable by reason of a holder or beneficial owner of the Class B Preferred Securities (other than the Trust) having some connection with the Relevant Jurisdiction other than by reason only of the mere holding or beneficial ownership of the Class B Preferred Securities;

•	with respect to any Withholding Taxes which are deducted or withheld pursuant to (i) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (ii) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and (y) the European Union or Germany are parties, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or

•	to the extent such deduction or withholding can be avoided or reduced if the holder or beneficial owner of the Class B Preferred Securities makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority; provided, however, that this exclusion will not apply if the certification, information, documentation or other reporting requirement would be materially more onerous (in form, procedure or substance of information required to be disclosed) to the holder or beneficial owner of the Class B Preferred Securities than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9).

Voting and Enforcement Rights

Except as described below, the Class B Preferred Securities will have no voting rights.

If for four consecutive Payment Periods, Capital Payments on the Class B Preferred Securities and any Additional Amounts in respect of such Capital Payments have not been paid at the Stated Rate in full by the Company or by the Guarantor under the Class B Preferred Guarantee, the holders of at least a majority in liquidation preference amount of the Class B Preferred Securities will be entitled to appoint, by ordinary resolution passed at a separate general meeting convened for that purpose, two additional, independent directors to the Board of Directors. Any independent director so appointed will vacate office if, Capital Payments (including, with respect to the Upper Tier 2 Percentage, if any, all Arrears of Payments) have been paid regularly at the Stated Rate in full by the Company or the Guarantor under the Class B Preferred Guarantee or the Trust Preferred Guarantee for one calendar year. Any independent director may be removed only by the vote of holders of a majority in liquidation preference amount of the Class B Preferred Securities.

So long as any Class B Preferred Securities are outstanding, the Company will not, without the affirmative vote of at least 66 2/3% in aggregate liquidation preference amount of the Class B Preferred Securities, voting as a single class:

•	amend, alter, repeal or change any provision of the LLC Agreement (including the terms of the Class B Preferred Securities) if such amendment, alteration, repeal or change would materially adversely affect the rights, preferences, powers or privileges of the Class B Preferred Securities,

•	agree to modify or amend any provision of, or waive any default in the payment of any amount under, Obligations in any manner that would materially adversely affect the interests of the holders of Class B Preferred Securities, or

•	effect any merger, consolidation, or business combination involving the Company, or any sale of all or substantially all of the assets of the Company, provided, that any such merger, consolidation, or business combination involving the Company, or any sale of all or substantially all of the assets of the Company, also must comply with the requirements set forth under “— Mergers, Consolidations and Sales.”

The Company will not, without the unanimous consent of all the holders of the Class B Preferred Securities, issue any additional equity securities of the Company ranking prior to or on parity with the Class B Preferred Securities as to periodic distribution rights or rights on liquidation or dissolution of the Company, or incur any indebtedness for borrowed money. Nevertheless, the Company will if so required by the Bank either (a) in connection with the exercise of the underwriters’ over-allotment option on or prior to February [●], 2008 or (b) from time to time on or prior to the Payment Date falling closest to, but not later than, the fifth anniversary of the Issue Date and without the consent of the holders of the Class B Preferred Securities, issue additional Class B Preferred Securities having the same terms and conditions as the Class B Preferred Securities in all respects except for the issue date, the date from which Capital Payments accrue on the Class B Preferred Securities, the issue price and any other deviations required for compliance with applicable law, so as to form a single series with the Class B Preferred Securities, if so required by and upon notice from the Bank and in consideration for Obligations of a principal amount equal to the aggregate liquidation preference amount of such additional Class B Preferred Securities and having the same terms and conditions as the Initial Obligation in all respects except for the issue date, the date from which interest accrues on such Obligations, the issue price and any other deviations required for compliance with applicable law, and confirmation from the Bank that such additional Class B Preferred Securities have the benefit of the Class B Preferred Guarantee.

The Class A Preferred Security (and the Class B Preferred Securities, if any) beneficially owned by the Bank, the Company or any of their respective affiliates (other than the Trust) will not be entitled to vote or consent under the LLC Agreement or the bylaws of the Company and will, for the purposes of such vote or consent, be treated as not outstanding, except Company Preferred Securities acquired by the Bank or its affiliates in connection with transactions effected by or for the account of customers of the Bank or any of its affiliates or in connection with trading or market-making activities relating to such Company Preferred Securities in the ordinary course of business. Persons (other than affiliates of the Bank) to whom the Bank or any of its affiliates have pledged a Class A Preferred Security or Class B Preferred Securities may vote or consent with respect to such pledged Class A Preferred Security or Class B Preferred Securities pursuant to the terms of such pledge.

Redemption of the Class B Preferred Securities

Subject to any required regulatory approvals, the Company may, at its option, on at least 30 days’ prior notice (or such longer period as required by the relevant regulatory authorities) to the holders of the Class B Preferred Securities, redeem the Class B Preferred Securities, in whole but not in part, at a redemption price per Class B Preferred Security equal to the liquidation preference amount thereof, plus accrued and unpaid Capital Payments for the then current Payment Period to but excluding the date of redemption, plus, to the extent that no Tier 1 Qualification Date has occurred with respect to any portion of the Class B Preferred Securities, all outstanding Arrears of Payments, if any, on such portions, plus Additional Amounts, if any, on such portion (the sum of these is referred to as the Redemption Price):

•	on any Payment Date on or after [●] [●] 2018 (which we refer to as the Initial Redemption Date); and

•	at any time upon the occurrence of a Company Special Redemption Event.

No redemption of the Class B Preferred Securities for any reason may take place unless on the Redemption Date:

•	the Company has an amount of cash funds (by reason of payments on the Obligations or the Class B Preferred Guarantee) at least equal to the Redemption Price, plus Additional Amounts, if any;

•	the Company has an amount of Operating Profits for the current Payment Period at least equal to the Capital Payments on the Class B Preferred Securities and Arrears of Payments, if applicable, accrued and unpaid as of the Redemption Date, plus Additional Amounts, if any;

•	the Bank has an amount of Distributable Profits for the preceding fiscal year of the Bank (for which audited unconsolidated financial statements are available) at least equal to the Capital Payments on the Class B Preferred Securities accrued and unpaid as of the Redemption Date, plus the aggregate amount of Capital Payments (including any Arrears of Payments) on the Class B Preferred Securities theretofore paid, plus any Additional Amounts plus (i) if the Upper Tier 2 Percentage of the Class B Preferred Securities exceeds zero, capital payments payable on Parity Capital Securities and Preferred Tier 1 Capital Securities, or (ii) if the Upper Tier 2 Percentage of the Class B Preferred Securities is zero, capital payments or dividends payable on any Preferred Tier 1 Securities; and

•	no order of the BaFin (or any other relevant regulatory authority) is in effect prohibiting the Bank from making any distribution of profits (including to the holders of Preferred Tier 1 Securities, if any).

In the event that payment of any Redemption Price, in respect of any Class B Preferred Securities, is improperly withheld or refused and not paid, Capital Payments on such Class B Preferred Securities will continue to accrue at the Stated Rate from the designated Redemption Date to the date of actual payment of the Redemption Price.

No redemption, whether before or after the Initial Redemption Date, requires the vote or consent of any of the holders of the Class B Preferred Securities.

An irrevocable notice of any redemption of the Class B Preferred Securities will be given by the Board of Directors on behalf of the Company by mail to the record holder of each Class B Preferred Security to be redeemed not fewer than 30 calendar days before the date fixed for redemption, or such other time period as may be required by the relevant regulatory authorities.

Liquidation Distribution

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Class B Preferred Securities will, subject to the limitations described below, be entitled to receive the Redemption Price of their Class B Preferred Securities. The holders of the Class B Preferred Securities will be entitled to receive their liquidation distribution following the liquidation distribution of Obligations (including accrued and unpaid interest thereon) to the holder of the Class A Preferred Security but before any distribution of assets is made to the holder of the Company Common Security. Any payments made by the Bank pursuant to the Class B Preferred Guarantee will be made solely on behalf of the holders of the Class B Preferred Securities and under the terms of the LLC Agreement and to the fullest extent permitted by law, the Company will not be dissolved until all obligations under the Class B Preferred Guarantee have been paid in full pursuant to its terms.

Mergers, Consolidations and Sales

The Company may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except with the consent of the holders of 66 2/3% in aggregate liquidation preference amount of the Class B Preferred

Securities, into a limited partnership, limited liability company or trust organized as such under the laws of any State of the United States of America, provided, that:

•	such successor entity either expressly assumes all of the obligations of the Company under the Class B Preferred Securities or substitutes for the Class B Preferred Securities other securities having substantially the same terms as the Class B Preferred Securities (referred to as the “Successor Company Securities”) so long as the Successor Company Securities are not junior to any equity securities of the successor entity, with respect to participation in the profits, distributions and assets of the successor entity, except that they may rank junior to the Class A Preferred Security or any successor Class A Preferred Security to the same extent that the Class B Preferred Securities rank junior to the Class A Preferred Security;

•	the Bank expressly acknowledges such successor entity as the holder of the Obligations and holds, directly or indirectly, all of the voting securities (within the meaning of Rule 3a-5 under the 1940 Act) of such successor entity;

•	such consolidation, amalgamation, merger or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated, the Class B Preferred Securities (including any Successor Company Securities)) to be downgraded by any nationally recognized rating organization;

•	such consolidation, amalgamation, merger or replacement does not adversely affect the powers, preferences and other special rights or tax treatment of the holders of the Trust Preferred Securities or Class B Preferred Securities (including any Successor Company Securities) in any material respect;

•	such successor entity has a purpose substantially identical to that of the Company;

•	prior to such consolidation, amalgamation, merger or replacement, the Company has received an opinion of a nationally recognized law firm experienced in such matters as described in the LLC Agreement to the effect that such successor entity will be treated as a partnership, and will not be classified as an association or publicly traded partnership taxable as a corporation, for United States federal income tax purposes;

•	such consolidation, merger, amalgamation or replacement does not otherwise result in a Company Special Redemption Event; and

•	the Bank guarantees the obligations of such successor entity under the Successor Company Securities at least to the extent provided by the Class B Preferred Guarantee.

Book-Entry and Settlement

If the Class B Preferred Securities are distributed to holders of the Trust Preferred Securities in connection with the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, the Company will use reasonable efforts to arrange for the Class B Preferred Securities to be issued in the form of one or more global certificates registered in the name of DTC or its nominee. As of the date of this prospectus supplement, the description herein of DTC’s book-entry system and practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities will apply in all material respects to any Class B Preferred Securities represented by one or more global certificates.

Registrar and Transfer Agent

Deutsche Bank Trust Company Americas will act as registrar, transfer agent and paying agent for the Class B Preferred Securities. Registration of transfers of the Class B Preferred Securities will be effected without charge by or on behalf of the Company, but upon payment (with the giving of such indemnity as the transfer agent may require) in respect of any tax or other governmental charges that may be imposed in relation to it. The transfer agent will not be required to register or cause to be registered the transfer of the Class B Preferred Securities after such Class B Preferred Securities have been called for redemption.

DESCRIPTION OF THE SUBORDINATED GUARANTEES

The following, together with “Description of Capital Securities — Description of Subordinated Guarantees in Connection with Capital Securities” in the attached prospectus, describes the material terms of the Guarantees. If the description of the Guarantees in this prospectus supplement differs in any way from the description in the attached prospectus, you should rely on the description in this prospectus supplement. You also should read the Guarantees and the Trust Indenture Act. We have filed with the SEC forms of the Guarantees as an exhibit to the registration statement pertaining to this prospectus supplement and the attached prospectus.

The Bank has agreed to guarantee payment, on a subordinated basis, of certain payments on the Trust Preferred Securities under a guarantee we refer to as the Trust Preferred Guarantee and certain payments on the Class B Preferred Securities under a guarantee we refer to as the Class B Preferred Guarantee, in each case to the extent described below. We refer to both guarantees collectively as Guarantees, and we refer to the Trust Preferred Securities in relation to the Trust Preferred Guarantee as related securities and to the Class B Preferred Securities in relation to the Class B Preferred Guarantee as related securities. The Guarantees are qualified under the Trust Indenture Act. The Bank of New York will act as trustee under the Trust Preferred Guarantee and is in such capacity referred to as Trust Preferred Guarantee Trustee and under the Class B Preferred Guarantee and is in such capacity referred to as the Class B Preferred Guarantee Trustee, in each case for purposes of complying with the Trust Indenture Act. The terms of each Guarantee will include those stated in that Guarantee and those made part of that Guarantee by the Trust Indenture Act.

The following description of the material terms of the Guarantees in this prospectus supplement contains only a summary of their material terms and is not complete and is qualified in its entirety by reference to the terms and provisions of the respective Guarantee and the Trust Indenture Act.

General

Each of the Guarantees is a direct, unsecured and subordinated obligation of Deutsche Bank AG.

The Class B Preferred Guarantee will be held by the Class B Preferred Guarantee Trustee for the benefit of the Property Trustee as holder of the Class B Preferred Securities, and the Property Trustee will in turn hold it for the benefit of the holders of the Trust Preferred Securities.

The Trust Preferred Guarantee will be held by the Trust Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities.

The holders of a majority in liquidation preference amount of the related securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the related Guarantee Trustee.

The rights under the Guarantees are not separately transferable from the Class B Preferred Securities or the Trust Preferred Securities, as applicable, to which the Guarantee relates. Upon transfer of any Class B Preferred Securities or Trust Preferred Security to another holder, the prior holder will no longer have rights under the related Guarantee with respect to the transferred securities.

Under the Guarantees the Guarantor may provide to the related Guarantee Trustee evidence of compliance with any conditions precedent under such Guarantee in the form of an officer’s certificate meeting the requirements set forth in such Guarantee.

The Guarantor may not assign its obligations under the applicable Guarantee, except in the case of a merger or consolidation in which the Guarantor is not the surviving party or in the case of a sale, lease or other transfer of substantially all of its assets, to a purchaser and only if such surviving entity or purchaser expressly assumes the obligations of the Guarantor thereunder or such assumption of obligations result from applicable law.

The Guarantees will be governed by New York law.

Guarantee Payments

The Guarantor will irrevocably and unconditionally guarantee, on a subordinated basis, without duplication, the following payments (which we refer to as the Guarantee Payments):

•	with respect to the Trust Preferred Securities:

•	Capital Payments due and payable on the Trust Preferred Securities on each Payment Date for the then current Payment Period including any Arrears of Payments that are due and payable, and including any Additional Amounts payable with respect to such Capital Payments and, if applicable, such Arrears of Payments;

•	on any redemption date, the Redemption Price for each Trust Preferred Security called for redemption by the Trust; and

•	upon any voluntary or involuntary dissolution, liquidation or winding up of the Trust (other than a dissolution of the Trust in which the Class B Preferred Securities are distributed to the holders of the Trust Preferred Securities), the liquidation preference amount of the Trust Preferred Securities, plus any accrued and unpaid Capital Payments for the then current Payment Period to but excluding the date of liquidation, plus Arrears of Payments that are due and payable and including any Additional Amounts payable with respect to such Capital Payments and, if applicable, such Arrears of Payments.

•	with respect to the Class B Preferred Securities:

•	the Capital Payments due and payable on the Class B Preferred Securities on each Payment Date for the then current Payment Period, if declared or deemed declared pursuant to the LLC Agreement, including any Arrears of Payments that are due and payable, and including any Additional Amounts payable with respect to such Capital Payments and, if applicable, such Arrears of Payments;

•	on any Redemption Date, the Redemption Price for each Class B Preferred Security called for redemption by the Company; and

•	upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, the liquidation preference amount of the Class B Preferred Securities, plus any accrued and unpaid Capital Payments for the then current Payment Period to but excluding the date of liquidation, plus, if the Tier 1 Qualification Date had not occurred as of the Payment Date of any payments with respect to which such guarantee is invoked, any Arrears of Payments that are due and payable and including any Additional Amounts payable with respect to such Capital Payments and, if applicable, such Arrears of Payments.

The Guarantees require the Guarantor to pay all amounts payable thereunder in respect of Capital Payments payable in respect of any Payment Period on the Trust Preferred Securities or the Class B Preferred Securities, to which the Guarantee relates, prior to any dividend or other payment (except dividends in the form of shares) upon its shares of common stock.

Payments of Guarantee Additional Amounts

All Guarantee Payments made or caused to be made by the Guarantor will be made without withholding or deduction for or on account of any Withholding Tax, unless the withholding or deduction of such Withholding Tax is required by law. In such event, the Guarantor will pay, as additional Guarantee Payments (which we refer to as Trust Preferred Additional Guarantee Payments or Class B Preferred Additional Guarantee Payments, as applicable, and collectively as Guarantee Additional Amounts), such additional amounts as may be necessary in order that the net amounts received by a holder after such withholding or deduction for or on account of Withholding Tax will equal the amount which would have been received in respect of the Guarantee Payments (including interest accrued thereon, if any) had no such deduction or withholding been required, except that no such Guarantee Additional Amounts will be payable to a holder with respect to any Guarantee Payments,

•	in respect of each portion of the Upper Tier 2 Percentage of the Trust Preferred Securities for Payment Periods ending prior to the respective Tier 1 Qualification Dates, if any, with respect to such portions, if and to the extent that the Company is unable to pay corresponding amounts in respect of the Upper Tier 2 Percentage of the Class B Preferred Securities because such payment would exceed the Distributable Profits of the Bank for the fiscal year in respect of which the relevant Capital Payments are payable (after subtracting from such Distributable Profits the amount of the Capital Payments on the Upper Tier 2 Percentage of the Class B Preferred Securities and dividends or other distributions or payments on Parity Capital Securities, the Tier 1 Percentage, if any, of the Trust Preferred Securities and Preferred Tier 1 Capital Securities, if any, already paid on the basis of such Distributable Profits on or prior to the date on which such Additional Amounts will be payable), in which case such Additional Amounts will be deferred and will thereupon constitute Arrears of Payments under the applicable Guarantee;

•	in respect of each portion of the Tier 1 Percentage of the Trust Preferred Securities for Payment Periods beginning on or after the respective Tier 1 Qualification Dates, if any, with respect to such portions, if and to the extent that the Company is unable to pay corresponding amounts in respect of the Tier 1 Percentage of the Class B Preferred Securities because of insufficient Distributable Profits of the Bank for the preceding fiscal year (after subtracting from such Distributable Profits the amounts of Capital Payments on the Tier 1 Percentage of the Class B Preferred Securities and dividends or other distributions or payments on Preferred Tier 1 Securities, if any, already paid on the basis of such Distributable Profits on or prior to the date on which such Additional Amounts will be payable);

•	with respect to any Withholding Taxes that are payable by reason of a holder or beneficial owner of the securities to which such Guarantee Payments relate having some connection with any Relevant Jurisdiction other than by reason only of the mere holding or beneficial ownership of such securities;

•	with respect to any Withholding Taxes which are deducted or withheld pursuant to (i) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (ii) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and (y) the European Union or Germany are parties, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or

•	where such deduction or withholding can be avoided or reduced if the holder or beneficial owner of the securities to which such Guarantee Payments relate makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority, provided, however, that this exclusion will not apply if the certification, information documentation or other reporting requirement would be materially more onerous to such holder or beneficial owner (in form, procedure or substance of information required to be disclosed) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9).

No Guarantee of Sufficient Funds of the Company

Neither of the Guarantees is a guarantee of any kind that the Company or the Trust will at any time have sufficient assets to declare a Capital Payment or other distribution or that any other condition for declaring a Capital Payment or other distribution will be met or that the Company will declare a Capital Payment on the Class B Preferred Securities if all conditions for the declaration of such a Capital Payment are met.

Subordination

In respect of each portion of the Upper Tier 2 Percentage of the Trust Preferred Securities for Payment Periods ending prior to the respective Tier 1 Qualification Dates, if any, with respect to such portions, in the case of a liquidation of the Guarantor, the Guarantees will rank

•	subordinate and junior to all senior and subordinated debt obligations of the Bank (including profit participation rights (Genussscheine));

•	senior to all preference shares, Preferred Tier 1 Capital Securities and the common shares of the Bank; and

•	unless otherwise expressly provided in the terms thereof, pari passu with any instrument or contractual obligation of the Bank ranking junior to any of the instruments included in the first clause above and senior to any of the instruments or contractual obligations of the Bank included in the second clause above.

In respect of each portion of the Tier 1 Percentage of the Trust Preferred Securities for Payment Periods beginning on or after the respective Tier 1 Qualification Dates, if any, with respect to such portions, in the case of a liquidation of the Guarantor, the Guarantees will rank

•	subordinate and junior to all senior and subordinated debt obligations of the Guarantor that do not expressly rank on parity with the obligations of the Guarantor under the Guarantees;

•	on parity with the most senior ranking preference shares of the Guarantor, if any, and with its obligations under any guarantee or support agreement or undertaking relating to any preference shares or other instrument of any subsidiary of the Bank qualifying as consolidated Tier 1 capital of the Bank that does not expressly rank junior to the obligation of the Guarantor under the Guarantees; and

•	senior to the Junior Securities.

Limitations on Transactions

For so long as any Class B Preferred Securities or Trust Preferred Securities remain outstanding and until the Tier 1 Qualification Election has become effective for the full amount of the Class B Preferred Securities and the Trust Preferred Securities, the Guarantor undertakes not to give any guarantee or similar undertaking with respect to, or enter into any other agreement relating to the support of, or payment of any amounts in respect of any Group Capital Securities of any of its affiliates which guarantee or similar undertaking or other support agreement would rank senior in any regard to the related Guarantee unless the related Guarantee is amended to give the holders such rights and entitlements in respect of the Upper Tier 2 Percentage of the Class B Preferred Securities or the Upper Tier 2 Percentage of the Trust Preferred Securities to which such Guarantee relates such rights and entitlements as are contained in or attached to such other guarantee, similar undertaking or agreement so that the Guarantor’s obligations under such Guarantee rank at least on parity with, and contain substantially equivalent rights of priority as to payment, as such guarantee, similar undertaking or other support agreement.

We define “Group Capital Securities” to include any interests in the capital of any person that rank (A) senior to the preference shares, Preferred Tier 1 Capital Securities and common shares of such person and (B) junior to all other obligations of such person that (i) rank senior to the preference shares and Preferred Tier 1 Capital Securities, if any, of such person and (ii) do not by their terms rank pari passu with such interests.

From and including the first Tier 1 Qualification Date, if any, and for so long as any Class B Preferred Securities or Trust Preferred Securities remain outstanding, the Guarantor undertakes not to issue any preference shares ranking senior on liquidation to its obligations under the related Guarantee or give any guarantee or similar undertaking with respect to, or enter into any other agreement relating to the support or payment of any amounts in respect of, any other preference shares (or instruments ranking on parity with or junior to preference shares) issued by any other affiliated entity that would rank senior in right of payment to the Guarantor’s obligations under the related Guarantee in respect of the Tier 1 Percentage of the Class B Preferred Securities or the Tier 1 Percentage of the Trust Preferred Securities, unless that Guarantee is amended to give the holders of the Tier 1 Percentage of the Class B Preferred Securities or of the Tier 1 Percentage of the Trust Preferred Securities to which such Guarantee relates such rights and entitlements as are contained in or attached to such other guarantee, similar undertaking or agreement so that the Guarantor’s obligations under such Guarantee rank at least on parity with, and contain substantially equivalent rights of priority as to payment as, such guarantee, similar undertaking or other support agreement.

Events of Default

An event of default:

•	under the Trust Preferred Guarantee occurs, if (i) the Guarantor defaults in respect of any of its payment obligations under the Trust Preferred Guarantee or (ii) the Guarantor defaults in the performance of any other obligation under the Trust Preferred Guarantee, and, in the case of (ii), such default continues for 60 days after the Trust Preferred Guarantee Trustee has given notice of such default to the Guarantor; and

•	under the Class B Preferred Guarantee occurs, if (i) the Guarantor defaults in respect of any of its payment obligations under the Class B Preferred Guarantee or (ii) the Guarantor defaults in the performance of any other obligation under the Class B Preferred Guarantee, and, in the case of (ii), such default continues for 60 days after the Class B Preferred Guarantee Trustee has given notice of such default to the Guarantor.

The applicable Guarantee Trustee is required to notify the holders of the Trust Preferred Securities or the holders of the Class B Preferred Securities, as applicable, of all events of default known to such Guarantee Trustee under the related Guarantee, within 90 days after the occurrence of such event of default, unless such event of default has been cured before such notification. The applicable Guarantee Trustee may withhold such notice if and so long such Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Preferred Securities or Class B Preferred Securities, as applicable.

Amendments

The Guarantor and the applicable Guarantee Trustee may, at any time and from time to time, without the consent of the holders of the Class B Preferred Securities or the Trust Preferred Securities, as applicable, to which the Guarantee relates, modify either of the Guarantees

•	to make any changes required to make the Guarantee rank on parity with instruments of the Guarantor that would otherwise be prohibited by the terms of that Guarantee,

•	to cure any ambiguity or correct any mistake,

•	to correct or supplement any provision in the Guarantee that may be defective or inconsistent with any other provision of the Guarantee,

•	to add to the covenants, restrictions or obligations of the Guarantor for the benefit of the holders of the related securities or to surrender any right or power conferred upon the Guarantor under that Guarantee,

•	to evidence the succession of another entity to the Guarantor and the assumption by any such successor of the covenants of the Guarantor stated in the Guarantee,

•	to modify or supplement any provision in that Guarantee to give effect to any provision made invalid by any changes in the 1940 Act, the Trust Indenture Act or the rules or regulations of either such Act or any other applicable law, provided that no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the related securities (and, in the case of the Class B Preferred Guarantee, so long as the Trust holds the Class B Preferred Securities, the Trust Preferred Securities),

•	to modify, eliminate and add to any provision of that Guarantee to such extent as may be necessary or desirable, provided that no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the related securities (and, in the case of the Class B Preferred Guarantee, so long as the Trust holds the Class B Preferred Securities, the Trust Preferred Securities), or

•	in connection with the creation of any series of related securities and the establishment of the particular terms (including, without limitation, to confirm or provide that the Benefits of the Trust Preferred Guarantee and the Class B Preferred Guarantee apply to additional Trust Preferred Securities or Class B Preferred Securities, as applicable, issued on or before the fifth anniversary of the Issue Date in accordance with the Trust Agreement and the LLC Agreement).

Each of the Guarantees may be modified with the prior approval of the holders of not less than a majority in liquidation preference amount of the securities to which the Guarantee relates, provided that, (i) changes to the certain provisions relating to guarantee payment obligations and related Guarantor certification requirements, unless those changes are of the kind that would be permitted pursuant to the paragraph above, may not be amended without the prior approval of each holder of the related securities, and (ii) any amendment to reduce the aggregate liquidation preference amount of related securities whose holders must consent to an amendment must be approved by each holder of such related securities.

Termination

The Guarantees will terminate upon the earlier of (i) full payment of the Redemption Price of all Trust Preferred Securities or Class B Preferred Securities, as applicable, or repurchase and cancellation of all Trust Preferred Securities or Class B Preferred Securities, as applicable, to which such Guarantee relates or (ii) upon full payment of the liquidation preference amount, plus any accumulated and unpaid Capital Payments, plus Arrears of Payments, if applicable, plus Additional Amounts, if any, payable on the Trust Preferred Securities upon liquidation of the Trust pursuant to the Trust Agreement or on the Class B Preferred Securities upon liquidation of the Company pursuant to the LLC Agreement, as applicable, to which such Guarantee relates.

DESCRIPTION OF THE SERVICES AGREEMENT

The following summary sets forth the material terms and provisions of the Services Agreement. This summary is not complete and is qualified in its entirety by reference to the Services Agreement.

Under the Services Agreement, the Bank (which may act through its New York branch) will be obligated, among other things, to provide legal, accounting, tax and other support services to the Trust and the Company, to maintain compliance with all applicable U.S. and German local, state and federal laws, and to provide administrative, recordkeeping and secretarial services for the Company and the Trust. The Bank (which may act through its New York branch) will be responsible for and will pay all expenses related to the organization and operations of the Company and the Trust, including, in each case, any taxes, duties, assessments or governmental charges of whatsoever nature (other than Withholding Taxes) imposed by Germany, the United States or any other taxing authority upon the Company or the Trust, and all other obligations of the Company and the Trust (other than with respect to the Trust Securities or the Company Securities) will be paid by the Bank (which may act through its New York branch) pursuant to the Services Agreement.

The Services Agreement does not prevent the Bank or any of its affiliates or employees from engaging in any other activities. The Services Agreement has an initial term of ten years and is renewable automatically for additional five-year periods unless terminated by Company and the Trust on 90 days’ notice.

The Services Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF THE TERMS OF THE INITIAL OBLIGATION

The following, together with “Description of Capital Securities — Description of Subordinated Debt Obligations in Connection with Certain Capital Securities” in the attached prospectus, describes the material terms of the Initial Obligation. If the description of the Initial Obligation in this prospectus supplement differs in any way from the description in the attached prospectus, you should rely on the description in this prospectus supplement.

The following summary sets forth the material terms and provisions of the Initial Obligation. This summary is not complete and is qualified in its entirety by reference to the Initial Obligation.

General

The Initial Obligation will be a perpetual, unsecured, subordinated note with an aggregate Principal Amount of $[●],000,025 issued by the Bank on the Issue Date.

The Initial Obligation will bear interest at the fixed annual rate of [●]%, payable quarterly in arrears on each Payment Date. The amount of interest payable for any period will be computed based on a 360-day year comprised of twelve 30-day months. If any Payment Date or a date fixed for redemption of the Initial Obligation (which we refer to as Obligation Redemption Date) is not a Business Day, payment of all amounts otherwise payable on such date will be made on the next succeeding Business Day, without adjustment, interest or further payment as a result of such delay in payment.

The Initial Obligation is perpetual which means that it does not have a maturity date.

The Initial Obligation will not be listed on any stock exchange.

The Initial Obligation will be purchased by the Company with proceeds from the Company’s issuance and sale of the Class B Preferred Securities to the Trust. The aggregate Principal Amount of the Initial Obligation will be such that the aggregate interest income paid to the Company on the Initial Obligation on any Payment Date will create sufficient Operating Profits for the Company to make the aggregate Capital Payments on the Class B Preferred Securities on the corresponding Payment Date. The purchase of the Initial Obligation by the Company will occur contemporaneously with its issuance of the Class B Preferred Securities.

Additional Interest Amounts

Payment of interest on the Initial Obligation (or any Substitute Obligation) and any repayment upon redemption thereof, will be made without withholding or deduction for or on account of any Withholding Tax unless such deduction or withholding is required by law. In such event, the Bank or other obligor will pay as additional interest such additional amounts (which we refer to as Additional Interest Amounts) as may be necessary in order that the net amounts received by the Company, after such deduction or withholding for or on account of Withholding Taxes, will equal the amounts that otherwise would have been received in respect of the Initial Obligation (or Substitute Obligation) had no such withholding or deduction been required. However, no such Additional Interest Amounts will be payable on the Initial Obligation (or Substitute Obligation) with respect to:

•	any tax which is payable otherwise than by deduction or withholding;

•	any tax imposed on the net income of the holder or beneficial owner of the Initial Obligation (or Substitute Obligation) or that is payable by reason of the holder or beneficial owner of the Initial Obligation (or Substitute Obligation) having some connection with any Relevant Jurisdiction other than by reason only of the mere holding or beneficial ownership of the Initial Obligation (or Substitute Obligation);

•	with respect to any Withholding Taxes which are deducted or withheld pursuant to (i) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (ii) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and (y) the European Union or Germany are parties, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding;

•	any Withholding Tax to the extent the same would not have been so imposed but for the presentation of the Initial Obligation (or Substitute Obligation) for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or

•	to the extent such deduction or withholding can be avoided or reduced if the holder or beneficial owner of the Trust Preferred Securities makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority; provided, however, that this exclusion will not apply if the certification, documentation, information or other reporting requirement would be materially more onerous (in form, procedure or substance of information required to be disclosed) to the holder or beneficial owner of the Trust Preferred Securities than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9).

Redemption

The Bank may redeem the Initial Obligation, in whole but not in part, upon at least 30 days’ prior notice, on any Payment Date falling on or after [●] [●], 2018 (which we refer to as the Obligation Initial Redemption Date), if the Bank has obtained any required regulatory approvals.

The Bank may redeem the Initial Obligation, in whole but not in part, upon at least 30 days’ prior notice, at any time if both an Obligation Special Redemption Event has occurred and the Company has decided to redeem its Class B Preferred Securities in whole; provided the Bank has either (i) replaced the Principal Amount by paying in other, at least equivalent, own funds (haftendes Eigenkapital ) within the meaning of the German Banking Act, or (ii) obtained prior approval of the BaFin or any successor authority for such early redemption.

The Bank may, at its option, redeem the Initial Obligation at any time in whole or in part, if it replaces the Initial Obligation in whole or in such part, as applicable, with Substitute Obligations.

The redemption price payable for any redemption of the Initial Obligation is equal to the aggregate Principal Amount thereof plus accrued and unpaid interest thereon to the redemption date and Additional Interest Amounts, if any.

Pursuant to § 10, subparagraph (5a) of the German Banking Act, if the Bank redeems or repays the Initial Obligation prior to the Obligation Initial Redemption Date, notwithstanding any agreements to the contrary, any amounts so paid to the Company as holder of the Initial Obligation must be repaid to the Bank unless the Principal Amount will be replaced with at least equivalent own funds (haftendes Eigenkapital ) within the meaning of the German Banking Act or prior approval of the BaFin has been obtained.

Enforcement

In the event the Bank (or any obligor thereunder) fails to make any payment of interest and Additional Interest Amounts, if any, on the Initial Obligation or Substitute Obligation, the Company as holder of such Obligations may bring an action or proceeding to such payment, provided that the Bank is not in default in the payment of interest under any indebtedness to which the Initial Obligation is subordinated. The Company as holder of the Initial Obligation will not have any right to accelerate payment of the Initial Obligation in the case of a failure of the Bank (or other obligor thereunder) to make any payment of principal of, interest on, or other amounts owing under, the Initial Obligation or a failure to perform any other covenant of the Bank (or other obligor) contained in the Initial Obligation.

Subordination

The Initial Obligation is the Bank’s direct, unsecured subordinated obligation. Except for the amount corresponding to the Tier 1 Percentage of the Trust Preferred Securities, if any, claims for repayment of the Initial Obligation will, in the case of an insolvency or liquidation of the Bank, rank

•	subordinate and junior to all senior and subordinated debt obligations of the Bank (including profit participation rights (Genussscheine));

•	senior to all preference shares, Preferred Tier 1 Capital Securities and the common shares of the Bank; and

•	unless otherwise expressly provided in the terms thereof, pari passu with any instrument or contractual obligation of the Bank ranking junior to any of the instruments included in the first clause above and senior to any of the instruments or contractual obligations of the Bank included in the second clause above.

For the amount corresponding to the Tier 1 Percentage of the Trust Preferred Securities, if any, claims for repayment of the Initial Obligation will, in the case of an insolvency or liquidation of the Bank, rank

•	subordinate and junior to all senior and subordinated debt obligations of the Guarantor that do not expressly rank on parity with the obligations of the Guarantor under the Guarantees;

•	on parity with the most senior ranking preference shares of the Guarantor, if any, and with its obligations under any guarantee or support agreement or undertaking relating to any preference shares or other instrument of any subsidiary of the Bank qualifying as consolidated Tier 1 capital of the Bank that does not expressly rank junior to the obligation of the Guarantor under the Guarantees; and

•	senior to the Junior Securities.

The obligations of the Bank under the Initial Obligation may not be secured by any lien, security interest or other encumbrance on any property of the Bank or any other person and, except as permitted by applicable law, the Bank will not, directly or indirectly, acquire for its own account, finance for the account of any other person the acquisition of, or accept as security for any obligation owed to it, any of the Initial Obligation. The Bank is also prohibited from amending the terms of the Initial Obligation to limit the subordination provisions.

The Company, as the holder of the Initial Obligation, will waive any rights it may have to set off claims it may have against the Bank for payments under the Initial Obligation against any claims the Bank may have against it.

Substitution

At any time, the Bank will have the right to (i) substitute another obligor on the Obligations, in whole or in part, which obligor may be either a branch of the Bank or a Subsidiary, or (ii) replace the Obligations, in whole or in part, with Substitute Obligations; provided, in each case, that (a) the Bank has received the written opinion of a nationally recognized law firm in the United States that reinvestment in such Substitute Obligation will not adversely affect the “qualified dividend income” eligibility for purposes of Section 1(h)(11) of the Internal Revenue Code of 1986, as amended (or any successor legislation) , if any, of Capital Payments on the Trust Preferred Securities or cause the holders thereof to recognize gain or loss for U.S. federal income tax purposes and (b) such substitution or replacement does not result in a Company Special Redemption Event or a Trust Special Redemption Event, and provided, further in each case that the Bank has obtained any required regulatory approvals.

Governing Law

The Initial Obligation will be governed by New York law.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to an investment in the Trust Preferred Securities. Unless otherwise specifically indicated herein, this summary addresses the material U.S. federal income tax consequences to a beneficial owner of the Trust Preferred Securities (a “Trust Preferred Securityholder”) that acquires those securities on their original issue at their original offering price and that is an individual citizen or resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the Trust Preferred Securities (a “U.S. Holder”).

This summary does not address all tax consequences that may be applicable to a Trust Preferred Securityholder. In particular, the following discussion does not address (i) persons that may be subject to special treatment or special circumstances under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, dealers in securities or currencies, and traders in securities that elect mark-to-market treatment, (ii) persons that will hold Trust Preferred Securities as part of a position in a “straddle” or as part of a “hedging”, “conversion” or other integrated investment transaction for U.S. federal income tax purposes, (iii) persons whose functional currency is not the United States dollar or (iv) persons that do not hold Trust Preferred Securities as capital assets. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect).

The discussion below is not binding on the IRS or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to the Trust Preferred Securities or income allocated to the Trust Preferred Securityholders in respect thereof, and no complete assurance can be given that the IRS will not take positions contrary to those described in this summary. Moreover, no complete assurance can be given that the treatment described below will not be challenged by the IRS or, if challenged, that such treatment will be sustained.

YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS AS TO THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU OF HOLDING THE TRUST PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Classification of the Trust

Under current law, and assuming compliance with the terms of the Trust Agreement, for U.S. federal income tax purposes the Trust will be treated as a grantor trust and will not be treated as an association taxable as a corporation. As a result, each Trust Preferred Securityholder will be considered the beneficial owner of a pro rata portion of the related Class B Preferred Securities held by the Trust.

Tax Treatment of the Company

In purchasing the Trust Preferred Securities, each Trust Preferred Securityholder agrees with the Bank, the Company and the Trustees that the Bank, the Company, the Trustees and the Trust Preferred Securityholders will treat Trust Preferred Securityholders for all purposes as holders of an undivided interest in Trust assets, including the Class B Preferred Securities, and not as holders of an underlying interest in the Bank or in any other person, and the following discussion is based on the assumption that such treatment will apply for U.S. federal income tax purposes. Assuming compliance with the LLC Agreement, the Company will not be taxable as a corporation and will not itself be subject to U.S. federal income tax, but will be treated as a partnership for U.S. federal income tax purposes.

Income from the Class B Preferred Securities

Under the LLC Agreement, upon the payment of dividends on the Class B Preferred Securities, a like amount of the Company’s ordinary income generally will be allocated to the holders of Class B Preferred Securities. Regardless of when dividends on the related Trust Preferred Securities are actually paid, income allocated to the holders of Class B Preferred Securities will be includable as ordinary income by a U.S. Holder for its taxable year that includes 31 December of the calendar year in which the income is allocated, except that if the U.S. Holder disposes of its entire holding of the Trust Preferred Securities and Class B Preferred Securities (if any), the amount allocated for the calendar year of that disposition will be includable for the U.S. Holder’s taxable year that includes the date of that disposition. Income in respect of the securities generally will constitute foreign source income, subject to various foreign tax credit limitations, and will not be eligible for the dividends-received deduction available for dividends paid by U.S. corporations.

In the event a Capital Payment in respect of the Upper Tier 2 Percentage of the Class B Securities is deferred, it is possible, depending on the then current facts and circumstances, that a U.S. holder of the Class B Preferred Securities would be allocated taxable income in respect of the fair market value of the holder’s allocable share of the subordinated deposits issued to the Company in lieu of cash payments on the Initial Obligation, which allocation could be significantly less than, and in no event would exceed, the amount of the deferred Capital Payment.

Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by an individual before January 1, 2011 will be subject to taxation at a maximum rate of 15% if the dividends are “qualified dividends.” Although there is no authority directly on point and therefore the matter is not completely free from doubt, in the opinion of Cleary Gottlieb Steen & Hamilton LLP, as counsel to the Bank, the Initial Obligation will be treated as an equity interest in the Bank and the income received by the Company in respect thereof and allocated to U.S. Holders will be treated as dividends for U.S. federal income tax purposes, and will be eligible to be treated as qualified dividends if the Bank is a qualified foreign corporation. This opinion is based on current law, and assumes the accuracy of, and full compliance with, the terms of the Initial Obligation (and certain other documents) and that such documents conform to the form thereof that such counsel has reviewed. The remainder of this disclosure assumes the accuracy of this opinion. In addition, a condition to the issuance of a Substitute Obligation is the receipt of a written opinion of a nationally recognized law firm in the United States that reinvestment in such Substitute Obligation will not adversely affect the “qualified dividend income” eligibility of income allocated to U.S. Holders. See “Description of the Terms of the Initial Obligation — Substitution.” Accordingly, assuming the accuracy of such an opinion, income received by the Company in respect of the Substitute Obligation and allocated to U.S. Holders will be eligible to be treated as qualified dividends for U.S. federal income tax purposes, provided the obligor of the Substitute Obligation is a qualified foreign corporation.

The Bank (or any other obligor on a Substitute Obligation) will be a qualified foreign corporation (or so treated) if: (i) the obligor is eligible for the benefits of a comprehensive income tax treaty with the United States which the U.S. Treasury Department determines is satisfactory and which includes an exchange of information program and (ii) the obligor was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company (“PFIC”). The Bank is eligible for the benefits of the Germany-U.S. income tax treaty, which satisfies the treaty requirement described above. Based on the Bank’s audited financial statements and relevant market data, the Company believes that the Bank was not a PFIC for U.S. federal income tax purposes with respect to its 2007 taxable year. In addition, based on the Bank’s audited financial statements and the Company’s current expectations regarding the value and nature of the Bank’s assets, the sources and nature of its income, and relevant market data, the Company does not anticipate that the Bank will be a PFIC in 2008 or in the foreseeable future and therefore the Company anticipates that the Bank will be a qualified foreign corporation or so treated. Accordingly, the Company anticipates that under current law dividends allocated to U.S. Holders generally will be eligible for taxation as “qualified dividends.”

A legislative proposal recently introduced in the U.S. Congress would, if enacted, deny qualified dividend treatment after the date of enactment in respect of interest payments on the Initial Obligation received by the Company and allocated to U.S. Holders. It is not possible to predict whether or in what form this proposal will be enacted into law.

The U.S. Treasury has also announced its intention to promulgate final rules pursuant to which holders of shares and intermediaries through whom such securities are held will be permitted to rely on statements or certifications from issuers to establish that dividends are eligible to be treated as qualified dividends under current law. Because final procedures have not yet been issued, it is not certain that the Bank will be able to comply with the final requirements. The Bank will use reasonable efforts to facilitate appropriate tax reporting by providing certifications pursuant to any subsequent rules the U.S. Internal Revenue Service or U.S. Treasury may promulgate to the extent the Bank is reasonably able to do so without material cost.

Disposition of the Trust Preferred Securities

A U.S. Holder will recognize gain or loss on a sale, exchange or other disposition of the Trust Preferred Securities (including the receipt of a distribution solely of cash in redemption of a U.S. Holder’s Trust Preferred Securities) in an amount equal to the difference between its adjusted tax basis in the Trust Preferred Securities and the amount realized on the disposition of such Trust Preferred Securities. Any gain or loss so recognized generally will be capital gain or loss. Long-term capital gains recognized by an individual U.S. Holder in respect of the Trust Preferred Securities held for more than one year generally are subject to taxation at reduced rates.

A U.S. Holder’s adjusted tax basis in Trust Preferred Securities generally will equal the amount paid for the Trust Preferred Securities, increased by the amount of income allocated to such U.S. Holder and reduced by the amount of any cash distributed to such U.S. Holder with respect to the Trust Preferred Securities. A U.S. Holder who acquires Trust Preferred Securities at different prices may be required to maintain a single aggregate adjusted tax basis in all of his Trust Preferred Securities and, upon sale or other disposition of some of such Trust Preferred Securities, may be required to allocate a pro rata portion of such aggregate tax basis to the Trust Preferred Securities sold (rather than maintaining a separate tax basis in each Trust Preferred Security for purposes of computing gain or loss on a sale of that Trust Preferred Security).

Effect of Tier 1 Qualification Elections

Upon a Tier 1 Qualification Election, the terms of the Tier 1 Percentage of the Class B Preferred Securities resulting from such Tier 1 Qualification Election, described in “Description of the Company Securities — Class B Preferred Securities” relating to Capital Payments and other matters will change as described in that section of this prospectus supplement. A U.S. Holder will not realize gain or loss in the event the Bank makes a Tier 1 Qualification Election.

Receipt of the Class B Preferred Securities Upon Liquidation of the Trust

Under certain circumstances, as described under the caption “Description of the Trust Securities — Redemption”, Class B Preferred Securities may be distributed to Trust Preferred Securityholders in exchange for their Trust Preferred Securities and in liquidation of the Trust. Unless the liquidation of the Trust occurs as a result of the Trust being subject to U.S. federal income tax with respect to income accrued or received on the Class B Preferred Securities, such a distribution to a U.S. Holder would, for U.S. federal income tax purposes, be treated as a nontaxable event to each U.S. Holder, each U.S. Holder would receive an aggregate tax basis in the Class B Preferred Securities it receives equal to such U.S. Holder’s aggregate tax basis in its Trust Preferred Securities, and a U.S. Holder’s holding period in the Class B Preferred Securities so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such U.S. Holder. The U.S. Holder of the Class B Preferred

Securities would be subject to the same U.S. federal income tax treatment as when it held Trust Preferred Securities, but would hold an interest in the Company rather than an interest in a trust. If, however, the liquidation of the Trust were to occur because the Trust is subject to U.S. federal income tax with respect to income accrued or received on the Class B Preferred Securities, the distribution of the Class B Preferred Securities to U.S. Holders by the Trust likely would be a taxable event to each U.S. Holder, and the U.S. Holders would recognize gain or loss as if each U.S. Holder had exchanged its Trust Preferred Securities for Class B Preferred Securities it received upon the liquidation of the Trust. Such gain or loss would be equal to the difference between the U.S. Holder’s aggregate tax basis in its Trust Preferred Securities surrendered in the exchange and the aggregate fair market value of the Class B Preferred Securities received in the exchange.

Receipt of Cash Upon Liquidation of the Trust

In certain circumstances, as described under the captions “Description of the Trust Securities — Redemption” and “— Liquidation Distribution upon Dissolution”, (i) the Class B Preferred Securities may be redeemed for cash and the proceeds of such redemption distributed to Trust Preferred Securityholders in redemption of their Trust Preferred Securities or (ii) the Company may liquidate, in which case liquidation proceeds paid with respect to the Class B Preferred Securities will be distributed pro rata to Trust Preferred Securityholders upon the liquidation of the Trust. Under current law, such a redemption or liquidation would, for U.S. federal income tax purposes, constitute a taxable disposition of the Trust Preferred Securities, and a U.S. Holder would recognize gain or loss as if it sold such Trust Preferred Securities for cash. See “— Disposition of the Trust Preferred Securities.”

Certain Non-U.S. Holders

The Company intends to operate so that it will not be treated as engaged in the conduct of a U.S. trade or business. Moreover, the Company intends to invest in securities that will be exempt from withholding of U.S. federal income tax when income attributable to such securities is distributed or allocated to beneficial holders of the Class B Preferred Securities provided that certification is furnished as described below.

Accordingly, payments in respect of Trust Preferred Securities that are beneficially owned by a non-resident alien individual or a foreign corporation (a “Non-U.S. Holder”) generally will not be subject to U.S. withholding tax. A Non-U.S. Holder also generally will not be subject to U.S. federal income tax in respect of its allocable share of the Company’s income unless such income is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of the Trust Preferred Securities unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or (ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

Information Reporting and Backup Withholding

It is expected that income on the Trust Preferred Securities will be reported to U.S. Holders, and may be reported to the IRS, by financial institutions that hold the Trust Preferred Securities on behalf of such U.S. Holders on an IRS Form 1099, which form should be mailed to U.S. Holders by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Trust Preferred Securities also may be subject to U.S. backup withholding unless the Trust Preferred Securityholder complies with certain identification requirements. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a Trust Preferred Securityholder’s U.S. federal income tax, provided the required information is timely filed with the IRS.

In general, a Non-U.S. Holder who holds Trust Preferred Securities through a non-United States Bank or other non-United States financial institution that is a participant in Euroclear or Clearstream will not be required to provide certification of non-U.S. status for U.S. withholding purposes and will not be subject to any information reporting rules. In other contexts, however, including where a Non-U.S. Holder withdraws from the Trust and directly holds the Class B Preferred Securities, a Non-U.S. Holder in order to eliminate U.S. information reporting requirements and backup withholding tax will be required to comply with applicable certification procedures to establish the holder’s non-U.S. status (by providing an IRS Form W-8BEN or other applicable form) or otherwise establish its exempt status as a corporation or other exempt recipient.

CERTAIN ERISA CONSIDERATIONS

General

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the fiduciary responsibility provisions of ERISA (an “ERISA Plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Trust Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other plans and arrangements subject to Section 4975 of the Code and any entities whose underlying assets include “plan assets” by reason of any such ERISA Plan’s or other account’s, plan’s or arrangement’s investment in the entity (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (together, “Parties in Interest”) with respect to such Plans.

A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such Parties in Interest, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax-exempt status, unless exemptive relief is available.

Employee benefit plans that are non-U.S. plans (as described in Section 4(b)(4) of ERISA), governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to non-US, federal, state or local law that is substantially similar to such provisions of ERISA or the Code (“Similar Law”). Such plans are included in the definition of “Plan” herein.

Plan Assets Regulation

Under a regulation issued by the United States Department of Labor (the “DOL”) as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the Trust and the Company could be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the Plan were used to acquire an equity interest in the Trust or in the Company and no exception were applicable under the Plan Assets Regulation. The Trust and the Company can make no assurances that any such exception will be applicable and, accordingly, the assets of both the Trust and the Company may be treated as assets of a Plan that purchases and holds the Trust Preferred Securities (or Class B Preferred Securities).

Prohibited Transactions

Certain transactions involving the Trust or the Company could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Trust Preferred Securities (or Class B Preferred Securities) were acquired with “plan assets” of such Plan and assets of the Trust and the Company were deemed to be “plan assets” of Plans investing in the Trust and in the Company (either indirectly through holding Trust Preferred Securities or directly through holding Class B Preferred Securities). For example, if the Bank is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its banking or other subsidiaries), the purchase of the Initial Obligation by the Company may be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable exemption.

Each investing Plan, by purchasing the Trust Preferred Securities, will be deemed to have (i) directed the Trust to invest in the Class B Preferred Securities and (ii) directed the Company to invest in the Initial

Obligation and Substitute Obligations as set forth in the LLC Agreement. The fiduciary of an investing Plan should determine whether, under these circumstances, transactions involving the assets of the Trust and of the Company — including the investment of the Trust’s assets in the Class B Preferred Securities, the investment of the Company’s assets in the Initial Obligation and any Substitute Obligations — would be in compliance with the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. As described below, each investing Plan, by purchasing and holding Trust Preferred Securities or Class B Preferred Securities, will be deemed to have represented that one or more exemptions from the prohibited transaction rules is applicable such that the purchase, holding and redemption of the Trust Preferred Securities (or the Class B Preferred Securities) will not constitute or result in a non-exempt prohibited transaction under ERISA, the Code or any Similar Law.

There are statutory exemptions and administrative prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or redemption of the Trust Preferred Securities and the Class B Preferred Securities under ERISA and the Code, assuming that assets of the Trust and the Company were deemed to be “plan assets” of Plans investing in the Trust and in the Company. Those exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (for transactions with certain service providers (the Service Provider Exemption)), PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). There may be similar exemptions from the provisions of Similar Law with respect to Plans subject thereto.

Because the Trust Preferred Securities may be deemed to be equity interests in the Trust and the Class B Preferred Securities may be deemed to be equity interests in the Company for purposes of applying ERISA, Section 4975 of the Code or Similar Law, the Trust Preferred Securities (and Class B Preferred Securities) may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase, holding and any subsequent redemption is eligible for the exemptive relief available under the Service Provider Exemption, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Law. Any purchaser or holder of the Trust Preferred Securities or Class B Preferred Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that on each day that it holds Trust Preferred Securities or Class B Preferred Securities either (a) it is not a Plan and is not purchasing such securities on behalf of or with “plan assets” of any Plan or (b) the purchase, holding and redemption of such securities is exempt by reason of the Service Provider Exemption, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Law.

In determining its eligibility for exemptive relief under such prohibited transaction exemptions or similar exemptions from Similar Law, a purchaser or holder should consider, among other things, (i) the assets of the Trust (i e., the Class B Preferred Securities), (ii) the assets of the Company (i e., the Obligations), (iii) any other transactions involving the Bank and its affiliates that may be contemplated herein and (iv) any rights exercisable by the Trust or the Company.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trust Preferred Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences if the assets of both the Trust and the Company were deemed to be “plan assets” and the availability of exemptive relief under the Service Provider Exemption, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Law.

The sale of any Trust Preferred Securities to a Plan is in no respect a representation by the Trust, the Company, the Bank or the underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

We intend to offer the Trust Preferred Securities through the underwriters named below. Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions to be set forth in the purchase agreement dated February [●], 2008, among the Bank, the Company, the Trust and the underwriters named therein (the “Purchase Agreement”), the Trust will agree to sell to the underwriters and the underwriters will severally agree to purchase from the Trust, the number of Trust Preferred Securities set forth opposite their names below:

Number of
Trust
Preferred
Underwriter	Securities

Deutsche Bank Securities Inc.	[●]
Citigroup Global Markets Inc.	[●]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[●]
Wachovia Capital Markets, LLC	[●]
Banc of America Securities LLC	[●]
Morgan Stanley & Co. Incorporated	[●]
UBS Securities LLC	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

Total	[●]

Under the terms and conditions of the Purchase Agreement, the underwriters will be committed to purchase and pay for all Trust Preferred Securities offered hereby, if any are taken. The Purchase Agreement entitles the underwriters to terminate the Purchase Agreement in certain circumstances before payment is made to the Trust.

We have granted to the underwriters an option, exercisable for 15 days from the date of this prospectus supplement, to purchase up to an aggregate of [●] additional Trust Preferred Securities at the public offering price plus accrued Capital Payments, if any, from February [●], 2008. The underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with the offering of the Trust Preferred Securities offered by this prospectus supplement. To the extent that the underwriters exercise this option, the underwriters will severally purchase Trust Preferred Securities in approximately the same proportion as that set forth in the table above. Deutsche Bank AG will pay the underwriters compensation for the additional Trust Preferred Securities at the same rate as is set forth in the table below.

It is expected that delivery of the Trust Preferred Securities will be made against payment on or about February [●], 2008, which will be the fifth New York business day following the date of pricing of the Trust Preferred Securities (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the

Exchange Act, as amended, trades in the secondary market generally are required to settle in three New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Trust Preferred Securities prior to the third New York business day before the delivery of the Trust Preferred Securities will be required, by virtue of the fact that the Trust Preferred Securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Trust Preferred Securities who wish to make such trades should consult their own advisors.

The purchase price for the Trust Preferred Securities will be the initial offering price set forth on the cover page of this prospectus supplement (which we refer to as the Offering Price). The underwriters propose to offer the Trust Preferred Securities at the Offering Price. The underwriters may also offer the Trust Preferred Securities to securities dealers at a price that represents a concession not in excess of $[●] per Trust Preferred Security for retail orders and $[●] per Trust Preferred Security for sales to certain institutions. If not all of the Trust Preferred Securities are sold at the Offering Price, the underwriters may change the public offering price and other selling terms.

The Purchase Agreement provides that the Bank will reimburse the underwriters for certain expenses of the Offering. We estimate that the out-of-pocket expenses of the Bank for this Offering will be $[●].

The following table shows the Offering Price, underwriting discounts and commissions and proceeds before expenses to the Trust (assuming no exercise of the underwriters’ over-allotment option).

			Underwriting Discounts		Proceeds, before
	Price to Public(1)		and Commissions(2)		Expenses, to the Trust(2)

Per Trust Preferred Security		$25.00	$	[●]	$25.00
Total	$	[●],000,000	$	[●]	$ [●],000,000

(1)	Plus accrued Capital Payments, if any, from February [●], 2008.

(2)	For sales to certain institutions, the Bank will pay the underwriters compensation of $[●] per Trust Preferred Security and, to the extent of such sales, the total underwriting discount will be less than the amount set forth above.

Prior to this Offering, there has been no public trading market for the Trust Preferred Securities. We will apply to list the Trust Preferred Securities on the New York Stock Exchange, but no assurance can be given that the application for listing will be approved. There is no assurance that there will be a secondary market for the Trust Preferred Securities.

During a period of 30 days from the date of this prospectus supplement, neither the Trust nor the Company nor any other subsidiary of the Bank that is similar to the Trust or the Company will, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for sale of, or otherwise transfer or dispose of, any Trust Preferred Securities or any Class B Preferred Securities or any security convertible into or exchangeable for the Trust Preferred Securities or Class B Preferred Securities.

Because the Financial Industry Regulatory Authority, which we refer to as “FINRA,” views trust preferred securities as a “direct participation program,” any offering of the Trust Preferred Securities will be subject to Rule 2810 of the Conduct Rules of FINRA.

The offer and sale of any Trust Preferred Securities by Deutsche Bank Securities Inc., a wholly-owned subsidiary of the Bank, will comply with the applicable provisions of Rule 2720 of the Conduct Rules of FINRA regarding a member firm’s underwriting securities of an affiliate. As required by Rule 2720, any such offer and sale will not be made to any accounts over which Deutsche Bank Securities Inc. exercises discretionary authority without the prior approval of the customer.

Any of the Bank’s broker-dealer subsidiaries or affiliates, including Deutsche Bank Securities Inc., may buy and sell the Trust Preferred Securities in secondary market transactions as part of their business as broker-dealers. Any sale will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus supplement, together with the accompanying prospectus, may be used in connection with offers and sales related to secondary market transactions in the Trust Preferred Securities by and through our broker-dealer subsidiaries or affiliates, including Deutsche Bank Securities Inc. Any of the Bank’s broker-dealer subsidiaries or affiliates, including Deutsche Bank Securities Inc., may act as principal or agent in such transactions.

The Trust Preferred Securities are a new issue of securities with no established trading market. The Trust, the Company and the Bank have been advised by the underwriters that they currently intend to make a market in the Trust Preferred Securities. However, none of the underwriters or the Bank’s broker-dealer subsidiaries or affiliates, including Deutsche Bank Securities Inc., has any obligation to make a market in the Trust Preferred Securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

In the ordinary course of business, certain of the underwriters and their affiliates have provided financial advisory, investment banking and general financing and banking services for the Bank and its affiliates for customary fees, and may do so again in the future.

The Bank, the Trust and the Company have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the underwriter and such persons may be required to make as a result of such liabilities.

In connection with the Offering, the underwriters and/or their affiliates may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions consist of certain bids for or purchases of Trust Preferred Securities in the open market made for the purpose of preventing or retarding a decline in the market price of the Trust Preferred Securities while the Offering is in progress.

•	Over-allotment involves sales by the underwriters of Trust Preferred Securities in excess of the number of Trust Preferred Securities the underwriters are obligated to purchase, which creates a syndicate short position. The underwriters may close out any short position by purchasing Trust Preferred Securities in the open market.

•	Syndicate covering transactions involve purchases of the Trust Preferred Securities in the open market after the distribution has been completed in order to cover syndicate short positions. A naked short position can only be closed out by buying Trust Preferred Securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Trust Preferred Securities in the open market after pricing that could adversely affect investors who purchase in the Offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase Trust Preferred Securities originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

These stabilizing transactions, over-allotment and syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Trust Preferred Securities or preventing or retarding a decline in the market price of the Trust Preferred Securities. As a result the price of the Trust Preferred Securities may be higher than the price that might otherwise exist in the open market. If the underwriters commence any of these transactions, they discontinue them at any time. These transactions may be effected in their over-the-counter market or otherwise.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant

Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Trust Preferred Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Trust Preferred Securities to the public in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities will require the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Trust Preferred Securities to the public” in relation to any Trust Preferred Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe the Trust Preferred Securities, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

United Kingdom

Each underwriter has represented, warranted and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended from time to time, or any successor legislation, (“FSMA”)) received by it in connection with the issue or sale of any Trust Preferred Securities which are the subject of the offering contemplated by this prospectus supplement in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Trust Preferred Securities in, from or otherwise involving the United Kingdom.

General

Each underwriter has represented and agreed that it will not take any action (including without limitation, the possession or distribution of the accompanying prospectus, this prospectus supplement or any other offering document or any publicity or other material relating to the Trust Preferred Securities) in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Trust Preferred Securities to be considered an offering to the public under applicable law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-137902) we have filed with the SEC under the Securities Act of 1933, as amended. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed or will file as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find Additional Information” on page 5 of the accompanying prospectus.

In lieu of the specific documents incorporated by reference listed on page 5 of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus (1) the Annual Report of Deutsche Bank AG for the year ended December 31, 2006, filed on March 27, 2007, which we also refer to as Form 20-F for 2006 and (2) the Description of our Memorandum and Articles of Association in Item 10 of the Annual Report on Form 20-F of Deutsche Bank AG for the year ended December 31, 2003, filed on March 25, 2004. In lieu of the Report on Form 6-K of Deutsche Bank AG filed on August 2, 2006, we incorporate by reference in this prospectus supplement and the accompanying prospectus (1) the Reports on Form 6-K of Deutsche Bank AG filed on April 20, 2007, August 2, 2007, August 13, 2007, November 1, 2007 and February 7, 2008 and (2) the Report on Form 6-K/A of Deutsche Bank AG filed on August 2, 2007, including, in each case, the exhibits, if any, thereto, except that (a) the sections entitled “Outlook” in the Interim Reports included as exhibits to the Reports on Form 6-K filed on August 2, 2007 (on page 17) and November 1, 2007 (on page 16) are not so incorporated by reference and (ii) notwithstanding the statement in the second sentence under “Explanatory Note” in the Report on Form 6-K of Deutsche Bank AG dated February 7, 2008, we incorporate by reference in this prospectus supplement and the accompanying prospectus such Report and Exhibit 99.1 thereto, comprising Deutsche Bank AG’s Press Release dated February 7, 2008, but we do not so incorporate by reference Exhibit 99.2 thereto.

In addition to the documents listed in the accompanying prospectus and described above, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until this Offering is completed. Reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Theodor-Heuss-Allee 70, 60486 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-0).

LEGAL MATTERS

Certain legal matters with respect to Delaware law relating to the validity of the Trust Preferred Securities and the Class B Preferred Securities will be passed upon for the Trust, the Company, the Delaware Trustee and the Bank by Richards, Layton & Finger, P. A., Wilmington, Delaware. Certain legal matters with respect to German law will be passed upon for Deutsche Bank AG by Group Legal Services of Deutsche Bank AG. Certain legal matters with respect to United States and New York law will be passed upon for the Bank by Cleary Gottlieb Steen & Hamilton LLP, Frankfurt am Main, Germany. Davis Polk & Wardwell will pass upon certain legal matters with respect to United States and New York law for the underwriters.

GLOSSARY

“Additional Amounts” means such additional amounts payable by the Company or Trust pursuant to the terms of the Class B Preferred Securities and the Trust Preferred Securities as additional Capital Payments (or Arrears of Payments, as the case may be) as may be necessary in order that the net amounts received by the holders of the Class B Preferred Securities and the Trust Preferred Securities, after deduction or withholding for or on account of any Withholding Taxes, on payments on and any amount payable in liquidation or on repayment upon redemption thereof, will equal the amounts that otherwise would have been received had no such deduction or withholding been required.

“Additional Interest Amounts” means any additional interest amounts payable by the Bank or other obligor pursuant to the terms of the Initial Obligation or Substitute Obligation as a result of deduction or withholding for or on account of any Withholding Taxes upon payment of interest on the Initial Obligation or Substitute Obligation or repayment upon redemption thereof.

“Arrears of Payments” means Capital Payments and Additional Amounts, if any, the payment of which has, in accordance with the applicable deferral provisions of the relevant Upper Tier 2 Percentage of Trust Preferred Securities and the relevant Upper Tier 2 Percentage of Class B Preferred Securities, as the case may be, been deferred and which thereupon constitute cumulative arrears of Capital Payments.

“BaFin” means the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht).

“Board of Directors” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required by law or executive order to close.

“Capital Payments” means the periodic distributions on the Trust Securities and the Class B Preferred Securities.

“Class A Preferred Security” means the noncumulative Class A Preferred Security evidencing a preferred ownership interest in the Company.

“Class B Preferred Guarantee” means the agreement by Deutsche Bank AG with The Bank of New York as Class B Preferred Guarantee Trustee for the benefit of the holders of the Class B Preferred Securities to guarantee payment, on a subordinated basis, of certain payments on the Class B Preferred Securities.

“Class B Preferred Securities” means the cumulative or noncumulative Class B Preferred Securities evidencing preferred ownership interests in the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Deutsche Bank Contingent Capital LLC III, a Delaware limited liability company.

“Company Common Security” means the voting common security representing a limited liability company interest in the Company.

“Company Preferred Securities” means the Class B Preferred Securities together with the Class A Preferred Security.

“Company Special Redemption Event” means (i) a Regulatory Event, (ii) a Tax Event other than a Tax Event solely with respect to the Trust, or (iii) an Investment Company Act Event with respect to the Company.

“Deferred Payments” means any capital payments, dividends or other distributions or payments deferred on a cumulative basis pursuant to the terms of any Parity Capital Security.

“Delaware Statutory Trust Act” means the Delaware Statutory Trust Act, as amended.

“Delaware Trustee” means Deutsche Bank Trust Company Delaware, in its capacity as Delaware trustee of the Trust.

“Distributable Profits” of the Bank for any fiscal year is the balance sheet profit (Bilanzgewinn) as of the end of such fiscal year, as shown in the audited unconsolidated balance sheet of the Bank as of the end of such fiscal year. Such balance sheet profit includes the annual surplus or loss (Jahresüberschuss/-fehlbetrag), plus any profit carried forward from previous years, minus any loss carried forward from previous years, plus transfers from capital reserves and earnings reserves, minus allocations to earnings reserves, all as determined in accordance with the provisions of the German Stock Corporation Act (Aktiengesetz) and accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect.

“Global Certificates” means one or more global certificates representing the Trust Preferred Securities.

“Group Capital Securities” of any person means any interests in the capital of such person that rank (A) senior to the preference shares, Preferred Tier 1 Capital Securities and common shares of such person and (B) junior to all other obligations of such person that (i) rank senior to the preference shares and Preferred Tier 1 Capital Securities, if any, of such person and (ii) do not by their terms rank pari passu with such interests.

“Guarantees” means the Trust Preferred Guarantee and the Class B Preferred Guarantee, collectively.

“Initial Obligation” means the U.S.$ [●],000,025 [●]% perpetual subordinated note of the Bank, acquired by the Company using proceeds from the issuance of the Class B Preferred Securities.

“Initial Redemption Date” means [●] [●], 2018, the first day on which the Class B Preferred Securities will be redeemable other than on the occurrence of a Company Special Redemption Event.

“Investment Company” means an investment company within the meaning of the 1940 Act.

“Investment Company Act Event” means the request and receipt by the Bank of an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Company or the Trust is or will be considered an Investment Company as a result of any judicial decision, pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, or any notice or announcement (including any notice or announcement of intent to adopt such law, rule or regulation) by any U.S. legislative body, court, governmental agency, or regulatory authority, in each case after the Issue Date.

“IRS” means the Internal Revenue Service.

“Issue Date” means February [●], 2008, the issue date of the Trust Preferred Securities.

“Junior Securities” means (i) ordinary shares of common stock of the Bank, (ii) each class of preference shares of the Bank ranking junior to Preferred Tier 1 Securities of the Bank, if any, and any other instrument of the Bank ranking on parity with such preference shares or junior thereto and (iii) preference shares or any other instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank which guarantee or support undertaking ranks junior to the obligations of the Bank under the Guarantees.

“LLC Act” means the Delaware Limited Liability Company Act, as amended.

“LLC Agreement” means the limited liability company agreement of the Company, as amended and restated in its entirety prior to the issuance of Company Preferred Securities.

“Obligations” means (i) the Initial Obligation, (ii) an obligation, if any, issued by the Bank in connection with a notice to the Company to issue additional Class B Preferred Securities (in connection with the exercise of the underwriters’ over-allotment option or otherwise) and having the same terms and conditions as the Initial Obligation in all respects except for the issue date, the date from which interest accrues, the issue price and any other deviations required for compliance with applicable law and (iii) the Substitute Obligations, if any.

“Obligation Special Redemption Event” means (i) a Regulatory Event, (ii) a Tax Event, or (iii) an Investment Company Act Event.

“Offering” means the offering by Deutsche Bank Contingent Capital Trust III of the Trust Preferred Securities.

“Offering Price” means the initial offering price of $25 per Trust Preferred Security.

“Operating Profits” of the Company for any Payment Period means the excess of the amounts paid on the Obligations that the Company may then hold in accordance with the LLC Agreement during such Payment Period over any operating expenses of the Company not paid or reimbursed by the Bank or one of its branches or affiliates during such Payment Period.

“Parity Capital Securities” means Parity Subsidiary Capital Securities and each class of ownership interests in the capital of the Bank that rank senior to the preference shares of the Bank and junior to all other securities of the Bank that (i) rank senior to preference shares and (ii) do not by their terms rank pari passu with such ownership interests of the Bank, if any.

“Parity Subsidiary Capital Securities” means any instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank ranking pari passu with the obligations of the Bank under the terms of the Guarantees in effect with respect to the Upper Tier 2 Percentage of the Trust Preferred Securities and the Upper Tier 2 Percentage of the Class B Preferred Securities.

“Payment Date” means [●] [●], [●] [●], [●] [●] and [●] [●] of each year, commencing [●] [●], 2008.

“Payment Period” means the period from and including the immediately preceding Payment Date (or the Issue Date, with respect to Capital Payments payable on Class B Preferred Securities and Trust Preferred Securities and interest payable on the Initial Obligation, on the first Payment Date) to but excluding the relevant Payment Date.

“Preferred Tier 1 Capital Securities” of any person means each class of the most senior ranking preference shares of such person and any other instruments of such person (other than common shares) qualifying as Tier 1 Regulatory Capital and, if such person is the Bank, Preferred Tier 1 Subsidiary Securities.

“Preferred Tier 1 Securities” means (i) each class of the most senior ranking preference shares of the Bank, if any, and (ii) preference shares or any other instrument of any subsidiary of the Bank subject to any guarantee or support agreement of the Bank which guarantee or support undertaking ranks on parity with the obligations of the Bank under the Guarantees.

“Preferred Tier 1 Subsidiary Securities” means the most senior ranking preference shares and any other instruments of any person other than the Bank, which, in each case, qualify as Tier 1 Regulatory Capital and are subject to any agreement of the Bank that guarantees or otherwise provides support of such preference shares or other instruments.

“Principal Amount” means, in connection with the Initial Obligation, the aggregate principal amount of $[●],000,025.

“Property Trustee” means The Bank of New York, in its capacity as trustee of the Trust.

“Redemption Date” means the date of redemption of the Class B Preferred Securities.

“Redemption Price” means with respect to a Class B Preferred Security or a Trust Preferred Security, as applicable, a redemption price per such security equal to the liquidation preference amount thereof, plus any accrued and unpaid Capital Payments for the then current Payment Period to but excluding the Redemption Date, plus Additional Amounts, if any, plus Arrears of Payments, if any.

“Regular Trustees” means the three Trustees of the Trust who are employees or officers of, or who are affiliated with, the Bank.

“Regulatory Event” means that the Bank is notified by a relevant regulatory authority that, as a result of the occurrence of any amendment to, or change (including any change that has been adopted but has not yet become effective) in, the applicable banking laws of Germany (or any rules, regulations or interpretations thereunder, including rulings of the relevant banking authorities) or the guidelines of the Committee on Banking Supervision at the Bank for International Settlements, in each case effective after the date of the issuance of the Company Securities and the Trust Securities, the Bank is not, or will not be, allowed to treat (i) the Upper Tier 2 Percentage of the Class B Preferred Securities, if any, as supplementary capital (Ergänzungskapital) or upper Tier 2 regulatory capital or (ii) the Tier 1 Percentage of the Class B Preferred Securities, if any, as core capital (Kernkapital ) or Tier 1 regulatory capital, in each case for capital adequacy purposes on a consolidated basis.

“Relevant Jurisdiction” means the United States or Germany (or any jurisdiction from which payments are made) or, during any period during which Substitute Obligations are outstanding, the jurisdiction of residence of any obligor on such Substitute Obligations (or any jurisdiction from which payments are made).

“Services Agreement” means the services agreement among the Trust, the Company and the Bank (which may act through its New York branch).

“Specified Increment” means the percentage of the aggregate liquidation preference amount of the Trust Preferred Securities or the Class B Preferred Securities, as applicable, to which a Tier 1 Qualification Election relates, which percentage may only be (a) zero or (b) 20% or an integral multiple thereof.

“Sponsor” means the Company, in relation to the Trust Agreement.

“Stated Rate” means the fixed coupon rate of [●]% per annum for the accrual of Capital Payments (or, in the case of the Initial Obligation, for the accrual of interest) during Payment Periods, in each case calculated on the basis of a 360-day year of twelve 30-day months.

“Subordinated Deposit Agreement” means the subordinated deposit agreement dated as of February [●], 2008 between the Bank and the Company.

“Subsidiary” means a subsidiary (i) that is consolidated with the Bank for German bank regulatory purposes and (ii) of which the Bank owns or controls, directly or indirectly, more than (x) fifty percent (50%) of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) and (y) fifty percent (50%) of the outstanding capital stock or other equity interest.

“Substitute Obligations” means a subordinated obligation issued (in substitution for the Initial Obligation or of Substitute Obligations or any additional obligation as described in the definition of “Obligations”) by the Bank or a Subsidiary with the same aggregate principal amount and interest rate and payment dates as those of the Initial Obligation and a maturity that is perpetual or is not earlier than [●] [●], [●] and terms otherwise substantially identical to those of the Initial Obligation, provided, that unless the Bank itself is the issuer of the Substitute Obligations, the Bank (which may act through a branch) guarantees on a subordinated basis, at least equal to the ranking of the Initial Obligation, the obligations of the new substitute obligor; provided, in each case, that (i) the Bank has received the written opinion of a nationally recognized law firm in the United States that reinvestment in such Substitute Obligation will not adversely affect the “qualified dividend income” eligibility for purposes of Section 1(h)(11) of the Internal Revenue Code of 1986, as amended (or any successor legislation), of Capital Payments on the Trust Preferred Securities or cause the holders thereof to recognize gain or loss for U.S. federal income tax purposes and (ii) such substitution or replacement does not result in a Company Special Redemption Event or a Trust Special Redemption Event, and provided, further in each case that the Bank has obtained any required regulatory approvals.

“Successor Trust Securities” means other securities having substantially the same terms as the Trust Securities.

“Tax Event” means (A) the receipt by the Bank of an opinion of a nationally recognized law firm or other tax adviser in a Relevant Jurisdiction, as appropriate, experienced in such matters, to the effect that as a result of (i) any amendment to, or clarification of, or change (including any announced prospective change) in, the laws (or any regulations promulgated thereunder) of a Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body (“Administrative Action”) or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which pronouncement or decision is announced, after the date of issuance of the Company Preferred Securities and the Trust Securities, there is more than an insubstantial risk that (a) the Trust or the Company is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, (b) the Trust, the Company, an obligor on the Obligations or the Guarantor would be obligated to pay Additional Amounts, Additional Interest Amounts or Trust Preferred Additional Guarantee Payments or Class B Preferred Additional Guarantee Payments, as applicable, or (c) the Bank would be subject to tax on income of the Company under the rules of the German Foreign Tax Act (Aussensteuergesetz) except in cases where the Capital Payments may not be declared by the Company, or (B) a final determination has been made by the German tax authorities to the effect that the Bank, as obligor on the Obligations, may not, in the determination of its taxable income for the purposes of determining German corporate income tax in any year, deduct in full interest payments on the Obligations (except to the extent such interest payments are determined to be connected with income of a branch that is not subject to taxation in Germany). However, none of the foregoing will constitute a Tax Event if it may be avoided by the Bank, the Trust or the Company taking reasonable measures under the circumstances.

“Tier 1 Qualification Date” means the date, which must be a Payment Date and may be no later then the Payment Date falling closest to, but not later than, the fifth anniversary of the Issue Date, on which a Tier 1 Qualification Election will be effective.

“Tier 1 Qualification Election” means the election of the Bank to replace specified terms of all or a portion of each and every Trust Preferred Security or Class B Preferred Security, as applicable, with terms specified to be applicable from and after such election.

“Tier 1 Percentage” means the Specified Increment of each Trust Preferred Security or Class B Preferred Security, as applicable, with respect to which Tier 1 Qualification Elections have been made after giving effect to such elections.

“Tier 2 Junior Securities” means (i) common stock of the Bank, (ii) each class of preference shares of the Bank ranking junior to Parity Capital Securities and Preferred Tier 1 Capital Securities of the Bank, if any, and any other instrument of the Bank ranking pari passu therewith or junior thereto and (iii) preference shares or any other instrument of any subsidiary of the Bank (other than Preferred Tier 1 Subsidiary Securities) subject to any guarantee or support agreement of the Bank ranking junior to the obligations of the Bank under the terms of the Guarantees in effect with respect to the Tier 1 Percentages, if any, of each of the Trust Preferred Securities and the Class B Preferred Securities.

“Trust” means Deutsche Bank Contingent Capital Trust III, a Delaware statutory trust.

“Trust Agreement” means the trust agreement among the Trustees, the Company as Sponsor and the Bank, as amended and restated in its entirety prior to the issuance of the Trust Preferred Securities.

“Trust Common Security” means the common security of the Trust.

“Trust Enforcement Event” under the Trust Agreement means the occurrence, at any time, of any of (i) non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Trust Preferred

Securities at the Stated Rate in full, for four consecutive Payment Periods, (ii) non-payment of Capital Payments (plus any Additional Amounts thereon, if any) on the Class B Preferred Securities at the Stated Rate in full, for four consecutive Payment Periods, (iii) a default by the Guarantor (x) in respect of any of its payment obligations under the Trust Preferred Guarantee and (y) in the performance of any other obligation under the Trust Preferred Guarantee, and, in the case of (y), continuance of such default for 60 days after the Trust Preferred Guarantee Trustee has given notice thereof to the Guarantor, and (iv) a default by the Guarantor (x) in respect of any of its payment obligations under the Class B Preferred Guarantee and (y) in the performance of any other obligation under the Class B Preferred Guarantee, and, in the case of (y), continuance of such default for 60 days after the Class B Preferred Guarantee Trustee has given notice thereof to the Guarantor.

“Trust Preferred Guarantee” means the agreement by Deutsche Bank AG with The Bank of New York as Trust Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities to guarantee the payment, on a subordinated basis, of certain payments on the Trust Preferred Securities.

“Trust Preferred Securities” means the [●],000,000 [●]% Trust Preferred Securities, liquidation preference amount $25 per security offered in the Offering.

“Trust Securities” means the Trust Common Security together with the Trust Preferred Securities.

“Trust Special Redemption Event” means (i) a Tax Event with respect to the Trust, or (ii) an Investment Company Act Event with respect to the Trust.

“Trustees” means the five trustees of the Trust pursuant to the Trust Agreement.

“Upper Tier 2 Percentage” means the portion of each Trust Preferred Security or Class B Preferred Security, as applicable, with respect to which no Tier 1 Qualification Election has been made.

“U.S. GAAP” means accounting principles generally accepted in the United States.

“Withholding Taxes” means any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of any Relevant Jurisdiction, or by or on behalf of any political subdivision or authority therein or thereof having the power to tax.

EXPERTS

The consolidated financial statements of Deutsche Bank AG and its subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, which were prepared in accordance with U.S. generally accepted accounting principles, are incorporated by reference herein in reliance upon the audit report of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft (which we refer to as KPMG), Marie-Curie-Strasse 30, D-60439 Frankfurt am Main, Germany, independent registered public accounting firm, given upon the authority of that firm as experts in auditing and accounting.

The audit report of KPMG refers to the fact that Deutsche Bank AG adopted Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” and Statement of Financial Accounting Standards No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” during 2006.

Deutsche Bank Aktiengesellschaft
Debt Securities
Warrants
Purchase Contracts
Units
Subordinated Guarantees
Deutsche Bank Capital Funding Trust VIII
Trust Preferred Securities
Deutsche Bank Capital Funding LLC VIII
Company Preferred Securities
We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer any of the following securities:

•	debt securities which may consist of senior debt securities, including debt securities convertible into, exchangeable for, or linked to, other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, commodities, a basket of such securities or commodities, an index or indices of such securities or commodities, currencies or any combination of the foregoing;

•	warrants or warrants in the form of subscription rights to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, commodities, a basket of such securities or commodities, an index or indices of such securities or commodities or any combination of the foregoing, currencies and any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, commodities, a basket of such securities or commodities, an index or indices of such securities or commodities or any combination of the foregoing, currencies and any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	units; and

•	subordinated guarantees of debt securities.
Deutsche Bank Capital Funding Trust VIII, and any other trust we may organize in the event of certain offerings of capital securities, each of which we refer to as the trust, may offer and sell trust preferred securities representing beneficial interests in the assets of the relevant trust, in one or more offerings.
Deutsche Bank Capital Funding LLC VIII, and any other limited liability company we may organize in the event of certain offerings of capital securities, each of which we refer to as the company, may offer and sell company preferred securities, representing preferred ownership interests in the relevant company, in one or more offerings.
Each of the trust preferred securities and company preferred securities, which we sometimes collectively refer to as the capital securities, will be fully and unconditionally guaranteed on a subordinated basis by Deutsche Bank Aktiengesellschaft.
This prospectus describes the general terms of these securities and the general manner in which the securities will be offered. The specific terms of any securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.
Unless stated otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.
These securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters, agents or dealers will be included in the applicable prospectus supplement.
Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.
The date of this prospectus is October 10, 2006.

SUMMARY
The Bank may offer any of the following securities: debt securities, warrants, purchase contracts, units and subordinated guarantees. In the event of certain offerings of capital securities, a trust may offer trust preferred securities and a Delaware company may issue company preferred securities. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Debt Securities	We may issue senior debt securities. We will provide one or more prospectus supplements that describe the specific designation; the aggregate principal amount; the purchase price; the maturity; the redemption terms; whether the securities are linked or exchangeable securities and, if so, the securities, (which may be issued by us or an entity affiliated or not affiliated with us), indices, currencies, commodities, interest rates or other measures or instruments to which they are linked or for which they are exchangeable; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the interest rate, manner of calculating the interest rate and the time of payment of interest, if any; the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism; the listing, if any, on a securities exchange; and any other specific terms of the debt securities.

The debt securities will be issued under a senior indenture between us and a U.S. banking institution, as trustee. The indenture that governs our senior debt securities does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the senior indenture under the heading “Description of Debt Securities.” We encourage you to read the form of senior indenture, which is an exhibit to our registration statement.

Warrants	We may offer warrants to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, one or more of the following:

•	securities issued by us or an entity affiliated or not affiliated with us, commodities, a basket or baskets of those securities or commodities, an index or indices of those securities or commodities, or any combination of the foregoing;

•	currencies; and

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.

In a prospectus supplement, we will inform you of the exercise price and describe other specific terms of the warrants, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the warrants by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Warrants will not be contractually subordinated in priority of payment to our senior obligations.

Purchase Contracts	We may offer purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, one or more of the following:

•	securities issued by us or an entity affiliated or not affiliated with us, commodities, a basket or baskets of those securities or commodities, an index or indices of those securities or commodities, or any combination of the foregoing;

•	currencies; and

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the purchase contracts by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Purchase contracts will not be contractually subordinated in priority of payment to our senior obligations.

Units	We may offer as units any combination of warrants, purchase contracts, debt securities issued by us, and debt obligations or other securities of an entity affiliated or not affiliated with us. In a prospectus supplement, we will describe the particular combination of warrants, purchase contracts and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us, constituting any units and any other specific terms of the units. Units will not be contractually subordinated in priority of payment to our senior obligations.

Trust Preferred Securities	The trusts may issue trust preferred securities. The trust preferred securities will not have a maturity date or be subject to mandatory redemption provisions.

In a prospectus supplement, we will describe the specific terms of any trust preferred securities.

Company Preferred Securities	In connection with certain offerings of capital securities, the Delaware companies may issue company preferred securities. The company preferred securities will not have a maturity date or be subject to mandatory redemption provisions.

In a prospectus supplement, we will describe the specific terms of any company preferred securities.

Subordinated Guarantees	In connection with certain offerings of capital securities, we may issue subordinated guarantees. The guarantees are for the benefit of the holders of the capital securities of any series issued by the relevant trust or the relevant company.

In a prospectus supplement, we will describe the specific terms of any subordinated guarantee.

Form	We may issue debt securities, warrants, purchase contracts and units, and the trusts may issue trust preferred securities and the Delaware companies may issue company preferred securities, in each case in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in Prospectus Supplements	When we decide to sell particular securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our debt securities, warrants, purchase contracts and units and the trusts will offer their trust preferred securities to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities, cash amounts payable under warrants or purchase contracts and capital payments payable on capital securities may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches	We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

ABOUT THIS PROSPECTUS
References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include the trusts, the companies and our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Units,” “Description of Capital Securities — Description of Subordinated Guarantees in Connection with Capital Securities” and “Description of Capital Securities — Description of Subordinated Debt Obligations in Connection with Certain Capital Securities,” references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.
References in this prospectus to “trust” refer to Deutsche Bank Capital Funding Trust VIII and any other trust organized in the event of certain offerings of capital securities to issue trust preferred securities representing beneficial interests in the assets of the relevant trust. References in this prospectus to “company” or “Delaware company” refer to Deutsche Bank Capital Funding LLC VIII and any other limited liability company organized in the event of certain offerings of capital securities to issue company preferred securities.
References to “you” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 5 of this prospectus before purchasing any of our securities.
Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.
References to “EUR” and “€” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242. Reports and other information concerning the business of Deutsche Bank Aktiengesellschaft may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.
This prospectus is part of a registration statement on Form F-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.
The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus. We incorporate by reference in this prospectus:

(1)	Annual Report on Form 20-F of Deutsche Bank AG for the year ended December 31, 2005, filed on March 23, 2006, which we also refer to as our Form 20-F for 2005.

(2)	Description of our Memorandum and Articles of Association in Item 10 of the Annual Report on Form 20-F of Deutsche Bank AG for the year ended December 31, 2003, filed on March 25, 2004.

(3)	Reports on Form 6-K of Deutsche Bank filed on April 3, 2006 and August 2, 2006.
Upon request, we will provide to each person, including any beneficial owners to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.
You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-0). Certain of these documents can also be obtained on Deutsche Bank AG’s website http://www.deutsche-bank.com/ir under “Reports, SEC Filing.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES
This document contains and incorporates by reference non-U.S. GAAP financial measures, which are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with U.S. GAAP in our financial statements. For example, the table entitled “Deutsche Bank — The Group at a Glance” appearing in our Interim Report as of June 30, 2006 contains several non-U.S. GAAP financial measures that also appear later in that Interim Report. Examples of our non-U.S. GAAP financial measures are: underlying revenues, provision for credit losses, operating cost base, underlying pre-tax profit, average active equity and ratios based thereon. The ratios adjusted return on average active equity (after tax), pre-tax return on average active equity and underlying pre-tax return on average active equity are all non-U.S. GAAP financial measures for which the most directly comparable ratio calculated based on U.S. GAAP financial measures is return on average total shareholders’ equity (after tax and pre-tax, respectively). The ratio underlying cost-income ratio is a non-U.S. GAAP financial measure for which the most directly comparable ratio based on U.S. GAAP financial measures is cost-income ratio. The following table lists further non-U.S. GAAP financial measures appearing in the table entitled “Deutsche Bank — The Group at a Glance” and later in the Interim Report and the most directly comparable U.S. GAAP financial measures.

Most Directly Comparable U.S. GAAP
Non-U.S. GAAP Financial Measure	Financial Measure

Underlying revenues	Total net revenues
Provision for credit losses	Provision for loan losses
Operating cost base	Total noninterest expenses
Non-compensation operating costs	Total noninterest expenses
Underlying pre-tax profit	Income before income taxes
For descriptions of these non-U.S. GAAP financial measures, please refer to pages 45 and 46 of our Interim Report as of June 30, 2006 furnished to the SEC on Form 6-K on August 2, 2006 and pages F-60 through F-62 of our Report on Form 20-F for 2005 filed with the SEC on March 23, 2006.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21 E of the Exchange Act. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitation to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.
Such forward-looking statements may include, without limitation, statements relating to the following:

•	our implementation of our strategic initiatives and management agenda;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of loss on our credit exposures and risks relating to changes in interest and currency exchange rates and in asset prices; and

•	other statements relating to our future business development and economic performance.
By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place undue reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.
We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, and political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•	our success in achieving the objectives of our current management agenda and realizing the anticipated benefits therefrom; and

•	other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of our most recent Annual Report on Form 20-F and elsewhere in that Annual Report on Form 20-F, this document, and others to which we do not refer.

DEUTSCHE BANK AKTIENGESELLSCHAFT
Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the commercial register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.
Originally founded in Berlin in 1870 as a joint stock company principally dedicated to financing foreign trade, Deutsche Bank in 1952 disincorporated and split into three separate institutions, Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf and Süddeutsche Bank Aktiengesellschaft, Munich (pursuant to a 1952 law limiting the scope of credit institutions). In 1957 these institutions reunified under the name Deutsche Bank Aktiengesellschaft.
We are the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.
We are the largest bank in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of June 30, 2006, on an unaudited basis, we had total assets of €1,058 billion, total liabilities of €1,029 billion and total shareholders’ equity of €29.1 billion, in each case on the basis of U.S. Generally Accepted Accounting Principles, which we refer to as U.S. GAAP.
As of June 30, 2006, our outstanding share capital amounted to €1,330 million consisting of 519,407,866 ordinary shares of no par value, of which 495,734,076 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges and are listed on the New York Stock Exchange.
Please refer to our Annual Report on Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

THE TRUSTS
Deutsche Bank Capital Funding Trust VIII is and, unless provided otherwise in the applicable prospectus supplement, any other trust organized in the event of certain offerings of capital securities will be, a Delaware statutory trust. The relevant Delaware companies are sponsors of the trusts. The trusts exist, in the event of certain offerings of capital securities, to issue trust preferred securities representing a beneficial interest in the assets of the relevant trust and entitled to the benefits of a subordinated guarantee of Deutsche Bank AG, which we refer to as the trust preferred guarantee. Company preferred securities, including rights under a subordinated guarantee of the company preferred securities issued by Deutsche Bank AG (which we refer to as the company preferred guarantee) will be the only assets of the trusts. The trusts may pass the dividends or other payments they receive on company preferred securities through to holders as distributions on the trust preferred securities. The trusts cannot engage in other activities (other than those incidental to the foregoing activities). Deutsche Bank AG will pay all expenses and liabilities of the trusts.
Each trust will be treated as a grantor trust for U.S. federal income tax purposes. As a result, holders will be treated as beneficial owners of interests in company preferred securities and rights under a subordinated guarantee for U.S. federal income tax purposes.
The principal executive offices of each trust are located at 60 Wall Street, New York, New York 10005. Their telephone number is 212-250-2077.

THE COMPANIES
Deutsche Bank Capital Funding LLC VIII is, and unless the applicable prospectus supplement provides otherwise, any other company organized in the event of certain offerings of capital securities will be, a Delaware limited liability company. Unless provided otherwise in the applicable prospectus supplement, in the event of certain offerings of capital securities, the companies will issue a class of company preferred securities to the related trust and company common securities to Deutsche Bank AG or one of its branches or subsidiaries and may issue another class of company preferred securities (which we refer to as intra-group company preferred securities) to Deutsche Bank AG or one of its branches or subsidiaries and may acquire and hold subordinated debt obligations issued by Deutsche Bank AG or one of its branches or subsidiaries or other eligible investments. The company preferred securities will afford holders of such securities rights under a subordinated guarantee of Deutsche Bank AG (which we refer to as the company preferred guarantee). Each company will apply the cash generated by the subordinated debt obligations or other eligible investments, if any, to pay dividends to the applicable trust, as the initial holder of the company preferred securities or (if intra-group company preferred securities have been issued and to the extent dividends are not declared on the company preferred securities), to Deutsche Bank AG (or one of its branches or subsidiaries), as the holder of the intra-group company preferred securities.
The principal executive offices of each company are located at 60 Wall Street, New York, New York 10005. Their telephone number is 212-250-2077.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
Deutsche Bank AG is incorporated as a German stock corporation with limited liability (Aktiengesellschaft). All members of the Management Board (Vorstand ) and of the Supervisory Board (Aufsichtsrat) of the Bank (as well as certain of the directors, managers and executive officers of the trusts and the companies) are resident outside the United States, and all or a substantial portion of the assets of the Bank and of such persons are located outside the United States. As a result, it may not be possible for holders or beneficial owners of the securities offered in this prospectus to effect service of process upon the Bank or such persons, have any of them appear in a U.S. court or to enforce against any of them in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state thereof. We have been advised by Cleary Gottlieb Steen & Hamilton LLP that there is doubt as to enforceability in Germany, in original actions or in actions for enforcement of judgments of U.S. courts, of liability based solely on the federal securities laws of the United States.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated based on U.S. GAAP. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before taxes, cumulative effect of accounting changes and minority interests less net income (loss) from equity method investments plus fixed charges. Fixed charges for these purposes consist of interest expense and a portion of rentals, reflecting one-third of net rental expense, deemed representative of the interest component of the rental expense. These ratios are presented both including and excluding interest on deposits.

	Six months
	ended	Year ended December 31,
	June 30,
	2006	2005	2004	2003	2002	2001

Including Interest on Deposits	1.17	1.16	1.16	1.14	1.16	1.05
Excluding Interest on Deposits	1.23	1.22	1.23	1.21	1.23	1.08

CAPITALIZATION & INDEBTEDNESS
THE FOLLOWING TABLE SETS FORTH OUR UNAUDITED CONSOLIDATED CAPITALIZATION
IN ACCORDANCE WITH U.S. GAAP.

June 30,
2006

(in € millions)
Debt(1)
Long-term debt(2) (3) (4)	121,467
Total debt	121,467
Shareholders’ equity:
Common shares (no par value)(5)	1,330
Additional paid-in-capital	14,581
Retained earnings	22,023
Common shares in treasury, at cost	(2,139)
Equity classified as obligation to purchase common shares	(4,319)
Accumulated other comprehensive income:
Deferred tax on unrealized net gains on securities available for sale relating to 1999 and 2000 tax rate changes in Germany	(2,164)
Unrealized net gains on securities available for sale, net of applicable tax and other	1,829
Unrealized net gains (losses) on derivatives hedging variability of cash flows, net of tax	(52)
Minimum pension liability, net of tax	(8)
Foreign currency translation, net of tax	(2,017)

Total shareholders’ equity	29,064

Total capitalization(6)	150,531

[1]	No third party has guaranteed any of our debt.
[2]	€15,806 million (13%) of our long-term debt was secured as of June 30, 2006. €12,189 million (10%) of our long-term debt was secured as of August 31, 2006. There has been no material change in the amount of our secured long-term debt since August 31, 2006.
[3]	In accordance with FASB Interpretation No. 46, long-term debt includes €4.1 billion of debt related to trust preferred securities.
[4]	As of August 31, 2006 our long-term debt increased to €126,076 million.
[5]	Between July 1, 2006 and August 31, 2006 we issued 832,430 common shares under share based compensation plans.
[6]	There has been no material change in our capitalization since June 30, 2006.

USE OF PROCEEDS
We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to, our subsidiaries, and the repayment of indebtedness.
The relevant trust will use the net proceeds from the sale of any trust preferred securities to purchase corresponding company preferred securities. The relevant company will use the net proceeds from the sale of the company preferred securities to the relevant trust or directly to investors to purchase subordinated debt obligations of Deutsche Bank AG or one of its branches or subsidiaries. The Bank intends to include the proceeds of any issuance of capital securities in its regulatory capital calculated on a consolidated basis, in accordance with and to the extent permitted by German banking law and regulations.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in one or more related prospectus supplements at the time of the offer.
General
As used in this prospectus, “debt securities” means the senior debentures, notes, bonds and other evidences of indebtedness that Deutsche Bank AG issues, directly or through one of its branches, and in each case, the trustee authenticates and delivers under the senior indenture.
The senior debt securities (and, in the case of debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank on parity with the claims of all our other unsecured creditors other than those claims which are expressly preferred by law of the jurisdiction of our incorporation or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, the law of the jurisdiction where the branch is established.
The Senior Indenture
Deutsche Bank AG may issue senior debt securities, directly or through one of its branches. The senior debt securities offered pursuant to this prospectus will be issued, in one or more series under, and will be governed by, the senior indenture between Deutsche Bank AG and a trustee. The senior indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
We refer to the trustee, including any successor trustee, as the “trustee.” We refer to the senior indenture, as it may be supplemented from time to time, as the “senior indenture.”
We have summarized below the material provisions of the senior indenture and the senior debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the senior indenture. The terms of the senior indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The form of the senior indenture will be filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you.
We May Issue Different Series of Debt Securities
The senior indenture does not limit the amount of debt that may be issued. We may issue debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the debt securities that apply generally to all series. The provisions of the senior indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.
Payments on the Debt Securities
Denomination and currency. The debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed rate and floating rate debt securities. Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.
Linked or exchangeable debt securities. We may issue debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to one or more currencies, commodities or securities of us or entities that are or are not affiliated with us, a basket or baskets of those currencies, commodities or securities, or an index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods; or any other financial or economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. Holders of these types of debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such debt securities may also provide that the form of settlement may be determined at our option or at your option.
We may issue debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of us or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.
Terms Specified in Prospectus Supplement
The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•	the terms on which holders of the debt securities may exchange them into or for one or more securities of us or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•	information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of us or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, to which the amount payable on that date is linked;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.
The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, German income tax consequences and income tax consequences of the jurisdiction of any relevant issuing branch and considerations under the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA.
Registration and Transfer of Debt Securities
Holders may present debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the senior indenture or the supplemental indenture thereto or issuer order under which that series of debt securities is issued.
Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.
If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”
Impact of Significant Corporate Actions and Other Developments
Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the indenture or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank, a merger or consolidation, a sale, lease or conveyance of all or substantially all of the Bank’s assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the debt securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.
Events of Default
The senior indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The senior indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.
An event of default is defined under the senior indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events (each an “event of default”) having occurred and be continuing:

•	default is made in the payment of principal, interest or premium in respect of such series of debt securities for 30 days;

•	we fail to perform or observe any of our other obligations under the securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of 33 1/3% of such series requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act of 1939, as amended, will not constitute an event of default (although the trustee may bring suit to enforce such filing obligation); or

•	a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.
Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.
Acceleration of Debt Securities Upon an Event of Default.
The senior indenture provides that:

•	if an event of default due to the default in payment of principal, interest or premium in respect of any series of senior debt securities issued under the senior indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to less than all outstanding series of senior debt securities issued under the senior indenture occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the outstanding senior debt securities of all affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to a default in the performance of any other of the covenants or agreements in the senior indenture applicable to all outstanding debt securities issued under the senior indenture or due to the specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding senior debt securities issued under the senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities and interest accrued thereon to be due and payable.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the senior indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.
Indemnification of Trustee for Actions Taken on Your Behalf. The senior indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the senior indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
Limitation on Actions by You as an Individual Holder. The senior indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.
The senior indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.
Discharge and Defeasance
We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.
Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, under the senior indenture after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding debt securities issued thereunder in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities issued thereunder; or

•	if in the case of any series of debt securities on which the exact amount (including the currency of payment) of principal and any interest or premium, if any, due can be determined at the time of making the deposit referred to below, and which shall have become due or payable, or are by their terms to become due and payable or are scheduled for redemption, within one year, we have irrevocably deposited with the trustee, cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, those securities.
Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.”
Defeasance may be effected only if, among other things:

•	we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased.
This opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since the above results would not occur under current tax law.
Modification of the Indenture
Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the senior indenture to:

•	secure any senior debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.
Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.
Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the senior indenture and to the rights of the holders of the debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding debt securities issued thereunder, voting as one class.
Concerning Our Relationship with the Trustee
We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.
Governing Law
The debt securities and the senior indenture will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF WARRANTS
We may offer warrants separately or together with one or more additional warrants, purchase contracts and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.
We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose redemption value is determined by reference to the performance, level or value of, one or more of the following:

•	securities issued by us or an entity affiliated or not affiliated with us, commodities, a basket or baskets of those securities or commodities, an index or indices of those securities or commodities, or any combination of the foregoing;

•	currencies; and

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.
We refer to the items in the above clauses as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property, the cash value of the warrant property or the cash value of the warrants determined by reference to the performance, level or value of the warrant property, all as described in the applicable prospectus supplement.
Terms Specified in Prospectus Supplement
The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered warrants:

•	the specific designation;

•	the aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in registered form or bearer form or both;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	whether the warrants are put warrants, call warrants or spread warrants (entitling the holder to receive a cash value to be determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property), whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property or cash value, and the amount or the method for determining the amount of the warrant property or cash value, deliverable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the warrant must be exercised by the payment of the exercise price in cash, on a cashless basis or by the delivery of any other security;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

•	any applicable United States federal income tax consequences, German income tax consequences and income tax consequences of the jurisdiction of any relevant issuing branch;

•	the proposed listing, if any, of the warrants or any securities that may be acquired upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the agreement governing the warrants and any terms required by or advisable under applicable laws or regulations.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts (including purchase contracts issued as part of a unit with one or more warrants and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us) to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of, one or more of the following:

•	securities issued by us or an entity affiliated or not affiliated with us, commodities, a basket or baskets of those securities or commodities, an index or indices of those securities or commodities, or any combination of the foregoing;

•	currencies; and

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.
We refer to the property in the above clauses as “purchase contract property.”
Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices (which may be based on a formula), all as described in the applicable prospectus supplement. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the purchase contract property, the cash value of such purchase contract property or the cash value of the purchase contract (which may be based on a formula or determined by reference to the performance, level or value of the purchase contract property), or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the purchase contract property, any acceleration, cancellation or termination provisions, the identity of any purchase contract agent, other provisions relating to the settlement of a purchase contract or any other terms of the purchase contracts. The applicable prospectus supplement will also specify any applicable United States federal income tax consequences, German income tax consequences and income tax consequences of the jurisdiction of any relevant issuing branch in respect of the relevant purchase contracts.
Prepaid Purchase Contracts
Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle prepaid purchase contracts on the relevant settlement date may be governed by the senior indenture and accordingly will rank on parity with all of our other unsecured and unsubordinated debt.
Purchase Contracts Issued as Part of Units
Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement, as described in the applicable prospectus supplement.
DESCRIPTION OF UNITS
Units will consist of any combination of warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe:

•	the designation and the terms of the units and of any combination of warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us may be traded separately;

•	any additional terms of the governing unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units; and

•	any applicable United States federal income tax consequences, German income tax consequences and income tax consequences of the jurisdiction of any relevant issuing branch.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit and to any debt securities, warrants and purchase contracts issued by us included in each unit, unless otherwise specified in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL SECURITIES
As more fully described below or set forth in the applicable prospectus supplement, we may sell capital securities of one or multiple series through trusts, companies or similar entities. If any such capital securities are issued, they will have the benefit of certain subordinated guarantees described below issued by Deutsche Bank AG.
Set forth below is a description of the trust preferred securities, company preferred securities and related instruments we may issue in connection with an issuance of capital securities. Issuances of capital securities in the future may or may not conform to the descriptions below, and such descriptions may be modified or superseded by the terms of any particular series of capital securities set forth in the relevant prospectus supplement.
Description of Trust Preferred Securities
This prospectus describes the general terms and provisions of the trust preferred securities that the trusts may issue. When a trust offers to sell its trust preferred securities, we will describe the specific terms of those trust preferred securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of trust preferred securities, you must refer to both the applicable prospectus supplement and to the following description.
Each trust may issue, from time to time, in one or more series, trust preferred securities under the relevant amended and restated trust agreement, which we refer to as trust agreement. The trust agreements may or may not limit the aggregate amount of trust preferred securities that may be issued or the aggregate amount of any particular series. Each of the trust agreements will be qualified as an indenture under the Trust Indenture Act. The trusts may issue trust preferred securities and trust common securities at any time without your consent and without notifying you.
Each of the trust agreements will authorize the regular trustees of the relevant trusts, on behalf of the relevant trust, to issue the trust preferred securities. These securities will represent the undivided preferred beneficial ownership interests in the assets of the relevant trust. The form of a trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the form of trust agreement for provisions that may be important to you. You should read the applicable prospectus supplement for the specific terms of any authorized series of trust preferred securities, including:

•	the specific designation of the trust preferred securities;

•	the number and liquidation preference amount of the trust preferred securities;

•	the rate or rates at which the trust will pay distributions (which we also refer to as capital payments), or method of calculation of such rate, the payment date or dates for any distributions and the record date for any distributions;

•	the amount or amounts that the trust will pay, or the property that the trust will deliver, out of its assets to the holders of the trust preferred securities upon the trust’s liquidation;

•	the obligation or option, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the trust will or may purchase or redeem trust preferred securities, in whole or in part, pursuant to the obligation or option;

•	the voting rights, if any, of the trust preferred securities, including any vote required to amend the relevant trust agreement;

•	the criteria for determining whether and to what extent the trust will be required to pay distributions on the trust preferred securities or will be prohibited from paying distributions on the trust preferred securities;

•	terms for any optional or mandatory conversion or exchange of trust preferred securities into other securities;

•	whether and to what extent the trust will be required to pay any additional amounts in respect of withholding taxes; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the relevant trust agreement or applicable law.
The prospectus supplement relating to the particular trust preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
In the event of an offering of trust preferred securities, the proceeds from the sale of the trust preferred securities will be used by the relevant trust to purchase corresponding company preferred securities. The company preferred securities will be owned by the trust for the benefit of the holders of the trust preferred securities and the holder of the trust common security. The rights under the subordinated company preferred guarantee of the company preferred securities of the corresponding company issued by Deutsche Bank AG will be held in the name of the company preferred guarantee trustee for the benefit of the trust as owner of the company preferred securities who in turn holds it for the benefit of the holders of the trust preferred securities.
Except as provided in the applicable prospectus supplement, the trust preferred securities will be perpetual and non-cumulative. The relevant trust will pass through the distributions it receives on the company preferred securities as distributions on the trust preferred securities. It will also pass through any redemption payment it receives on the company preferred securities to redeem a corresponding amount of the trust preferred securities as well as any liquidation payment it receives on the company preferred securities upon liquidation of the relevant company.
Each of the trusts (and any series of trust preferred securities issued thereunder) is a legally separate entity and the assets of one trust or series will not be available to satisfy the obligations of any of the other trusts or series.
Holders of the trust preferred securities will have the benefit of Deutsche Bank AG’s subordinated guarantees of the distribution, redemption and liquidation payment obligations under the trust preferred securities (which we refer to as the trust preferred guarantee) and the company preferred securities (which we refer to as the company preferred guarantee) as set forth in the applicable prospectus supplement and in this prospectus under “— Description of Subordinated Guarantees in Connection with Capital Securities.”
Unless provided otherwise in the applicable prospectus supplement, the trust preferred securities will be issued in fully registered form without coupons.
Trust Common Securities
The trust will also issue one common security (which we refer to as the trust common security), representing an undivided common interest in the trust’s assets. The trust common security will be owned by Deutsche Bank AG or one of its consolidated subsidiaries.
Information Concerning the Trustees
Pursuant to the trust agreement, there will be one or more trustees. First there will be one or more trustees, which we refer to as regular trustees, each of whom will be an individual who is an employee or officer of, or who is affiliated with, Deutsche Bank AG. Second, there will be a trustee, which we refer to as the property trustee, who will be a financial institution that is unaffiliated with Deutsche

Bank AG. Unless provided otherwise in the applicable prospectus supplement, The Bank of New York will be the property trustee of each of the trusts. Third, there will be a trustee, which we refer to as the Delaware trustee, that is an individual or entity resident in Delaware. Unless provided otherwise in the applicable prospectus supplement, Deutsche Bank Trust Company Delaware, will be the Delaware trustee for each of the trusts.
The regular trustees have the exclusive authority to cause the relevant trust to issue and sell the trust preferred securities in accordance with the provisions of the related trust agreement and in connection with the issue and sale of the trust preferred securities to cause the relevant trust to acquire company preferred securities.
The property trustee holds, for the benefit of the holders of the trust preferred securities and the holder of the trust common security, the legal title to any company preferred securities purchased by the trust. The property trustee as holder of the company preferred securities is also the beneficiary under the company preferred guarantee issued by Deutsche Bank AG, which it holds for the benefit of the holders of the trust preferred securities.
The property trustee is required to perform only those duties that are specifically set forth in the relevant trust agreement, except when a default has occurred and is continuing with respect to the trust preferred securities. After a default, the property trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs.
Subject to these requirements, the property trustee will be under no obligation to exercise any of the powers vested in it by the relevant trust agreement at the request of any holder of trust preferred securities, unless the holder offers the property trustee reasonable indemnity against the cost, expenses and liabilities that might be incurred by exercising those powers.
We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the property trustee and affiliates of the property trustee.
Governing Law
The trust preferred securities and the trust agreement will be governed by and construed in accordance with the laws of the State of Delaware.
Description of Company Preferred Securities
This prospectus describes the general terms and provisions of the company preferred securities that the Delaware companies may issue. When a company issues company preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. If there are any differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. For a complete description of the material terms of the particular issue of company preferred securities, you must refer to both the applicable prospectus supplement and to the following description.
Each company may issue, from time to time, in one or more series, company preferred securities under an amended and restated limited liability company agreement, which we refer to as the LLC agreement. The companies may issue company preferred securities and other securities at any time without your consent and without notifying you.
The relevant LLC agreement will authorize a company to issue company preferred securities, which may be purchased by a trust or sold directly to investors, and to issue company common securities to Deutsche Bank AG or one of its branches or subsidiaries. In addition, the relevant LLC agreement will authorize a company in connection with the issuance and sale of company preferred securities to a trust or directly to investors to issue a separate class of company preferred securities to Deutsche Bank AG or one of its branches or subsidiaries, which we refer to as intra-group company preferred securities. The terms company preferred securities and capital securities as used in this prospectus do not include the intra-group company preferred securities issued to Deutsche Bank AG or one of its branches or subsidiaries. A form of the LLC agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the LLC agreement for provisions that may be important for you. You should read the applicable prospectus supplement for the specific terms of any authorized series of company preferred securities, including:

•	the specific designation of the company preferred securities;

•	the number and liquidation preference amount of the company preferred securities;

•	the rate or rates at which the company will pay distributions (which we also refer to as capital payments), or method of calculation of such rate, the payment date or dates for any distributions and the record date for any distributions;

•	the amount or amounts that the company will pay out of its assets to the holders of the company preferred securities upon the company’s liquidation;

•	the obligation or option, if any, of the company to purchase or redeem the company preferred securities and the price or prices (or formula for determining the price) at which, the period or periods within which, and the terms and conditions upon which the company will or may purchase or redeem company preferred securities, in whole or in part, pursuant to the obligation or option;

•	the voting rights, if any, of the company preferred securities and company common securities, including any vote required to amend the relevant LLC agreement;

•	the criteria for determining whether and to what extent the company will be authorized to pay distributions on the company preferred securities or will be required to pay distributions on the company preferred securities;

•	terms for any optional or mandatory conversion or exchange of company preferred securities into other securities;

•	whether and to what extent the company will be required to pay any additional amounts in respect of withholding taxes; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the company preferred securities not inconsistent with the relevant LLC agreement or applicable law.
The prospectus supplement relating to the particular company preferred securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
In the event of an offering of company preferred securities, the proceeds from their sale to the trust or directly to investors will be used by the relevant company to purchase subordinated debt obligations (which we refer to as initial debt obligations) of Deutsche Bank AG or one of its branches or subsidiaries or other eligible investments.
Except as otherwise set forth in the applicable prospectus supplement, the company preferred securities will be perpetual and non-cumulative.
Holders of the company preferred securities (but not the intra-group company preferred securities) will have the benefit of Deutsche Bank AG’s subordinated guarantees of the distribution, redemption and liquidation payment obligations under the company preferred securities (which we refer to as the company preferred guarantee) as set forth in the applicable prospectus supplement and in this prospectus under “— Description of Subordinated Guarantees in Connection with Capital Securities.” The terms of any intra-group company preferred securities and the company common securities issued to Deutsche Bank AG will be set forth in the relevant LLC agreement and described in the applicable prospectus supplement.

Description of Subordinated Guarantees in Connection with Capital Securities
Set forth below is a summary of information concerning the subordinated guarantees that Deutsche Bank AG will execute and deliver concurrently with any issuance of capital securities. Each of the subordinated guarantees will be qualified as an indenture under the Trust Indenture Act. The subordinated guarantees are for the benefit of the holders from time to time of the capital securities of any series issued by the relevant trust or the relevant company. The terms of the subordinated guarantees will include both those stated in the subordinated guarantee agreements entered into between Deutsche Bank AG and the guarantee trustee and those made part of the subordinated guarantee agreements by the Trust Indenture Act. Forms of the subordinated guarantee agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The forms of the subordinated guarantee agreements may be modified in connection with the issuance of any series of capital securities, and any such modification that is material will be filed with a post-effective amendment to, or on a Form 6-K incorporated by reference in, the registration statement of which this prospectus forms a part. You should read the relevant subordinated guarantee agreement and any such amendment or supplement for provisions that may be important to you.
Guaranteed Obligations
Under the subordinated guarantees, Deutsche Bank AG will fully and unconditionally guarantee, on a subordinated basis, the payment by the relevant trust or the relevant company, as applicable, of the following, without duplication, with respect to capital securities of any series:

•	any dividends or distributions (which we may refer to as capital payments) due and payable on the trust preferred securities or on the company preferred securities;

•	the redemption price payable with respect to any capital securities called for redemption by the relevant trust or company; and

•	the liquidating distribution on each capital security payable upon liquidation of the relevant trust or company, in each case, to the extent provided in the applicable prospectus supplement. In particular, Deutsche Bank AG will guarantee the payment of a distribution on company preferred securities, and the related trust preferred securities, only to the extent the company has declared, or is deemed to have declared, the distribution on the company preferred securities.
Subject to the subordination provisions described below, Deutsche Bank AG will be obligated to make such payments as and when due, regardless of any defense, right of set-off or counterclaim that Deutsche Bank AG may have or assert, other than the defense of payment, and whether or not the company has legally available funds for the payments so guaranteed. Deutsche Bank AG’s obligations under the relevant subordinated guarantee will be several and independent of the obligations of the relevant trust or company with respect to the capital securities.
Subordination
The subordinated guarantees will be general and unsecured obligations of Deutsche Bank AG and will rank, both as to payment and in liquidation of Deutsche Bank AG:

•	subordinate to all senior and subordinated debt obligations of Deutsche Bank AG (including those in respect of bonds, notes, debentures and guarantees of Deutsche Bank AG, including the senior and subordinated debt securities of Deutsche Bank AG issued under this prospectus and any profit participation rights (Genussrechte)) that do not expressly rank on parity with the obligations of Deutsche Bank AG under the subordinated guarantees;

•	on parity with the most senior ranking preference shares of Deutsche Bank AG, if any, and with its obligations under any guarantee or support agreement or undertaking relating to any preference shares or other instrument of any subsidiary of Deutsche Bank AG qualifying as consolidated Tier 1 capital of Deutsche Bank AG that does not expressly rank junior to the obligation of Deutsche Bank AG under the subordinated guarantees; and

•	senior to any other preference shares and the common shares of Deutsche Bank AG and any other securities of Deutsche Bank AG expressed to rank junior to the most senior preference shares of Deutsche Bank AG, if any, from time to time outstanding.

The foregoing liabilities that rank senior to the subordinated guarantees are collectively called “senior liabilities.”
The subordination provisions set out above will be irrevocable. Except as set forth in the applicable prospectus supplement, Deutsche Bank AG may not create or permit to exist any charge or other security interest over its assets to secure its obligations in respect of the subordinated guarantees.
Additional Amounts
If Deutsche Bank AG is required to withhold or deduct any portion of a payment under the relevant subordinated guarantee, the applicable prospectus supplement will provide whether and to what extent it will pay additional amounts in order to cause the net amounts received by the holders of capital securities to be the same as the holders would have received in the absence of the withholding or deduction.
Other Provisions
The guarantee trustee, on behalf of the holders of capital securities, will have the right to enforce the relevant subordinated guarantee directly against Deutsche Bank AG if Deutsche Bank AG defaults under such subordinated guarantee. Each of the subordinated guarantee agreements will provide that, to the fullest extent permitted by law, without the need for any action on the part of the relevant guarantee trustee or any other holder of capital securities, each holder of capital securities will be entitled to enforce its rights directly under the relevant subordinated guarantee with respect to any of Deutsche Bank AG’s payment obligations that have become due thereunder.
No Assignment
Deutsche Bank AG may not assign its obligations under the subordinated guarantees, except in the case of merger, consolidation, sale, lease or other transfer of substantially all of its assets in which Deutsche Bank AG is not the surviving entity.
Termination
The subordinated guarantees will terminate on the earlier of:

•	the full payment of the redemption price for all capital securities or repurchase and cancellation of all capital securities of the relevant series; and

•	the full payment of the liquidating distribution on all capital securities of the relevant series.
However, the subordinated guarantees will continue to be effective or will be reinstated, as the case may be, if the holder is required to return any liquidation or redemption payment made under the capital securities or the subordinated guarantees.
Amendments
Any changes to the subordinated guarantees that affect the amount and timing of the payments under the subordinated guarantees or reduce the amount of capital securities whose holders must consent to an amendment must be approved by each holder of capital securities of each affected series. Any other provision of the subordinated guarantees may be modified only with the prior approval of the holders of not less than a majority (based on the aggregate liquidation preference amount) of the outstanding capital securities of each affected series (voting as a class).
Notwithstanding the foregoing, without the consent of any holder of capital securities of any series, Deutsche Bank AG may amend or supplement the subordinated guarantee agreements:

•	to evidence the succession of another entity to Deutsche Bank AG and the assumption by any such successor of any covenants of Deutsche Bank AG in the subordinated guarantee agreements;

•	to add to the covenants, restrictions or obligations of Deutsche Bank AG for the benefit of the holders of capital securities of such series, or to surrender any right or power conferred upon Deutsche Bank AG under the subordinated guarantee agreements;

•	to correct or supplement any provision in the subordinated guarantee agreements that may be defective or inconsistent with any other provision therein;

•	to modify, eliminate and add to any provision in the subordinated guarantee agreements to such extent as may be necessary or desirable, so long as any such action shall not materially adversely affect the interests of the holders of capital securities of such series;

•	to modify or supplement the subordinated guarantee agreements to give effect to any provision made invalid by any changes in the Investment Company Act of 1940, as amended, or the Trust Indenture Act or any other applicable law, provided that any such action does not cause any other provision of the relevant trust agreement or LLC agreement to become invalid and does not materially adversely affect the interests of the holders of the capital securities of such series in any other manner;

•	to cure any ambiguity or correct any mistake; or

•	in connection with the creation of any series of capital securities and the establishment of the particular terms thereof.
Information Concerning the Trustees
Pursuant to the subordinated guarantee agreements there will be one trustee who will be a financial institution that is unaffiliated with Deutsche Bank. Unless provided otherwise in the applicable prospectus supplement, The Bank of New York will be the guarantee trustee. The guarantee trustee will be required to perform only those duties that are specifically set forth in the subordinated guarantee agreements, except when an event of default has occurred and is continuing with respect to any subordinated guarantee agreement. If an event of default under a subordinated guarantee has occurred and is continuing, the guarantee trustee will be required to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these requirements, the guarantee trustee will be under no obligation to exercise any of the rights or powers vested in it by any subordinated guarantee agreements at the request or direction of any holder of related company preferred securities or any trust preferred securities, as the case may be, unless the holders offer the guarantee trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred in exercising those powers.
We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the guarantee trustee and affiliates of the guarantee trustee.
Governing Law
The subordinated guarantees will be governed by and construed in accordance with the laws of the State of New York.

Description of Subordinated Debt Obligations in Connection with Certain Capital
Securities
Concurrently with an offering of capital securities, Deutsche Bank AG, directly or through one of its branches, or a subsidiary of Deutsche Bank, will issue subordinated debt obligations, which we refer to as initial debt obligations, to the relevant company. This prospectus briefly outlines certain general terms and provisions of the initial debt obligations we may issue. You should read the applicable prospectus supplement for additional terms relating to the initial debt obligations. The specific terms of an initial debt obligation as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.
The aggregate principal amount of the initial debt obligation will be such that the interest income paid on the initial debt obligation on any interest payment date will be sufficient to make the capital payments on the company preferred securities on the corresponding payment date.
Interest on the initial debt obligations will be payable on the interest payment dates, which generally will be the same as the payment dates under the related capital securities, and at the rate or rates, including fixed or floating rates, specified in the applicable prospectus supplement.
The initial debt obligations will be represented by one or more definitive notes registered in the name of the relevant company.
Redemption
The initial debt obligations may be redeemable at the option of Deutsche Bank AG or its subsidiary at the price or prices, within the period or periods and upon the terms, conditions or events (including any required consents) specified in the applicable prospectus supplement.
Additional Amounts
The applicable prospectus supplement will specify any additional amounts payable if Deutsche Bank AG or its subsidiary is required to withhold any taxes, duties or other governmental charges with respect to any payment in respect of the initial debt obligations.
Subordination
If issued by Deutsche Bank AG, the initial debt obligations will be a general and unsecured obligation of Deutsche Bank AG and, in liquidation of Deutsche Bank AG, will rank:

•	subordinate and junior to all senior liabilities of Deutsche Bank AG; and

•	on parity with or junior to other subordinated obligations of Deutsche Bank AG, as specified in the applicable prospectus supplement.
Initial debt obligations of any subsidiary of Deutsche Bank AG will be subordinated obligations of such subsidiary guaranteed on a subordinated basis by Deutsche Bank AG.
In the event of the dissolution or liquidation of, or insolvency proceedings against Deutsche Bank AG, the initial debt obligations will be subordinated to the claims of all unsubordinated creditors of Deutsche Bank AG so that in any event no amounts will be payable under the initial debt obligations until the claims of all unsubordinated creditors of Deutsche Bank AG have been satisfied in full. The claims of a holder of initial debt obligations may not be set off against any claims of Deutsche Bank AG. No security of whatever kind is or will at any time be, provided by Deutsche Bank AG or any other person securing the rights of holders of initial debt obligations arising under the initial debt obligations. No subsequent agreement may limit the subordination provisions applicable to any initial debt obligation or amend the maturity or redemption date in respect of any initial debt obligation to an earlier date or shorten any applicable notice period (Kündigungsfrist). If any initial debt obligations are redeemed or repurchased before the date on which such redemption or repurchase is permitted under the terms thereof (other than in respect of certain tax events specified with respect thereto) by Deutsche Bank AG otherwise than in accordance with the provisions of §10(5a) sentence 6 of the German Banking Act (Kreditwesengesetz), then the amounts redeemed or paid must be returned to Deutsche Bank AG irrespective of any agreements to the contrary unless the amounts paid have been replaced by other regulatory banking capital (haftendes Eigenkapital) of at least equal status within the meaning of the German Banking Act, or the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) has consented to such redemption or repurchase.
Enforcement of the Subordinated Debt Obligations
Any consent, notice or other action (including any enforcement action) given or taken by or on behalf of the relevant company may be given or taken at the discretion of the management of the company, as described in the applicable prospectus supplement.
Events of Default
Except as set forth in the applicable prospectus supplement with respect to certain events of insolvency that will constitute events of default, the initial debt obligations will not provide for acceleration if Deutsche Bank AG or its subsidiary fails to make a payment when due. In the event of any default on the initial debt obligations, the relevant company as holder of the initial debt obligation will enforce its rights for payment of any overdue amounts, but will not be able to accelerate the maturity of the initial debt obligation.
Modification and Amendment of the Subordinated Debt Obligations
The initial debt obligations may be modified or amended only by the written agreement of Deutsche Bank AG or its subsidiary, on the one hand, and the relevant company, on the other. However, except as otherwise set forth in the applicable prospectus supplement, the relevant LLC agreement will provide that the company may not agree to any modification or amendment of, or waive any default in the payment of any amount under, the initial debt obligation in a manner that would materially affect the interest of the holders of the company preferred securities, unless holders of at least 66 2/3% (based on the aggregate liquidation preference amount) of outstanding company preferred securities affected thereby (voting as a class), consent to such modification or amendment.
Substitution; Redemption and Reinvesting of Proceeds
The applicable prospectus supplement will specify any requirements for the substitution, redemption of and reinvestment of proceeds of, the initial debt obligations.
Governing Law
Unless the applicable prospectus supplement provides otherwise, initial debt obligations issued by Deutsche Bank AG will be governed by and construed in accordance with the laws of the State of New York.
FORMS OF SECURITIES
Each debt security, warrant, purchase contract, unit, and capital security will be represented either by:

•	one or more global securities representing the entire issuance of securities, or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “— Limitations on Issuance of Bearer Securities.”
Legal Ownership
Global Securities. Global securities will name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts, units or capital securities represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “— Global Securities.”
Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustees under any indenture and trustees under any trust agreement, LLC agreement or subordinated guarantee, and the obligations, if any, of any warrant agents, purchase contract agents and unit agents and any other agents of ours, any agents of the trustees or any agents of any warrant agents, purchase contract agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.
Neither we nor any trustee, warrant agent, purchase contract agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.
Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.
Global Securities
Registered Global Securities. We may issue the registered debt securities, warrants, purchase contracts, units and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture, warrant agreement, purchase contract, unit agreement or trust agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture, warrant agreement, purchase contract, unit agreement or trust agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture, warrant agreement, purchase contract, unit agreement or trust agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, warrant agreement, purchase contract, unit agreement or trust agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium (if any) and interest (if any) on, debt securities, and any payments to holders with respect to warrants, purchase contracts, units or capital securities, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee, the warrant agents, the purchase contract agents, the unit agents or any other agent of the Bank, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’

accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.
Discontinuance of any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, purchase contract agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./ N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.
Limitations on Issuance of Bearer Securities
In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•	they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163- 5(c)(2)(i)(D)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•	they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.
In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.
Bearer securities, other than bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person;

•	is owned by a United States person that:

(1)	is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or

(2)	is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•	is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.
Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.
As used in this section, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.
Form of Securities Included in Units
The form of the warrant or purchase contract included in a unit will correspond to the form of the other components of the security.

PLAN OF DISTRIBUTION
We may sell the securities being offered by this prospectus in four ways: (1) directly, including through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.
We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.
If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal, and we will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.
Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent — in each case, less other expenses attributable to issuance and distribution.
In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.
If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities, warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.
Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
To the extent an initial offering of the securities will be distributed by an affiliate of the Bank, each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm’s distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.
In accordance with the Rules of Conduct of the NASD, in no situation will the Underwriting discounts and commissions on securities sold in the initial distribution exceed 8% of the offering proceeds.
All post-effective amendments or prospectus or pricing supplements disclosing actual price and selling terms will be submitted to the NASD’s Corporate Financing Department (the “Department”) at the same time they are filed with the SEC.
The Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of the issuer is or becomes an affiliate or associated person of an NASD member participating in the distribution.
All NASD members participating in the offering understand the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101.

EXPENSES OF THE ISSUE
The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be
paid

Securities and Exchange Commission Registration Fee	*
Federal taxes, state taxes and fees	N/A
Trustees’ and transfer agents’ fees	$20,000
Legal Fees	$500,000
Accounting Fees	$50,000
Printing and Engraving Costs	$20,000

Total	$590,000

*	Unknown because the filing is being deferred pursuant to Rule 456(b) and 457(r) under the Securities Act.

LEGAL MATTERS
Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters with respect to Delaware law relating to the validity of certain capital securities may be passed upon by Richards, Layton, & Finger, P.A.
Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank AG. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements of Deutsche Bank AG and its subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, which were prepared in accordance with U.S. generally accepted accounting principles, are incorporated by reference herein in reliance upon the audit report of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft (which we refer to as KPMG), Marie-Curie-Strasse 30, D-60439 Frankfurt am Main, Germany, independent registered public accounting firm, given upon the authority of that firm as experts in auditing and accounting.
The audit report of KPMG refers to the fact that Deutsche Bank AG adopted FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” and Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” during 2003.
ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES
The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, which is commonly referred to as ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA. Any insurance company or pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the ERISA considerations described in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in an accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank Contingent Capital Trust III

(a wholly owned subsidiary of Deutsche Bank Aktiengesellschaft)
[●],000,000 [●]% Trust Preferred Securities
(Liquidation Preference Amount $25 per Trust Preferred Security)

guaranteed on a subordinated basis by
Deutsche Bank Aktiengesellschaft

Prospectus Supplement

Joint Book-Running Managers

Deutsche Bank Securities	Citi	Merrill Lynch & Co.	Wachovia Securities

Banc of America Securities LLC	Morgan Stanley		UBS Investment Bank

February [●], 2008